Prospectus Supplement
(To Prospectus Dated November 8, 1999)

                                  $250,000,000
                  FLAGSHIP AUTO RECEIVABLES OWNER TRUST 1999-2
                                     ISSUER

                                 [FLAGSHIP LOGO]

                                    SERVICER

               PRUDENTIAL SECURITIES SECURED FINANCING CORPORATION
                                    DEPOSITOR

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CONSIDER CAREFULLY THE RISK FACTORS BEGINNING ON PAGE S-15 IN THIS PROSPECTUS
SUPPLEMENT AND ON PAGE 16 IN THE PROSPECTUS.

The notes represent obligations of the trust only and do not represent obligations of or interests in Flagship Auto Loan Funding LLC 1999-II, Flagship Credit Corporation or any of their affiliates.

This prospectus supplement may be used to offer and sell the notes only if accompanied by the prospectus.

A note is not a deposit and neither the notes nor the underlying accounts or receivables are insured or guaranteed by any governmental agency or instrumentality.

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THE TRUST WILL ISSUE FOUR CLASSES OF NOTES AS DESCRIBED BELOW.

CREDIT ENHANCEMENT FOR THE NOTES IS PROVIDED BY:

      o Subordination of the certificates which represent the residual interest in the trust.

      o A spread account will be funded as described in this prospectus supplement.

      o The notes will be unconditionally and irrevocably guaranteed to the extent described in this prospectus supplement by:

                                   [MBIA LOGO]

                                                                                       Final
                         Interest Rate    Price to    Underwriting  Proceeds to      Scheduled
Class  Principal Amount   (per annum)     Public(1)    Discount(2)    Trust(3)     Maturity Date
-----  ----------------   -----------     ---------   ------------  -----------    -------------
A-1       $117,000,000       6.420%        100.00%       0.375%       99.625%     November 18, 2002
A-2         60,000,000       6.705         100.00        0.375        99.625       January 19, 2004
A-3         43,000,000       6.835         100.00        0.375        99.625      November 18, 2004
A-4         30,000,000       6.900         100.00        0.375        99.625        May 18, 2006

            (1)   Total price to public = $250,000,000.00.

            (2)   Total underwriting discount = $937,500.00.

            (3) Total proceeds to Trust = $249,062,500.00, before deducting expenses estimated to be $625,000.00.

This prospectus supplement and the accompanying prospectus relate only to the offering of the notes. The certificates are not offered under these documents. Delivery of the notes, in book-entry form only, will be made through The Depository Trust Company on or about November 24, 1999 against payment in immediately available funds.

                                   ----------

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED THESE SECURITIES OR DETERMINED THAT THIS PROSPECTUS SUPPLEMENT OR THE PROSPECTUS IS ACCURATE OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                               PRUDENTIAL SECURITIES

                                 NOVEMBER 17, 1999

                                TABLE OF CONTENTS
                              PROSPECTUS SUPPLEMENT

Risk Factors..............................................................S-15
The Trust.................................................................S-24
The Seller................................................................S-25
The Originator............................................................S-25
The Originator's Loan Portfolios..........................................S-26
The Auto Loan Pool........................................................S-31
Note Factors and Other Information........................................S-40
Weighted Average Life of the Notes........................................S-40
Description of the Notes..................................................S-44
Description of the Transaction Documents..................................S-47
The Policy................................................................S-60
The Insurer...............................................................S-63
Registration of Notes.....................................................S-65
Certain Legal Aspects of the Auto Loans...................................S-71
Material Federal Income Tax Consequences..................................S-76
State Tax Consequences....................................................S-80
ERISA Considerations......................................................S-80
Ratings...................................................................S-82
Underwriting..............................................................S-82
Legal Opinions............................................................S-83
Experts...................................................................S-84
Glossary..................................................................S-84
Index of Defined Terms....................................................S-90

                                  PROSPECTUS

Prospectus Supplement........................................................2
Available Information........................................................2
Incorporation of Certain Documents by Reference..............................2
Reports to Securityholders...................................................2
Summary of Terms.............................................................4
Risk Factors................................................................16
The Trust Funds.............................................................19
The Issuers.................................................................20
The Receivables.............................................................20
Pool Factors................................................................22
Use of Proceeds.............................................................23
The Depositor...............................................................23
The Trustee.................................................................23
Description of the Securities...............................................24
Description of the Trust Agreements.........................................30
Certain Legal Aspects of the Receivables....................................36
Certain Tax Considerations..................................................40
ERISA Considerations........................................................41
Methods of Distributions....................................................41
Legal Opinions..............................................................42
Financial Information.......................................................42
Additional Information......................................................42
Index of Terms...............................................................i

              IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS

      We tell you about the notes in two separate documents that progressively provide more detail: (a) the accompanying prospectus, which provides general information, some of which may not apply to this series of notes; and (b) this prospectus supplement, which describes the specific terms of your series of notes. You should rely only on the information contained or incorporated by reference in this prospectus supplement and the prospectus. We have not authorized anyone to provide you with different information.

      IF THE TERMS OF YOUR SERIES OF NOTES VARY BETWEEN THIS PROSPECTUS SUPPLEMENT AND THE PROSPECTUS, YOU SHOULD RELY ON THE INFORMATION IN THIS PROSPECTUS SUPPLEMENT.

      Dealers will deliver a prospectus supplement and prospectus when acting as underwriters of the notes and with respect to their unsold allotments or subscriptions. In addition, all dealers selling the notes will deliver a prospectus supplement and prospectus until February 15, 2000.

      We include cross-references in this prospectus supplement and in the accompanying prospectus to captions in these materials where you can find further related discussions. The Table of Contents on the next page and the Table of Contents included in the accompanying prospectus provide the pages on which these captions are located.

      You can find a listing of the pages where capitalized terms used in this prospectus supplement are defined under the caption "Index of Defined Terms" on page S-90 of this prospectus supplement and under the caption "Index of Terms" on page i of the prospectus.

                 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

      The documents described in the prospectus under "Incorporation of Certain Documents by Reference" and the consolidated financial statements of MBIA Insurance Corporation ("MBIA") and its subsidiaries included in, or as exhibits to, the following documents, which have been filed with the Securities and Exchange Commission by MBIA Inc., are hereby incorporated by reference in this prospectus supplement:

      (a) Annual Report on Form 10-K of MBIA Inc. for the year ended December 31, 1998; and

      (b) Quarterly Report on Form 10-Q of MBIA Inc. for the period ended September 30, 1999.

All financial statements of MBIA and its subsidiaries included in documents filed by MBIA Inc. pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus supplement and prior to the termination of the offering of the notes will be deemed to be incorporated by reference into this prospectus supplement and to be a part hereof from the respective dates of filing of such documents.


                           --------------------------

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                                SUMMARY OF TERMS

o THIS SUMMARY HIGHLIGHTS SELECTED INFORMATION FROM THIS PROSPECTUS. IT DOES NOT CONTAIN ALL OF THE INFORMATION THAT YOU NEED TO CONSIDER IN MAKING YOUR INVESTMENT DECISION. TO UNDERSTAND ALL THE TERMS OF THE OFFERING OF THE NOTES, READ CAREFULLY THIS ENTIRE PROSPECTUS SUPPLEMENT AND THE PROSPECTUS.

o CAPITALIZED TERMS USED AND NOT DEFINED IN THIS PROSPECTUS SUPPLEMENT HAVE THE MEANINGS SET FORTH IN THE PROSPECTUS.

OFFERED NOTES

Flagship Auto Receivables Owner Trust 1999-2 will issue the following class of notes: Class A-1 6.420% asset backed notes in the aggregate principal amount of $117,000,000; Class A-2 6.705% asset backed notes in the aggregate principal amount of $60,000,000; Class A-3 6.835% asset backed notes in the aggregate principal amount of $43,000,000; and Class A-4 6.900% asset backed notes in the aggregate principal amount of $30,000,000. The notes are being offered pursuant to this prospectus supplement and the prospectus.

The notes offered in this prospectus supplement will be available only in book-entry form through the facilities of The Depository Trust Company except under certain limited circumstances.

ISSUER

Flagship Auto Receivables Owner Trust
1999-2.

SELLER

Flagship Auto Loan Funding LLC 1999-II.

ORIGINATOR AND SERVICER

Flagship Credit Corporation.

INSURER

MBIA Insurance Corporation.

INDENTURE TRUSTEE AND COLLATERAL AGENT

Harris Trust and Savings Bank.

OWNER TRUSTEE

First Union National Bank.

DEPOSITOR

Prudential Securities Secured Financing Corporation, a Delaware corporation and a wholly-owned limited purpose subsidiary of Prudential Securities Incorporated.

CLOSING DATE

November 24, 1999.

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                                      S-5

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PAYMENT DATES

Payments on the notes will be made on the 18th day of each calendar month (or, if that day is not a business day, the next business day), beginning with December 20, 1999.

INTEREST PAYMENTS

o     The interest rate for the Class A-1 notes is 6.420%.

o     The interest rate for the Class A-2 notes is 6.705%.

o     The interest rate for the Class A-3 notes is 6.835%.

o     The interest rate for the Class A-4 notes is 6.900%.

Interest on the notes will be calculated on the basis of a 360-day year of twelve 30-day months. On the first payment date, the interest payable to the noteholders will be an amount equal to the product of (a) the interest rate applicable to that class of notes, (b) the initial principal amount of that class of notes and (c) a fraction (i) the numerator of which is the number of days (assuming a 30-day month) from and including the closing date to but excluding December 20, 1999 and (ii) the denominator of which is 360.

PRINCIPAL PAYMENTS

Principal of the notes will be payable on each payment date in an amount generally equal to the lesser of (a) the sum of (i) the principal payment amount described below for that payment date and (ii) an additional amount representing the excess of the funds available for distribution on that payment date over the sum of the amounts required to be paid on that payment date and (iii) certain amounts, if any, to be released from the spread account on that payment date and
(b) the amount necessary to reduce the aggregate principal amount of the notes to the targeted aggregate principal amount of the notes on that payment date.

The principal payment amount for a payment date generally will equal the sum of the following amounts (without duplication):

      o collections on the auto loans (other than charged-off auto loans) during the preceding calendar month allocable to principal including full and partial prepayments;

      o the portion of the purchase amount deposited in the collection account allocable to principal of each auto loan that was repurchased by the originator or purchased by the servicer as of the last day of the preceding calendar month due to a breach of certain representations or warranties by the originator or breach of certain covenants by the servicer relating to that auto loan;

      o the principal balance of each auto loan that first became a charged-off auto loan during the preceding calendar month (other than charged-off auto loans for which

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                                      S-6

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            substitutions occur as described below); and

      o the aggregate amount of the reduction in the principal balances of auto loans resulting from court orders during the preceding calendar month in obligor insolvency proceedings which reduce the amount owed on those obligors' auto loans.

The targeted aggregate principal amount of the notes on any payment date is a percentage, called the notes target percentage, of the aggregate outstanding principal balance of the auto loans. The notes target percentage generally will be 89%, but will be reduced if certain portfolio performance criteria for the auto loans are not met as described further in this prospectus supplement.

Each class of notes will be paid in sequential order. In other words, all amounts available for the payment of principal on the notes will generally be paid to holders of the Class A-1 notes until the Class A-1 notes are paid in full. Then, all amounts available for the payment of principal on the notes will generally be paid to holders of the Class A-2 notes until the Class A-2 notes are paid in full. Then principal will be paid in the same manner to holders of the Class A-3 notes and, after the payment in full of the Class A-3 notes, to the holders of the Class A-4 notes.

FINAL SCHEDULED MATURITY DATE

The final scheduled maturity date of the Class A-1 notes is the November 2002 payment date. The final scheduled maturity date of the Class A-2 notes is the January 2004 payment date. The final scheduled maturity date of the Class A-3 notes is the November 2004 payment date. The final scheduled maturity date of the Class A-4 notes is the May 2006 payment date. The unpaid principal amount, if any, of a class of notes will be due and payable on its respective final scheduled maturity date.

OPTIONAL REDEMPTION

The seller will have the option, subject to certain conditions, to redeem all, but not less than all, of the notes on any payment date on which the aggregate outstanding principal balance of the notes is less than or equal to 10% of the initial aggregate principal balance of the notes for an amount equal to the remaining unpaid principal amount of the auto loans plus accrued interest through the payment date on which the redemption will occur. To do so, the seller will give notice to each noteholder, the insurer and the indenture trustee at least 30 days before the payment date on which the redemption will occur.

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                                      S-7

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TRUST PROPERTY

The primary assets of the trust will be a pool of motor vehicle retail installment contracts which finance the purchase of new and used cars, vans and light trucks originated indirectly by the originator through a network of automobile dealerships. We refer to these contracts as "auto loans" and to the persons who are obligated to make payments under these contracts as "obligors." The auto loans in the trust will be sold by the originator to the seller, by seller to the depositor, and then by the depositor to the trust. The trust will grant a security interest in the auto loans and the other trust property to the indenture trustee for the benefit of the noteholders and to MBIA in support of the obligations owing to MBIA as the insurer under the insurance agreement described below. The trust property will also include the following:

      o monies received under the auto loans after a cutoff date of October 31, 1999 (or the date of origination if such loans are originated after October 31, 1999);

      o     amounts held in bank accounts established for the trust;

      o security interests in the cars, vans and light trucks financed by the auto loans;

      o any proceeds from insurance policies covering the financed vehicles or the obligors;

      o any rights Flagship has with respect to the auto loans against dealers from which it purchased the auto loans; and

      o rights of the seller under its purchase agreement with Flagship and rights of the depositor under its purchase agreement with the seller.

THE AUTO LOANS

On the closing date, the trust will acquire motor vehicle retail installment contracts with an aggregate principal balance of approximately $257,620,719.36 as of the cutoff date of October 31, 1999. Information regarding the auto loans is provided as of the close of business on the preliminary cutoff date of September 30, 1999. During the period beginning after the preliminary cutoff date and ending on or before the close of business on the cutoff date, the originator purchased auto loans in addition to those described as of the preliminary cutoff date. Some of these additional auto loans will be transferred to the trust and included in the auto loan pool. The additional auto loans purchased by the originator between the preliminary cutoff date and the cutoff date will be selected by the originator based on substantially the same criteria as were used to select the auto loans included in the trust as of the preliminary cutoff date. The actual composition and characteristics of the auto loan pool as of the cutoff date are not expected to materially differ from the composition and characteristics of the pool of auto loans as of the preliminary cutoff date.

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                                      S-8

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The trust expects to acquire prior to the first payment date approximately
$12,649,981.37 of additional auto loans, most of which were originated in Pennsylvania. These additional auto loans have been excluded from the initial pool of auto loans until certain Pennsylvania licenses are obtained by the depositor and the trust. These licenses are expected to be obtained shortly after the closing date. When we refer in this prospectus to the auto loans, we generally are including the excluded auto loans unless otherwise noted and all information in this prospectus supplement with respect to the pool of auto loans includes the excluded auto loans, however, there is no assurance that the Pennsylvania licenses will be obtained by the depositor and the trust before the first payment date or that the excluded auto loans will be acquired by the trust.

As of the preliminary cutoff date:

      o the aggregate outstanding principal balance of the auto loans was $231,483,767.50;

      o the weighted average annual percentage rate of the auto loans was approximately 14.83%;

      o the weighted average remaining term to scheduled maturity of the auto loans was approximately 61.07 months;

      o the weighted average original term to scheduled maturity of the auto loans was approximately 64.94 months; and

      o approximately 66.82% of the auto loans by aggregate principal balance were secured by used vehicles.

As of the cut-off date, no auto loan has a scheduled maturity later than November 10, 2005, which is six months before the final scheduled maturity date of the Class A-4 notes.

PRE-FUNDING

Approximately $12,649,981.37 of auto loans, most of which were originated in Pennsylvania, have initially been excluded from the pool of auto loans until certain Pennsylvania licenses are obtained. These licenses are expected to be received shortly after the closing date.

Approximately $11,701,232.77 will be deposited on the closing date into a pre-funding account held by the indenture trustee. The excluded auto loans will be purchased by the trust with the funds in the pre-funding account promptly upon receipt of the Pennsylvania licenses to the extent permitted by the insurer and the rating agencies. In the event that the Pennsylvania licenses are not obtained by the depositor and the trust prior to the initial payment date or the insurer or the rating agencies do not approve the transfer of some or all of the excluded auto loans, the originator will have the option to transfer other auto loans meeting the eligibility criteria required for the initial auto loans to the extent permitted by the insurer and the rating agencies. Funds on deposit in the pre-funding account will be

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                                      S-9

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invested from time to time in highly rated short-term securities.

Any balance remaining in the pre-funding account after the purchase of the additional auto loans on the initial payment date will be paid to noteholders as a mandatory redemption.

INTEREST RESERVE ACCOUNT

We anticipate that the average interest rate earned by the trust on investment of funds in the pre-funding account will be less than the interest rate on the notes. To provide a source of funds to cover any shortfall resulting from this difference, we will deposit $37,330.79 into a special interest reserve account of the trust. On the initial payment date all amounts on deposit in the interest reserve account (other than investment earnings) will be used to make up for this interest shortfall.

THE OBLIGORS

The obligors are primarily "non-prime" consumers who would not necessarily qualify for credit from traditional "prime" funding sources such as banks and captive finance companies of automobile manufacturers.

SERVICING; SERVICING FEE

All payments on auto loans will be made by the obligors directly to the servicer. The servicer will forward the proceeds of such payments, within two business days after receipt, to the indenture trustee for deposit by the indenture trustee to a collection account established in the name of the indenture trustee. The servicer will service the auto loans in accordance with its credit and collection policies. A servicing fee will be paid monthly to the servicer on each payment date in an amount equal to one-twelfth of 2% times the outstanding principal balance of the auto loans as of the last day of the preceding collection period (or, for the first payment date, the cutoff date). In addition, the servicer will be entitled to retain any and all delinquency charges and late fees collected under the auto loans.

PURCHASE AMOUNTS

Upon the sale of the auto loans to the seller, the originator will make certain customary representations and warranties with respect to each auto loan. In the event of a breach of a representation or warranty with respect to an auto loan that materially and adversely affects the interest of the trust, the indenture trustee or the insurer, the originator will repurchase that auto loan for a purchase price, called the purchase amount, generally equal to the outstanding principal balance of the related auto loan plus all accrued and unpaid interest to the last day of the preceding calendar month.

SUBSTITUTION OF AUTO LOANS

The originator will have the right (but not the obligation) to substitute auto loans for charged-off auto loans; provided that, the substitute auto loans must in the aggregate (i) be at least equal in outstanding principal balance and at least equal in terms of credit quality to the auto loans being replaced; (ii) not have final

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                                      S-10

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scheduled maturity dates later than the final scheduled maturity dates of the auto loans being replaced; (iii) meet certain eligibility criteria, and (iv) have an annual percentage interest rate at least equal to or greater than the annual percentage interest rates of the auto loans being replaced. In addition to the foregoing factors, the originator may not substitute auto loans for charged-off auto loans if the substitution would cause the aggregate outstanding principal balance of all substitute auto loans that were substituted for charged-off auto loans, measured at the time of their substitution, to exceed 10% of the sum of the initial principal balance of the initial auto loans and the pre-funded auto loans as of the cutoff date.

CREDIT ENHANCEMENT

THE INSURANCE POLICY

On the closing date, MBIA will issue an insurance policy in favor of the indenture trustee for the benefit of the noteholders. Under the insurance policy, the insurer will irrevocably and unconditionally guarantee timely payment of interest on each payment date, as well as ultimate payment in full of principal on the final scheduled maturity date. The insurer's obligations under the insurance policy will be discharged to the extent that amounts due under the insurance policy are received by the indenture trustee, whether or not these amounts are properly applied by the indenture trustee.

CLASS SUBORDINATION

Credit enhancement for the notes is provided by subordination of the certificates representing the residual interest in the trust.

SPREAD ACCOUNT

As credit enhancement for the notes, the servicer (or the indenture trustee on behalf of and at the direction of the servicer) will establish and maintain a spread account in the name of the indenture trustee. The spread account will be funded as follows:

      o On the closing date, the seller will deposit approximately $7,728,621.58 (approximately 3% of the principal balance of the initial auto loans as of the cutoff date) into the spread account.

      o On the date, if any, on or before the first Payment Date on which the excluded auto loans (or other loans) are transferred to the trust, the seller will deposit 3% of the initial principal balance of those auto loans into the spread account.

      o On each payment date, the indenture trustee will deposit into the spread account any amounts remaining after making all other distributions required to be made prior to distributions into the spread account. However, the indenture trustee will make this deposit only to the extent necessary so that the amount on deposit in the spread account will

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                                      S-11

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            not be less than the spread account required amount (as described in this prospectus supplement).

Funds on deposit in the spread account will be available on each payment date to cover shortfalls in amounts available to pay certain amounts to the indenture trustee, the collateral agent, the insurer and the servicer and in distributions of interest and principal on the notes to the extent described in this prospectus supplement.

After making all distributions to be made on any payment date, amounts in the spread account which are in excess of the required amount of the spread account for that payment date will be applied to reduce the outstanding principal amount of the notes to the targeted aggregate principal amount of the notes on that payment date; any remaining excess will be paid pursuant to items (10) and (11) under "Application of Payments" below and then will be released to the certificateholder(s).

DISTRIBUTIONS

The servicer (or the indenture trustee on behalf of and at the direction of the servicer) will establish and maintain a collection account in the name of the indenture trustee into which all payments made on the auto loans will be deposited and held pending distribution to noteholders.

AVAILABLE FUNDS

The available funds for a payment date will be the sum of the following amounts with respect to the preceding calendar month:

      o     all principal and interest payments on the auto loans;

      o all proceeds received during the preceding calendar month, including actual recovery amounts, with respect to auto loans that became charged-off auto loans during the preceding calendar month, net of the reasonable and customary out-of-pocket expenses incurred by the servicer in connection with collection, enforcement or liquidation and any amounts required by law to be remitted to the obligor on the charged-off auto loan;

      o earnings on investments of funds in the trust's accounts during the preceding calendar month;

      o the purchase amount deposited in the collection account for each auto loan that was repurchased by the originator or the servicer, as the case may be (generally equal to the outstanding principal balance of the related auto loan plus all accrued and unpaid interest to the last day of the preceding calendar month) in the event that an auto loan has been repurchased by the originator in the case of a breach of a representation or warranty with

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                                      S-12
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            respect to that auto loan or by the servicer in certain other circumstances; and

      o     withdrawals from the interest reserve account.

APPLICATION OF PAYMENTS

On each payment date, the indenture trustee will apply the available funds for that payment date in the following order of priority:

      (1) accrued and unpaid fees and expenses of the indenture trustee and collateral agent, subject in each case to a maximum expense cap;

      (2)   servicing fees;

      (3)   interest on the notes;

      (4)   to MBIA, any monthly premium fees due and payable to MBIA;

      (5) principal on the notes to the extent of the principal payment amount for that payment date;

      (6) any reasonable and nonrecurring fees and expenses of any successor servicer, the indenture trustee and MBIA, related to the transfer of servicing and the appointment of a successor servicer or temporary successor servicer, subject to a maximum expense cap;

      (7) to MBIA, any other amounts due under the terms of its insurance agreement;

      (8) to the indenture trustee and collateral agent, for deposit into the spread account, the amount, if any, required to be deposited therein necessary to maintain the requisite spread account amount (as defined in this prospectus supplement);

      (9) to the noteholders, as additional principal, any amount necessary to reduce the outstanding principal amount of the notes to the targeted principal amount of the notes on that payment date;

      (10) to the payment of certain re-liening expenses, to the extent not paid by the servicer;

      (11) to any successor servicer, the indenture trustee, the collateral agent and MBIA, any items payable that were not paid under clauses
            (1) or (6) above; and

      (12)  to the certificateholder(s), the balance, if any.

In addition, any funds in the spread account in excess of the required amount on any payment date will be applied, if and to the extent necessary, to further reduce the outstanding principal amount of the notes to the targeted principal amount of the notes on that payment date.

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                                      S-13
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MATERIAL FEDERAL INCOME TAX CONSEQUENCES

Mayer, Brown & Platt, special Federal tax counsel to the depositor, is of the opinion that for Federal income tax purposes the notes will be characterized as debt and the trust will not be characterized as an association (or publicly traded partnership) taxable as a corporation. Each noteholder, by accepting a note, will agree to treat the notes as debt.

ERISA CONSIDERATIONS

Subject to the restrictions and considerations discussed under "ERISA Considerations," the notes will be eligible for purchase by employee benefit plans.

An investor that is, or is acting on behalf of, an employee benefit plan subject to ERISA or Section 4975 of the Code will be deemed to represent and warrant that its investment in the notes, as applicable, will not result in a non-exempt prohibited transaction under ERISA or Section 4975 of the Code.

RATING OF THE NOTES

It is a condition to the issuance of the notes that each class of notes be rated at least "AAA," "Aaa" and "AAA" by Standard & Poor's Ratings Services, a division of McGraw-Hill Companies, Inc. ("Standard & Poor's"), Moody's Investors Service, Inc. ("Moody's") and Duff & Phelps Rating Co. ("DCR"), respectively. The ratings of the notes will be based primarily on the issuance of the insurance policy by, and the financial strength of, MBIA. The ratings of the notes address the likelihood of the timely payment of interest and ultimate payment of principal of the notes under their terms. The ratings are not a recommendation to buy, sell or hold the notes. There can be no assurance that such ratings will not be lowered or withdrawn by a rating agency if circumstances so warrant.

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                                      S-14

                                  RISK FACTORS

    You should consider the following risk factors in deciding whether to purchase the notes.

RISKINESS OF
NON-PRIME OBLIGORS ..............  The obligors generally consist of customers with credit histories or income
                                   characteristics who would have difficulty in borrowing from banks, captive finance companies of auto manufacturers or other traditional sources of auto loan financing. The average interest rate charged by the originator to such "non-prime" borrowers is generally higher than that charged by commercial banks, financing arms of automobile manufacturers and other traditional sources of consumer auto financing which typically impose more stringent credit requirements. The payment experience on loans of obligors with modest credit impairment is likely to be different than that on loans of traditional auto financing sources and is likely to be more sensitive to changes in the economic climate in the areas in which such obligors reside. As a result of the credit profile of the obligors and the APRs of the auto loans, the historical credit loss and delinquency rates on the auto loans may be higher than those experienced by banks, captive finance companies of automobile manufacturers and other traditional sources of consumer credit. If an obligor defaults under an auto loan, the only source of repayment on the auto loan may be liquidation proceeds from the related vehicle.

TERMINATION OF FLAGSHIP
AS SERVICER......................  The servicing of auto loans of "non-prime"
                                   customers requires special skill and
                                   diligence. The servicer believes that its credit loss and delinquency experience reflects in part its trained staff and collection procedures. If Flagship is removed or resigns as servicer, a third party servicer will be required to assume the obligations of successor servicer under the Sales and Servicing Agreement. See "Description of the Transaction Documents--Servicing Succession" herein.
                                   There can be no assurance, however, that collections with respect to the auto loans will not be adversely affected by any change in servicer.

LIMITED DELINQUENCY
AND LOSS EXPERIENCE .............  The auto loans have been originated directly by Flagship from auto dealers. Flagship's origination experience with the underwriting criteria in effect at the time the auto loans were originated is very limited. Therefore, although the originator has calculated and presented in this prospectus supplement certain limited delinquency and loss experience with respect to its servicing portfolio, there can be no assurance that the information presented will reflect actual experience with respect to the auto loans. In addition, there can be no assurance that the future delinquency or loan loss experience of the issuer with respect to the auto loans will be better or worse than that set forth herein with respect to originator's servicing portfolio. See "The Originator's Loan Portfolio" herein.

RATINGS OF THE NOTES;
DEPENDENCE ON INSURER ...........  The ratings of the notes are based primarily on the rating of the financial strength of the insurer. Upon an insurer default, the rating on the notes may be lowered or withdrawn entirely. If any rating initially assigned to the notes is subsequently lowered or withdrawn for any reason, including by reason of a downgrading of the insurer's claims-paying ability, no person or entity will be obligated to provide any additional credit enhancement with respect to the notes and investors will be relying solely on collections and recoveries on the auto loans for repayment of the notes. Any reduction or withdrawal of a rating may have an adverse effect on the liquidity and market price of the notes.

                                   The issuer does not have, nor is it permitted or expected to have, any significant assets or sources of funds other than the auto loans and amounts on deposit in certain accounts held by the indenture trustee on behalf of the noteholders. The notes represent obligations solely of the issuer and are not obligations of, and will not be insured or guaranteed by, the originator, the servicer, the indenture trustee or any other person or entity except for the guaranty provided with respect to the notes by the insurer under the Policy, as described herein. Although the Policy covers shortfalls in insured payments to noteholders on each payment date, in case of an insurer default, the noteholders must rely on the collections of the auto loans and the proceeds from the repossession and sale of vehicles which secure defaulted auto loans. See "The Insurer" and "The Policy" herein.

NOTEHOLDERS BEAR
 REINVESTMENT RISK AND
 RISK OF REDUCED YIELDS
 DUE TO VARIATIONS IN
 PAYMENT RATES ON
 AUTO LOANS......................  The auto loans may be prepaid at any time, in full or in part, voluntarily or as a result of defaults, casualties to the related vehicles, death of an obligor or other reasons. The servicer or the seller may be required to repurchase one or more auto loans from the trust if they breach specified representations or covenants relating to the auto loans described in "Description of the Transaction Documents -- Sale and Assignment of Auto Loans." The servicer also will have the right to purchase all remaining auto loans from the trust pursuant to a clean-up call described in "Description of the Notes -- Optional Redemption" in the prospectus supplement. Each such prepayment, repurchase or purchase will shorten the average life of the notes. Prepayment rates may be influenced by a variety of factors and cannot be predicted with any assurance. You will bear any reinvestment risks resulting from a faster than expected rate of prepayment or repurchase of auto loans. Any time your principal is repaid to you at a time when you did not expect to receive it, you may not be able to reinvest your funds at the same or a higher rate of return than the interest rate on your notes. In addition, if the auto loans are prepaid at a faster rate than expected, this may reduce the yields of any classes of notes purchased at a premium over their principal amounts. If the auto loans are prepaid at a slower rate than expected, it may reduce the yields of any classes of notes purchased at a discount to their principal amounts.

VARIATIONS IN REGIONAL
 ECONOMIC CONDITIONS
 MAY CAUSE PAYMENT
 REDUCTIONS OR DELAYS ...........  As of the preliminary cutoff date, obligors located in North Carolina, Texas, and
                                   Maryland, respectively, comprised 20.54%,
                                   13.58%, and 11.60% of the initial auto loans by aggregate principal balance. Adverse economic conditions or other factors particularly affecting these states may affect the delinquency, loan loss and repossession experience of the auto loans.

TRUE SALE........................  The originator will warrant to the seller in the Sales and Servicing Agreement that the sale of the auto loans by it to the seller is a valid sale to the seller. In addition, the originator will treat the transactions described herein as a sale of the auto loans to the seller, and the originator has taken and will take all actions that are required to perfect the issuer's ownership interest in the auto loans. Notwithstanding the foregoing, if the originator were to become a debtor in a bankruptcy case and a creditor or trustee-in-bankruptcy of the originator or the originator itself were to take the position that the sale of auto loans to the issuer should be recharacterized as a pledge of such auto loans to secure a borrowing of the originator and an insurer default were to occur, then delays in payments of collections of auto loans to the issuer could occur or, should the court rule in favor of any such trustee, debtor or creditor and an insurer default were to occur, reductions in the amount of such payments could result.

SUBSTANTIVE
CONSOLIDATION....................  The originator has taken or will take steps in structuring the transactions contemplated hereby that are intended to mitigate the risk that the voluntary or involuntary application for relief by the originator under the United State Bankruptcy Code or similar state laws ("Insolvency Laws") will result in consolidation of the assets and liabilities of the seller with those of the originator. These steps include the creation of the seller as a separate limited-purpose entity and providing that the LLC Agreement imposes certain limitations on the seller, including restrictions on the nature of the seller's business and a restriction on the seller's ability to commence a voluntary case under any Insolvency Law. However, there can be no assurance that the activities of the seller would not result in a court concluding that the assets and liabilities of the seller should be consolidated with those of the originator in the event that the originator was subject to a proceeding under any Insolvency Law. If a court were to reach such a conclusion, then delays in payments on the notes could occur or reductions in the amounts of such payments could result.

RISK OF ORIGINATOR'S
INABILITY TO REPURCHASE
AUTO LOANS.......................  In certain circumstances, the originator will be required to repurchase auto loans from the issuer with respect to which representations and warranties have been breached. In the event that the originator is incapable of complying with its repurchase obligations and an insurer default were to occur, noteholders may be subject to delays in receiving payments and suffer loss of their investment in the notes. See "Description of the Transaction Documents--Sale and Assignment of Auto Loans."

PRIORITY OF INTEREST
IN AUTO LOANS....................  The originator will warrant that the transfers of the auto loans to the seller, from seller to depositor, and depositor to trust are each a valid assignment, transfer and conveyance of the auto loans and that the indenture trustee on behalf of the noteholders and the insurer has a valid security interest in such auto loans. The Transaction Documents will provide that Uniform Commercial Code ("UCC") filings will be made to evidence such assignment and that the indenture trustee will be required to maintain possession of original copies of all documents in connection with an auto loan that constitute chattel paper; provided that the servicer may take possession of such original documents as necessary for the enforcement of any auto loan. If the servicer, the indenture trustee or other third party, while in possession of any such original documents in connection with the auto loans, sells or pledges and delivers such original documents to another party, in violation of the Sales and Servicing Agreement, there is a risk that such other party could acquire an interest in such auto loan having a priority over the issuer's interest. Furthermore, if the servicer or a third party, while in possession of any auto loan, is rendered insolvent, such an event of insolvency may result in competing claims to ownership or security interests in such auto loan. Such attempt could result in losses to the noteholders or an acceleration of the repayment of the notes. The originator will be obligated to repurchase any auto loans if there is a breach of such warranty and such breach has not been cured. "Description of the Transaction Documents--Sale and Assignment of Auto Loans."

UNENFORCEABILITY OF THE
 TRUST'S SECURITY INTERESTS IN
 FINANCED VEHICLES BECAUSE
 CERTIFICATES OF TITLE WILL NOT
 BE AMENDED MAY CAUSE
 PAYMENT REDUCTIONS OR
 DELAYS..........................  When Flagship first originates an auto loan,
                                   Flagship's security interest in the financed vehicle is noted on the certificate of title for the vehicle.

                                   Flagship will sell and assign its security interests in the financed vehicles to the seller. The seller, in turn, will sell and assign those security interests to the depositor, who will sell and assign those security interests to the trust. The trust, in turn, will sell and assign those security interests to the indenture trustee for the benefit of the noteholders and MBIA. In most states, these assignments are effective assignments of a security interest, and the assignee succeeds to the assignor's rights as secured party. However, due to the administrative burden and expense, the certificates of title for the financed vehicles will not be marked, amended or reissued to identify the seller, the depositor, the trust or the indenture trustee as the secured party. In the absence of this action, in some states the indenture trustee may not have a perfected security interest in the financed vehicles securing the auto loans. For a more complete description of perfection issues, see "Certain Legal Aspects of the Auto Loans--Security Interest in Vehicles" in the prospectus.

NOTEHOLDERS MAY NOT
 DECLARE EVENTS OF DEFAULT
 UNDER THE INDENTURE OR
 DECIDE THE CONSEQUENCES
 OF AN EVENT OF DEFAULT .........  An event of default under the indenture can generally occur only if MBIA delivers to the indenture trustee a notice of the occurrence of an event of default, and noteholders will have no independent right to declare an event of default. The indenture trustee or the noteholders can only declare an event of default under the indenture if MBIA has defaulted in its obligations under the insurance policy or is subject to an insolvency proceeding. If there is an event of default under the indenture and MBIA is not in default under the insurance policy or subject to an insolvency proceeding, MBIA will have the right to cause the liquidation of the trust property. This liquidation will result in the redemption of the notes. Following an event of default, the indenture trustee will continue to submit claims under the insurance policy to enable the trust to make interest payments on your notes each month and principal payments on the final scheduled maturity date. However, following an event of default, MBIA may elect to pay all or any portion of the outstanding notes, plus accrued interest on an accelerated basis.

VOTING RIGHTS OF
NOTEHOLDERS MAY BE
EXERCISED BY THE INSURER ........  So long as MBIA is not in default under the insurance policy or subject to an insolvency proceeding, it will have the right to exercise all rights, including voting rights, under the transaction documents without any consent of noteholders. However, the transaction documents cannot be amended without the consent of each noteholder in any manner if that amendment would:

                                   o     reduce the amount of, or delay the
                                         timing of, collections of payments of
                                         monthly principal and interest on the
                                         auto loans or distributions required to
                                         be made on any note;

                                   o     adversely affect, in any material
                                         respect, the interests of the
                                         noteholders; or

                                   o     alter the rights of noteholders to
                                         consent to such amendment.

                                   If MBIA is at the time in default under the insurance policy or is subject to an insolvency proceeding, it cannot take any action under the transaction documents to terminate the servicer, or to control or direct the actions of the trust, the seller, the servicer, the indenture trustee or the owner trustee under the transaction documents. Furthermore, if MBIA is at the time in default under the insurance policy or is subject to an insolvency proceeding, MBIA's consent will not be required with respect to any action (or waiver of a right to take action) to be taken by the trust, the seller, the servicer, the indenture trustee, the owner trustee or the noteholders, except that MBIA's consent is required to amend the transaction documents if the amendment would have a material adverse effect on MBIA.

INSURANCE ON VEHICLES ...........  Each auto loan requires the Obligor to maintain insurance covering physical damage to the Vehicle in an amount not less than the unpaid principal balance of such auto loan pursuant to which the originator is named as a loss payee. Since the Obligors select their own insurers to provide the requisite coverage, the specific terms and conditions of their policies vary.

                                   In the event insurance coverage is not
                                   maintained by Obligors, and coverage is not applicable on any blanket policy maintained by the originator, then insurance recoveries may be limited in the event of losses or casualties to vehicles related to the auto loans, as a result of which noteholders could suffer a loss on their investment.

YEAR 2000 COMPUTER ISSUES .......  Many computer systems in use today employ software which was designed and developed using two digits, rather than four, to specify and store the year. As a result, such systems will recognize the year 2000 as "00". This could cause many computer applications to fail completely or create erroneous results unless corrective measures are taken. The servicer utilizes some software and related computer hardware technologies essential to its operations that will be affected by the Year 2000 issue. The servicer has made changes and enhancements to its internal computer systems which it believes are sufficient to make all of its computer systems Year 2000 compliant; however, if additional changes or enhancements are required, the expense associated with such actions could be material. In addition, there can be no assurance that the servicer's financial results will not be adversely affected if one or more of the companies which provides services to the servicer is materially adversely affected by the Year 2000 issue.

LIMITATIONS ON INTEREST
PAYMENTS AND FORECLOSURES .......  Generally, under the terms of the Soldiers'
                                   and Sailors' Civil Relief Act of 1940, as amended (the "Relief Act"), or similar state legislation, an Obligor who enters military service after the origination of the related auto loan (including an Obligor who is a member of the National Guard or is in reserve status at the time of the origination of the auto loan and is later called to active duty) may not be charged interest (including fees and charges) above an annual rate of 6% during the period of such Obligor's active duty status, unless a court orders otherwise upon application of the lender. It is possible that such action could have an effect, for an indeterminate period of time, on the ability of the servicer to collect full amounts of interest on certain of the auto loans. In addition, the Relief Act imposes limitations that would impair the ability of the servicer to foreclose on an affected auto loan during the Obligor's period of active duty status. Thus, in the event that such an auto loan goes into default, there may be delays and losses occasioned by the inability of the servicer to realize upon the Vehicle in a timely fashion.

POSSIBLE PREPAYMENTS AS
 A RESULT OF PRE-FUNDING ........  Approximately $12,649,981.37 of auto loans, most of which were originated in
                                   Pennsylvania, have been excluded from the initial pool of auto loans until certain Pennsylvania licenses are obtained by the depositor and the trust. These licenses are expected to be obtained shortly after the closing date. The excluded auto loans, including all payments received thereon after the cut-off date, will be purchased by the trust upon receipt of the Pennsylvania licenses with the funds in the pre-funding account to the extent permitted by the insurer and the rating agencies. In the event that the Pennsylvania licenses are not obtained by the depositor and the trust prior to the initial payment date or the insurer or the rating agencies do not approve some or all of the excluded auto loans, the originator will have the option to sell other auto loans which meet the same eligibility criteria required for the initial auto loans and which are approved by the insurer and the rating agencies. If the originator does not have available or the insurer does not approve a sufficient amount of eligible auto loans at that time, noteholders would receive a prepayment of the excess funds in the pre-funding account on a pro rata basis. Any such prepayment will shorten the weighted average life of the notes. There can be no assurance that the originator will generate or that the insurer or the rating agencies will approve sufficient auto loans that satisfy the required criteria. It is anticipated that the principal amount of any additional auto loans sold will not be exactly equal to the amount in the pre-funding account and, therefore, there will be at least a nominal amount of principal prepaid to the noteholders.

                                    THE TRUST

GENERAL

      The trust was formed under the Trust Agreement for the transaction described in this prospectus supplement. After its formation, the trust will not engage in any activity other than acquiring, holding and managing the auto loans and the other assets of the trust and proceeds therefrom and issuing the notes and certificates and making payments thereon.

      The trust has no directors, officers or employees and is not involved in any legal proceedings.

THE OWNER TRUSTEE

      First Union National Bank ("First Union") will serve as the owner trustee under the Trust Agreement. First Union is a national banking association and its principal offices where information can be obtained relating to the trust are located at One Rodney Square, 920 King Street, Suite 102, Wilmington, Delaware 19801. The Originator and its affiliates may maintain normal commercial banking relations with the owner trustee and its affiliates.

THE INDENTURE TRUSTEE

      Harris Trust and Savings Bank is the Trustee under the Indenture (the "Indenture Trustee"). It is an Illinois banking corporation and its principal offices are located at 311 West Monroe Street, Chicago Illinois 60606. The Indenture Trustee's duties in connection with the notes are limited solely to its express obligations under the Indenture and the Sales and Servicing Agreement.

TRUST PROPERTY

      The property of the trust will include:

            (1) consumer retail automobile installment sales contracts representing obligations of "non prime" borrowers (the "Auto Loans") on used and new automobiles, light trucks, vans and minivans (the "Vehicles"), including principal and interest payments received thereunder after October 31, 1999 (the "Cut-off Date");

            (2) amounts held from time to time in the Collection Account, the Pre-Funding Account, the Interest Reserve Account and in one or more accounts established by the servicer or the indenture trustee and maintained by the indenture trustee (see "Description of the Transaction Documents--Accounts" herein);

            (3) the rights of the originator under the assignments in the form of an exhibit to the Sales and Servicing Agreement;

            (4) security interests in the Vehicles;

            (5) the rights of the originator under certain contracts, including third party contracts and dealer agreements and the rights of the originator to receive any proceeds with respect to the Auto Loans from claims on physical damage, credit life and credit accident and health insurance policies covering the Vehicles or the obligors;

            (6) the rights of the originator to refunds for the costs of extended service contracts and to refunds of unearned premiums with respect to credit life and credit accident and health insurance policies covering Vehicles or obligors;

            (7) the fully executed original contract or promissory note in connection with each Auto Loan, any agreements modifying any Auto Loan and the original certificate of title for each Vehicle (or other evidence of title); and

            (8) any and all proceeds of the foregoing.

In addition, the Insurer will issue the Policy for the benefit of the noteholders.

                                   THE SELLER

      The seller was formed under the laws of the State of Delaware, specifically to engage in the transactions described herein. Before the sale of the Auto Loans to the seller, the seller will have no assets or obligations or any operating history. The seller was created pursuant to a limited liability company agreement dated as of October 5, 1999 (the "LLC Agreement"). Pursuant to the LLC Agreement, the seller will engage in no activity other than (i) acquiring, holding, managing and transferring the Auto Loans, the other assets of the seller and any proceeds thereof, (ii) entering into and performing its obligations under the transaction documents and (iii) engaging in other activities that are necessary, suitable or convenient to accomplish the foregoing or are incidental thereto.

                                 THE ORIGINATOR

      Flagship Credit Corporation ("Flagship") is an auto finance company focusing on the non-prime sector of the market. As of June 30, 1999, Flagship had total assets of approximately $684 million, stockholders equity of approximately $63.9 million and net income of approximately $790 thousand (pro forma unaudited) for the six months then ended. The principal executive offices of Flagship are located at One International Plaza, Philadelphia, PA 19113 and its telephone number is (610) 521-8100.

      Flagship is an indirect wholly owned subsidiary of Copelco Financial Services Group, Inc ("Copelco"). As of June 30, 1999, Copelco had total assets of approximately $4,891 million, stockholders equity of approximately $334 million and net income of approximately $16 million (unaudited) for the six months then ended.

      Flagship was formed in June 1999 as a result of a merger to combine Copelco's two auto finance subsidiaries, Franklin Acceptance Corporation and ProCredit, Inc., under a single corporate umbrella. Flagship (including its predecessor companies) has been in the auto finance business since 1957. On a cumulative basis, Flagship and its predecessors have originated approximately $2 billion in auto loans.

      In July 1997 (in the case of ProCredit) and early 1998 (in the case of Franklin), Flagship's predecessors took various actions designed to improve the credit quality of the loans originated by the respective companies. As a result of these efforts, the average credit bureau FICO score of the obligors for which Flagship or its predecessors have originated loans has risen from an average of 593 for originations during January 1998 to the current level of 644 for originations during September 1999.

                        THE ORIGINATOR'S LOAN PORTFOLIOS

GENERAL

      Flagship currently originates loans through a network of 1,200 new and used auto dealers in 27 states. Approximately 99% of the Company's dealers are manufacturer authorized dealerships. Flagship evaluates its dealers through a dealer scorecard which reviews profitability, loan quality and application efficiency.

      It is also one of two preferred non-prime lenders for the CarMax group. CarMax is a used car superstore subsidiary of Circuit City Stores. The financing application process is fully automated. The applicant completes an on-line credit application which is submitted to two prime banks. If the applicant is declined or no decision is made within 15 minutes, the application is electronically forwarded to the two non-prime lenders; each has 15 to 20 minutes to respond. The approvals are transmitted on-line to the customer at the showroom. Flagship currently originates $8 million to $10 million of CarMax paper per month and is currently servicing 25 locations.

      Flagship may also purchase seasoned auto portfolios if the portfolio meets certain underwriting criteria and has suitable interest rates and performance characteristics.

ORIGINATION PROCEDURES

      The origination process has three components: application, credit analysis and booking, with all policies and procedures centrally managed in Philadelphia, Pennsylvania. Completed applications are faxed or transmitted from dealers to the Philadelphia, Pennsylvania or Lanham, Maryland offices. Upon receipt, data entry personnel enter the data into the credit processing system to facilitate consistency in processing, statistical analysis, file retention as well as compliance with applicable law. One credit bureau report is automatically run for each applicant.

      The integrated computer system will send completed applications to a credit analyst's queue and will include credit bureau score and debt to income calculations. The level of information verification on employment, income and references varies according to the applicant's rank within the six tier credit scale. The credit analyst will review the information against the underwriting guidelines and approve, deny or issue a conditional approval. If the application is incomplete or requires additional explanations, a credit analyst may contact the applicant directly. All analysts are required to stay within the current underwriting guidelines; any exceptions require the approval of the analyst's supervisor and are entered into the credit processing system.

      Upon approval of an application, the customer will complete and sign an affidavit of insurance verification, an installment sale agreement and a title application. The signed credit application, a copy of the invoice, a work order for any dealer installed options, an odometer statement and a copy of the customer's driver's license are delivered to the Originator. All customer insurance coverage will be verified on the financed vehicle prior to origination.

      The approval rate is currently 29.28% with bookings of 31.50% of approved applications for a net booking rate of approximately 9.24% of total applications. At booking, a formal checklist is used to ensure that all necessary funding events have been met, including satisfaction of underwriting guidelines, proof of income, required insurance, vehicle information, references and lien recording. Any exceptions to the underwriting guidelines have to be approved and re-entered into the credit processing system. Once verification and documentation are complete, Flagship funds the dealer. A separate Quality Assurance Group monitors compliance with the underwriting policies.

      The Originator utilizes standard form documents, subject to jurisdictional consumer finance regulatory requirements. Each transaction package generally contains the credit application with all comments, an income analysis worksheet, credit bureau reports, the original installment sales contract, the executed Federal Truth in Lending disclosure section, proof of insurance, certificate of title and other required miscellaneous items. Borrowers are required to carry, at their own expense, fire, theft and collision damage insurance and are required to demonstrate proof of coverage.

UNDERWRITING CRITERIA

      Flagship's primary focus on the non-prime consumer targets those individuals with proven stability in residency and employment who cannot easily obtain financing from traditional prime sources. The borrower may have had modest credit impairment stemming from limited delinquencies, or other minor derogatory credit problems in the past, but has exhibited a favorable recent track record in reestablishing good credit with recent debt obligations. First time auto buyers are excluded from consideration.

      Analysts evaluate the following factors when making an individual credit evaluation: (1) the applicant's capacity to pay the loan from current income, including the applicant's total debt to income ratio, the ratio of the payment on the loan to the applicant's income and the term of the loan; (2) collateral value, taking into account the applicant's ability to pay, the size of the down payment and the purchase price and value of the vehicle; (3) the applicant's credit listing and (4) the applicant's occupation, length of time on job and length of time at current residence. The applicant is required to (1) have been employed in his/her current job for at least six months and not to have had more than two employers in the past two years; (2) earn a minimum annual income of $18,000 or $24,000 jointly with a co-obligor; (3) have a total debt service to income ratio of less than 45%; (4) have an auto loan payment to income ratio of less than 20%.

      The underwriting policies set forth the maximum advance rate against the manufacturer's invoice or trade-in value (as published in the National Automobile Dealers Association's Used Car Guide) as a function of the applicant's credit tier. Tier 1 customers with FICO scores in excess of 700 may have advance rates up to 140%; Tier 6 customers with FICO scores in the 580-599 range would be limited to 115% advance rates. Additional financing may be extended for taxes, titles, licensing and certain products, subject to certain caps.

SERVICING AND COLLECTIONS

      Flagship maintains servicing facilities in Philadelphia, Pennsylvania, Lanham, Maryland and Allentown, Pennsylvania. A centralized asset management group in Philadelphia handles repossessions and liquidations.

      Shortly after origination of each loan, the Servicer makes a welcome call to the obligor to verify contract information, and other application information. The Servicer's representative explains the loan's terms and conditions and also verifies the first payment due date. All collections are remitted to a lockbox.

      Delinquencies are divided into three categories: Under 15 days, 15 to 45 days or over 45 days past due. Collection agents at progressively longer levels of delinquency handle progressively few numbers of loans.

      Once a loan is over 45 days past due, the Servicer considers repossession and may send a notice of pending repossession. In many cases, this notice results in payment. If the account remains delinquent, it is forwarded to a repossession coordinator who assigns the account to a licensed repossession agent. Once a vehicle has been repossessed, the asset recovery department becomes responsible for the disposition of the vehicle. The borrower is encouraged to redeem the vehicle; the current borrower redemption rate is approximately 25%. In order to reclaim the vehicle, the borrower must pay all outstanding amounts, including all late fees and collection charges. The Servicer sells repossessed vehicles exclusively at auctions. The chargeoff policy is to write off all accounts in the month that they become 123 days past due. In addition, all repossessions are marked down to the estimated proceeds when the redemption holding period has expired. After chargeoff, in some states further efforts may be made to collect any deficiency balance remaining by making suitable payment arrangements with the debtor.

DELINQUENCY AND LOSS EXPERIENCE

      Set forth in the following tables is certain information concerning the delinquency and loan loss experience of the originator pertaining to auto loans. However, there can be no assurance, that the delinquency, net credit loss and repossession experience on the Auto Loans or any other isolated group of loans from the originator's portfolio will be comparable to the originator's experience as shown in the following tables. In particular, the delinquency and loan loss experience described below should be considered in light of the average maturity of the loans in each of the respective periods shown, which reflect increasingly large additions of new loans in such periods. The experience of the non-prime auto finance industry as a whole has been that the rate of losses and delinquencies for non-prime motor vehicle installment sale contracts generally will increase for a period following origination before leveling and declining as such contracts approach maturity. Accordingly, the annual loss and delinquency rates reflected in the following table would be higher but for the effect of recently originated contracts which exhibit relatively low loss and delinquency rates early in their terms. The rate of losses and delinquencies on the Auto Loans as a whole will likely increase and exceed the rates reflected in the following table for the period during which the median age of the Auto Loans approximates the aging of non-prime motor vehicle retail installment sale contracts during their period of maximum expected losses and delinquencies.

      The information set forth in the table below in regard to loans originated by Flagship (or its predecessors) from its dealer network relates to loans originated or acquired in the period since Flagship (or its predecessors) adopted its current market focus (and related changes in underwriting criteria and origination and servicing techniques) on "non-prime" as opposed to "sub-prime" borrowers. Flagship does not believe that information with respect to losses and delinquencies in periods prior to those set forth below is meaningful for the foregoing reason, as well as because of changes in servicing personnel and policies at Flagship (or its predecessors) related to such transition and changes in servicing rights to Flagship (or its predecessors), in the case of loans acquired by portfolio purchase.

               FLAGSHIP CREDIT CORPORATION CREDIT LOSS EXPERIENCE

                                   Fiscal Year Ended                         Three Month Periods Ended
                                   -----------------        ----------------------------------------------------------

                                   December 31, 1998        March 31, 1999         June 30, 1999    September 30, 1999
                                   -----------------        --------------         -------------    ------------------
Average Principal Balance (1)      $     105,371,033        $  252,463,079         $ 363,594,884    $      466,346,168
Gross Charge-Offs (2)                      2,207,395             1,499,984             1,495,829             2,880,746
Recoveries (3)                               133,929               236,154               169,674               162,094
                                   -----------------        --------------         -------------    ------------------
Net Charge-Offs                            2,073,466             1,263,830             1,326,155             2,718,652
Net Charge-Offs as Percent of Average          1.97%                 2.00%                 1.46%                 2.33%
  Principal Balance (4)

----------

The chart set forth above reflects the portfolio of loans that were originated after Flagship (or its predecessors) repositioned itself from a "sub-prime" lender to a "non-prime" lender.

(1) Average Principal Balance represents the average of the month-end balances during the period.

(2) Gross Charge-Offs represent the outstanding principal balance at the time of charge off less the estimated net sales proceeds from the sale of the related vehicles.

(3) Recoveries represent the difference between estimated sales proceeds and actual sales proceeds of the related vehicles.

(4) Net Charge-Offs as a Percent of Average Principal Balance is annualized based on four three-month quarters.

               FLAGSHIP CREDIT CORPORATION DELINQUENCY EXPERIENCE

                               At December 31, 1998         At March 31, 1999          At June 30, 1999        At September 30, 1999
                               --------------------         -----------------          ----------------        ---------------------
                                Dollars     Percent        Dollars     Percent        Dollars     Percent       Dollars      Percent
                                -------     -------        -------     -------        -------     -------       -------      -------
Principal Outstanding .... $205,874,100.08  100.00%   $283,525,482.35  100.00%   $403,378,727.76  100.00%   $494,833,712.90  100.00%
31-59 Days ...............    3,167,028.59    1.54%      4,132,767.43    1.46%      8,997,069.21    2.23%     13,244,779.13    2.68%
60-89 Days ...............      894,287.11    0.43%        960,713.14    0.34%      1,626,818.51    0.40%      3,421,821.17    0.69%
90 Days and Over .........      599,529.10    0.29%        716,633.81    0.25%        707,008.54    0.18%      1,781,878.46    0.36%
                           ---------------    ----    ---------------    ----    ---------------    ----    ---------------    ----
    Total Delinquencies .. $  4,660,844.80    2.26%   $  5,810,114.38    2.05%   $ 11,330,896.26    2.81%   $ 18,448,478.76    3.73%
                           ===============    ====    ===============    ====    ===============    ====    ===============    ====

(1) The chart set forth above reflects the portfolio of loans that were originated after Flagship (or its predecessors) repositioned itself from a "sub-prime" lender to a "non-prime" lender. The dollar amount of delinquencies does not include vehicles in repossession that have been charged-off.

                               THE AUTO LOAN POOL

      As of the preliminary Cut-off Date, each Auto Loan had an outstanding principal balance of not more than $37,414.26 and an annual percentage rate ("APR") of not less than 8.39%. The tables below set forth information regarding the composition and characteristics of the pool of Auto Loans as of the Preliminary Cut-off Date. The information provided herein regarding the composition and characteristics of the pool of Auto Loans is not expected to materially differ from the actual composition and characteristics of the Auto Loans as of the Cut-off Date. Prior to the issuance of the notes, Auto Loans may be removed from the Auto Loan Pool as a result of loan prepayments, delinquencies or otherwise. In such event, other Auto Loans may be included in the Auto Loan Pool.

      The information provided below also includes a representative sample of the Excluded Auto Loans, most of which were originated in Pennsylvania, that have been excluded from the initial pool of Auto Loans until certain Pennsylvania licenses are obtained by the Depositor and the Trust. These licenses are expected to be obtained shortly after the Closing Date. The Excluded Auto Loans, including all payments received thereon after the Cut-off Date, will be purchased by the Trust upon receipt of the Pennsylvania licenses with the funds in the Pre-Funding Account to the extent approved by the Insurer and the Rating Agencies. In the event that the Pennsylvania licenses are not obtained prior to the initial payment date or the Insurer or the Rating Agencies do not approve some or all of the Excluded Auto Loans, the Originator will have the option to sell other Auto Loans which meet the same eligibility criteria required for the initial Auto Loans and which are approved by the Insurer and the Rating Agencies.

      The composition of the Auto Loans as of the preliminary Cutoff Date, by geographic distribution, distribution by APR, distribution by remaining principal balance, distribution by original principal balance, distribution by remaining term to scheduled maturity, distribution by original term to scheduled maturity, distribution by date of origination, distribution by model year, distribution by new or used Vehicles, and distribution by credit bureau score, are set forth in the following tables.

        COMPOSITION OF THE AUTO LOANS AS OF THE PRELIMINARY CUT-OFF DATE

                                                                  Weighted
                                                                  Average            Weighted
                                                                 Remaining           Average
                                                                  Term to          Original Term
                      Aggregate        Number of      Average    Scheduled         to Scheduled
Weighted Average      Principal      Auto Loans in   Principal  Maturity Date      Maturity Date
APR of Auto Loans      Balance           Pool         Balance     (months)           (months)
-----------------  ---------------   -------------  ----------  -------------     -------------
     14.83%        $231,483,767.50      14,903      $15,532.70     61.07               64.94

  GEOGRAPHIC DISTRIBUTION OF THE AUTO LOANS AS OF THE PRELIMINARY CUT-OFF DATE

                                                       Percent of
                             Aggregate                 Aggregate             Number of     Percent of Number
        State(1)         Principal Balance         Principal Balance         Auto Loans      of Auto Loans
-----------------------  -----------------         -----------------         ----------    -----------------
AA (2)                   $       12,589.31                0.01%                    1              0.01%
AE (2)                           29,449.76                0.01                     1              0.01
Alaska                           15,079.85                0.01                     1              0.01
Alabama                         122,411.75                0.05                     7              0.05
Arkansas                        501,504.40                0.22                    29              0.19
Arizona                       9,563,371.13                4.13                   551              3.70
California                   16,419,632.95                7.09                   904              6.07
Colorado                      1,154,685.33                0.50                    72              0.48
Connecticut                      80,240.61                0.03                     6              0.04
District of Columbia          1,479,067.35                0.64                    93              0.62
Delaware                      3,494,739.73                1.51                   229              1.54
Florida                      13,931,336.61                6.02                 1,001              6.72
Georgia                      17,479,583.39                7.55                 1,019              6.84
Iowa                             38,145.43                0.02                     2              0.01
Idaho                            20,634.87                0.01                     1              0.01
Illinois                        100,904.54                0.04                     7              0.05
Indiana                          85,311.92                0.04                     6              0.04
Kansas                        1,018,508.82                0.44                    70              0.47
Kentucky                         35,255.49                0.02                     3              0.02
Louisiana                       883,515.74                0.38                    51              0.34
Massachusetts                    26,986.43                0.01                     2              0.01
Maryland                     26,847,208.62               11.60                 1,779             11.94
Michigan                        324,771.11                0.14                    25              0.17
Minnesota                        13,338.45                0.01                     1              0.01
Missouri                      1,285,361.61                0.56                    70              0.47
Mississippi                      39,891.93                0.02                     2              0.01
Montana                          20,063.94                0.01                     1              0.01
North Carolina               47,537,521.76               20.54                 2,993             20.08
North Dakota                     42,078.69                0.02                     2              0.01
Nebraska                         11,533.24                0.00                     1              0.01
New Jersey                    6,194,244.36                2.68                   425              2.85
New Mexico                       73,446.42                0.03                     4              0.03
Nevada                           98,838.03                0.04                     6              0.04
New York                      7,085,919.09                3.06                   498              3.34
Ohio                            110,540.36                0.05                     8              0.05
Oklahoma                     15,701,284.87                6.78                   964              6.47
Oregon                           38,284.55                0.02                     3              0.02
Pennsylvania (3)              9,048,242.61                3.91                   617              4.14
Puerto Rico                      13,556.69                0.01                     1              0.01
Rhode Island                     12,566.23                0.01                     1              0.01
South Carolina                9,619,510.70                4.16                   640              4.29
South Dakota                     18,509.87                0.01                     1              0.01
Tennessee                       632,214.43                0.27                    36              0.24
Texas                        31,426,083.39               13.58                 2,157             14.47
Virginia                      8,302,130.41                3.59                   580              3.89
Washington                      101,316.28                0.04                     6              0.04
Wisconsin                        30,428.73                0.01                     2              0.01
West Virginia                   316,146.07                0.14                    21              0.14
Wyoming                          45,779.65                0.02                     3              0.02
                         -----------------              ------                ------            ------
      Total..........    $  231,483,767.50              100.00%(4)            14,903            100.00%(4)
                         =================              ======                ======            ======

----------
(1)   Based on billing address of Obligor.
(2)   Military address.
(3) The inclusion of Auto Loans originated in Pennsylvania in the pool of Auto Loans is subject to receipt of certain Pennsylvania licenses on or prior to the initial Payment Date.
(4)   Percentages may not add up to 100% because of rounding.

    DISTRIBUTION OF THE AUTO LOANS BY APR AS OF THE PRELIMINARY CUT-OFF DATE

                                         Percent of
                                         Aggregate                   Percent of
                      Aggregate          Principal     Number of     Number of
   APR Range %    Principal Balance       Balance      Auto Loans    Auto-Loans
---------------   -----------------      ----------    ----------    ----------
 8.001 -  8.500   $     21,746.64           0.01%           2          0.01%
 8.501 -  9.000        191,867.09           0.08           15          0.10
 9.001 -  9.500        135,186.09           0.06            8          0.05
 9.501 - 10.000      2,974,745.90           1.29          191          1.28
10.001 - 10.500      2,480,485.36           1.07          159          1.07
10.501 - 11.000      3,860,997.35           1.67          238          1.60
11.001 - 11.500      6,651,391.77           2.87          378          2.54
11.501 - 12.000      9,692,829.92           4.19          557          3.74
12.001 - 12.500     10,772,730.47           4.65          601          4.03
12.501 - 13.000     15,563,673.54           6.72          982          6.59
13.001 - 13.500     21,842,493.33           9.44        1,386          9.30
13.501 - 14.000     18,168,744.61           7.85        1,086          7.29
14.001 - 14.500     18,398,842.55           7.95        1,070          7.18
14.501 - 15.000     16,538,989.46           7.14        1,074          7.21
15.001 - 15.500     12,818,339.40           5.54          796          5.34
15.501 - 16.000     19,502,249.73           8.42        1,251          8.39
16.001 - 16.500     17,093,602.53           7.38        1,203          8.07
16.501 - 17.000     15,003,241.41           6.48        1,040          6.98
17.001 - 17.500     10,486,057.97           4.53          667          4.48
17.501 - 18.000     23,095,458.79           9.98        1,688         11.33
18.001 - 18.500      1,727,032.00           0.75          119          0.80
18.501 - 19.000      1,567,610.54           0.68          131          0.88
19.001 - 19.500        613,376.95           0.26           50          0.34
19.501 - 20.000      1,302,921.84           0.56          111          0.74
20.001 - 20.500        227,187.29           0.10           19          0.13
20.501 - 21.000        298,473.56           0.13           30          0.20
21.001 - 21.500         64,523.37           0.03            7          0.05
21.501 - 22.000        178,078.83           0.08           22          0.15
22.001 - 22.500        148,710.09           0.06           14          0.09
22.501 - 23.000         36,520.63           0.02            4          0.03
23.001 - 23.500          6,563.14           0.00            1          0.01
23.501 - 24.000         12,448.50           0.01            2          0.01
24.001 - 24.500          6,646.85           0.00            1          0.01
                  ---------------         ------       ------        ------
      Total.....  $231,483,767.50         100.00%(1)   14,903        100.00%(1)
                  ===============         ======       ======        ======

----------
(1)   Percentages may not add up to 100% because of rounding.

          DISTRIBUTION OF THE AUTO LOANS BY REMAINING PRINCIPAL BALANCE
                       AS OF THE PRELIMINARY CUT-OFF DATE

                                                   Percent of                    Percent of
   Range of Remaining          Aggregate           Aggregate        Number of    Number of
   Principal Balances      Principal Balance   Principal Balance    Auto Loans   Auto Loans
----------------------     -----------------   -----------------    ----------   ----------
$     0.01 -  5,000.00     $     501,582.43          0.22%              144         0.97%
  5,000.01 - 10,000.00        16,900,465.50          7.30             2,045        13.72
 10,000.01 - 15,000.00        65,227,765.53         28.18             5,188        34.81
 15,000.01 - 20,000.00        77,490,720.57         33.48             4,474        30.02
 20,000.01 - 25,000.00        50,500,829.14         21.82             2,293        15.39
 25,000.01 - 30,000.00        17,877,913.42          7.72               665         4.46
 30,000.01 - 35,000.00         2,839,463.55          1.23                90         0.60
 35,000.01 - 40,000.00           145,027.36          0.06                 4         0.03
                           ----------------        ------            ------       ------
      Total.............   $ 231,483,767.50        100.00%(1)        14,903       100.00%(1)
                           ================        ======            ======       ======

----------
(1)   Percentages may not add up to 100% because of rounding.

                        DISTRIBUTION OF THE AUTO LOANS BY
          ORIGINAL PRINCIPAL BALANCE AS OF THE PRELIMINARY CUT-OFF DATE

                                                   Percent of                    Percent of
   Range of Original           Aggregate           Aggregate        Number of    Number of
  Principal Balances       Principal Balance   Principal Balance    Auto Loans   Auto Loans
----------------------     -----------------   -----------------    ----------   ----------
$     0.01 -  5,000.00     $     158,923.14          0.07%               42         0.28%
  5,000.01 - 10,000.00        13,230,184.77          5.72             1,702        11.42
 10,000.01 - 15,000.00        60,334,300.97         26.06             5,004        33.58
 15,000.01 - 20,000.00        77,119,918.54         33.32             4,620        31.00
 20,000.01 - 25,000.00        55,061,118.63         23.79             2,581        17.32
 25,000.01 - 30,000.00        21,017,993.20          9.08               806         5.41
 30,000.01 - 35,000.00         4,211,745.75          1.82               138         0.93
 35,000.01 - 40,000.00           349,582.50          0.15                10         0.07
                           ----------------        ------            ------       ------
      Total.............   $ 231,483,767.50        100.00%(1)        14,903       100.00%(1)
                           ================        ======            ======       ======

----------
(1)   Percentages may not add up to 100% because of rounding.

                        DISTRIBUTION OF THE AUTO LOANS BY
  REMAINING TERM TO SCHEDULED MATURITY DATE AS OF THE PRELIMINARY CUT-OFF DATE

 Remaining Term                             Percent of                   Percent of
  to Scheduled          Aggregate           Aggregate        Number of   Number of
  Maturity Date     Principal Balance   Principal Balance   Auto Loans   Auto Loans
----------------    -----------------   -----------------   ----------   ----------
 1  -  12 months    $       7,753.89           0.00%               3        0.02%
13  -  24 months          253,684.18           0.11               51        0.34
25  -  36 months        2,457,412.59           1.06              336        2.25
37  -  48 months       14,767,298.40           6.38            1,430        9.60
49  -  60 months       84,483,036.71          36.50            6,229       41.80
61  -  72 months      129,514,581.73          55.95            6,854       45.99
                    ----------------         ------           ------      ------
    Total.........  $ 231,483,767.50         100.00%(1)       14,903      100.00%(1)
                    ================         ======           ======      ======

----------
(1)   Percentages may not add up to 100% because of rounding.

                 DISTRIBUTION OF THE AUTO LOANS BY ORIGINAL TERM
          TO SCHEDULED MATURITY DATE AS OF THE PRELIMINARY CUT-OFF DATE

 Original Term                              Percent of                   Percent of
  to Scheduled          Aggregate           Aggregate        Number of   Number of
  Maturity Date     Principal Balance   Principal Balance   Auto Loans   Auto Loans
----------------    -----------------   -----------------   ----------   ----------
13  -  24 months    $     142,682.95           0.06%              28        0.19%
25  -  36 months        1,684,544.46           0.73              249        1.67
37  -  48 months       10,401,445.27           4.49            1,084        7.27
49  -  60 months       84,335,432.12          36.43            6,346       42.58
61  -  72 months      134,919,662.70          58.28            7,196       48.29
                    ----------------         ------           ------      ------
    Total.........  $ 231,483,767.50         100.00%(1)       14,903      100.00%(1)
                    ================         ======           ======      ======

----------
(1)   Percentages may not add up to 100% because of rounding.

                        DISTRIBUTION OF THE AUTO LOANS BY
             DATE OF ORIGINATION AS OF THE PRELIMINARY CUT-OFF DATE

                                           Percent of
                            Aggregate      Aggregate       Number    Percent of
                            Principal      Principal      of Auto    Number of
Date of Origination          Balance        Balance        Loans     Auto Loans
--------------------    ---------------    ----------    --------    ----------

July 1997...........    $     11,308.31       0.00%           1         0.01%
September 1997......          26,621.24       0.01            2         0.01
October 1997........             586.44       0.00            1         0.01
November 1997.......          59,124.45       0.03            8         0.05
December 1997.......         549,647.27       0.24           53         0.36
January 1998........         158,516.02       0.07           17         0.11
February 1998.......         211,850.46       0.09           21         0.14
March 1998 .........         325,143.07       0.14           33         0.22
April 1998..........         408,933.14       0.18           38         0.25
May 1998............         291,159.37       0.13           28         0.19
June 1998...........         280,431.14       0.12           23         0.15
July 1998...........         386,912.66       0.17           33         0.22
August 1998.........         407,060.34       0.18           30         0.20
September 1998......         458,460.46       0.20           37         0.25
October 1998........         559,644.83       0.24           44         0.30
November 1998.......         478,691.18       0.21           39         0.26
December 1998.......       1,326,406.70       0.57           99         0.66
January 1999........       5,099,280.58       2.20          326         2.19
February 1999.......      12,467,188.65       5.39          856         5.74
March 1999..........      14,916,980.18       6.44          952         6.39
April 1999..........      36,981,009.15      15.98        2,466        16.55
May 1999............      39,426,351.86      17.03        2,552        17.12
June 1999...........      42,428,842.67      18.33        2,673        17.94
July 1999...........      37,708,508.00      16.29        2,325        15.60
August 1999.........      30,123,506.79      13.01        1,861        12.49
September 1999......       6,391,602.54       2.76          385         2.58
                        ---------------     ------       ------       ------
      Total.........    $231,483,767.50     100.00%(1)   14,903       100.00%(1)
                        ===============     ======       ======       ======

----------
(1)   Percentages may not add up to 100% because of rounding.

                       DISTRIBUTION OF THE AUTO LOANS BY
           MODEL YEAR OF VEHICLE AS OF THE PRELIMINARY CUT-OFF DATE

                                             Percent of                        Percent of
                          Aggregate           Aggregate        Number of       Number of
    Model Year        Principal Balance   Principal Balance    Auto Loans      Auto Loans
------------------    -----------------   -----------------    ----------     ------------
1990..............    $      33,243.30          0.01%                6           0.04%
1991..............          325,669.54          0.14                47           0.32
1992..............        1,418,905.41          0.61               186           1.25
1993..............        3,878,812.24          1.68               429           2.88
1994..............        7,393,919.35          3.19               713           4.78
1995..............       18,521,528.42          8.00             1,568          10.52
1996..............       35,997,858.90         15.55             2,594          17.41
1997..............       41,994,504.96         18.14             2,744          18.41
1998..............       41,578,419.99         17.96             2,521          16.92
1999..............       75,711,239.66         32.71             3,881          26.04
2000..............        4,629,665.73          2.00               214           1.44
                      ----------------        ------            ------         ------
Total.............    $ 231,483,767.50        100.00%(1)        14,903         100.00%(1)
                      ================        ======            ======         ======

----------
(1)   Percentages may not add up to 100% because of rounding.

                        DISTRIBUTION OF THE AUTO LOANS BY
             NEW OR USED VEHICLE AS OF THE PRELIMINARY CUT-OFF DATE

                                             Percent of                        Percent of
                          Aggregate           Aggregate        Number of       Number of
   Vehicle Type       Principal Balance   Principal Balance    Auto Loans      Auto Loans
------------------    -----------------   -----------------    ----------     ------------
New................   $  76,800,782.86         33.18%            3,918          26.29%
Used...............     154,682,984.64         66.82            10,985          73.71
                      ----------------        ------            ------         ------
      Total........   $ 231,483,767.50        100.00%(1)        14,903         100.00%(1)
                      ================        ======            ======         ======

----------
(1)   Percentages may not add up to 100% because of rounding.

DISTRIBUTION OF THE AUTO LOANS BY FICO SCORE AS OF THE PRELIMINARY CUT-OFF DATE

                                             Percent of                        Percent of
                          Aggregate           Aggregate        Number of       Number of
FICO Score Range(1)   Principal Balance   Principal Balance    Auto Loans      Auto Loans
-------------------   -----------------   -----------------    ----------     ------------
   401 - 425          $      15,232.37          0.01%                1           0.01%
   426 - 450                 12,118.56          0.01                 1           0.01
   451 - 475                 99,000.36          0.04                 9           0.06
   476 - 500                403,854.22          0.17                34           0.23
   501 - 525              1,477,283.21          0.64               129           0.87
   526 - 550              5,975,359.44          2.58               522           3.50
   551 - 575              9,899,775.47          4.28               810           5.44
   576 - 600             32,685,125.01         14.12             2,212          14.84
   601 - 625             48,888,503.52         21.12             3,141          21.08
   626 - 650             55,150,701.84         23.82             3,356          22.52
   651 - 675             39,412,811.58         17.03             2,372          15.92
   676 - 700             17,818,637.37          7.70             1,082           7.26
   701 - 725             10,101,039.43          4.36               603           4.05
   726 - 750              5,230,352.41          2.26               328           2.20
   751 - 800              3,899,132.79          1.68               271           1.82
   801 - 850                400,703.88          0.17                31           0.21
   851 and over              14,136.04          0.01                 1           0.01
                      ----------------        ------            ------         ------
   Total.........     $ 231,483,767.50        100.00%(2)        14,903         100.00%(2)
                      ================        ======            ======         ======

----------
(1) FICO is a credit bureau score and is not a proprietary credit score used by the originator.
(2)   Percentages may not add up to 100% because of rounding.

SIMPLE INTEREST RECEIVABLES

      As of the Cut-off Date, all of the Auto Loans provide for allocation of payments according to the "simple interest" method ("Simple Interest Receivables"). A Simple Interest Receivable provides for the amortization of the amount financed under the receivable over a series of fixed level monthly payments. Each monthly payment consists of a principal repayment plus an installment of interest which is calculated on the basis of the outstanding principal balance of the receivable multiplied by the stated APR and further multiplied by the period elapsed (as a fraction of a calendar year) since the preceding payment of interest was made. As payments are received under a Simple Interest Receivable, the amount received is applied first to interest accrued to the date of payment and the balance is applied to reduce the unpaid principal balance. Accordingly, if an Obligor pays a fixed monthly installment before its scheduled due date, the portion of the payment allocable to interest for the period since the preceding payment was made will be less than it would have been had the payment been made as scheduled, and the portion of the payment applied to reduce the unpaid principal balance will be correspondingly greater. Conversely, if an Obligor pays a fixed monthly installment after its scheduled due date, the portion of the payment allocable to interest for the period since the preceding payment was made will be greater than it would have been had the payment been made as scheduled, and the portion of the payment applied to reduce the unpaid principal balance will be correspondingly less. In either case, the Obligor pays a fixed monthly installment until the Final Scheduled Maturity Date, at which time the amount of the final installment is increased or decreased as necessary to repay the then outstanding principal balance. If a Simple Interest Receivable is prepaid, the Obligor is required to pay interest only to the date of prepayment.

ELIGIBILITY REQUIREMENTS

      To be eligible for inclusion into the Auto Loan Pool ("Eligible Auto Loans") an Auto Loan must meet certain criteria set forth in the Sales and Servicing Agreement as of the Cut-off Date, including without limitation:

      -     have an Obligor whose billing address is in the United States;

      - have an original term to its scheduled maturity date of not more than 72 months;

      - provides for level monthly payments which fully amortize the amount financed over the original term (except for the last payment, which may be different from the level payment for various reasons, including late or early payments during the term of the Auto Loan);

      -     be not more than 31 days past due;

      - have an original scheduled maturity equal to or less than 60 months, except up to 66% of the aggregate outstanding principal balance of the Auto Loans (the "Outstanding Portfolio Balance") may have an original scheduled maturity equal to or less than 72 months;

      -     have an APR of at least 7.00% and not more than 25.00%;

      - not cause more than 21.5% of the Outstanding Portfolio Balance to be located in one single state;

      - have a maximum amount financed of $30,000, except up to 2.0% of the Outstanding Portfolio Balance may have a maximum amount financed of $65,000;

      - not cause more than 1% of the Outstanding Portfolio Balance to have a credit bureau score (FICO) below 500;

      - not cause more than 9% of the Outstanding Portfolio Balance to have a credit bureau score (FICO) below 550;

      - not cause more than 30% of the Outstanding Portfolio Balance to have a credit bureau score (FICO) below 600;

      - not cause the percentage of the dollar amount of Auto Loans which finance used Vehicles in the pool to exceed 70% of the Outstanding Portfolio Balance;

      - have a credit bureau score of at least 580 if its original scheduled maturity is in excess of 60 months; and

      - relate to a Vehicle funded by a loan such that the sum of the age of the vehicle and the term of the loan are no greater than 8 years.

                       NOTE FACTORS AND OTHER INFORMATION

      Each class of notes will be assigned a "Note Factor" consisting of a seven-digit decimal which the servicer will compute each month indicating the principal balance for each class of notes as a fraction of the initial principal balance of the corresponding class of notes. The Note Factor for each class of notes will be 1.0000000 as of the Closing Date; thereafter, each Note Factor will decline to reflect reductions in the principal balance of each class of notes. As a noteholder, your share of the principal balance of a particular class of notes is the product of (1) the original denomination of your note and
(2) the applicable class Note Factor.

      Under the Indenture, the noteholders and the Insurer will receive monthly reports concerning the payments received on the Auto Loans, the Outstanding Portfolio Balance, the Note Factors and various other items of information. Noteholders of record during any calendar year will be furnished information for tax reporting purposes not later than the latest date permitted by law. See "Description of the Transaction Documents--Statements to Noteholders."

                       WEIGHTED AVERAGE LIFE OF THE NOTES

      Absent an Event of Default which has resulted in an acceleration of the notes, no principal payments on any class of notes will be made until all notes with lower class designations have been paid in full. For example, no payments on the Class A-4 notes will be made until the Class A-1 notes, Class A-2 notes and Class A-3 notes have been paid in full. See "Description of the Notes -- Principal Payments." As the rate of payment of principal of each class of notes depends primarily on the rate of payment (including prepayments) of the principal balance of the Auto Loans, final payment of any class of the notes could occur significantly earlier than the applicable Final Scheduled Maturity Date. Reinvestment risk associated with early payment of each class of notes will be borne exclusively by the noteholders. It is expected that final payment of each class of the notes will occur on or prior to the applicable Final Scheduled Maturity Date. However, if sufficient funds are not available to pay the notes in full on or prior to the applicable Final Scheduled Maturity Date, final payment of the notes could occur later than such date.

      Prepayments on auto loans can be measured relative to a prepayment standard or model. The model used in this prospectus supplement, the Absolute Prepayment Model ("ABS"), represents an assumed rate of prepayment each month relative to the original number of auto loans in a pool of auto loans. ABS further assumes that all the auto loans are the same size and amortize at the same rate and that each receivable in each month of its life will either be paid as scheduled or be prepaid in full. For example, in a pool of auto loans originally containing 10,000 auto loans, a 1% ABS rate means that 100 auto loans prepay each month. ABS does not purport to be a historical description of prepayment experience or a prediction of the anticipated rate of prepayment of any pool of auto loans, including the Auto Loans.

      The tables captioned "Percent of Initial Class A-1 Note and Class A-2 Note Principal Balances at Various ABS Percentages" and "Percent of Initial Class A-3 Note and Class A-4 Note Principal Balances at Various ABS Percentages" (together, the "ABS Table") have been prepared on the basis of the characteristics of the Auto Loans. The ABS Table assumes that (a) the Auto Loans prepay monthly at the specified constant percentage of ABS, with no defaults, losses or repurchases, (b) each scheduled monthly payment on the Auto Loans is made on the last day of each month and each month has 30 days, (c) payments on the notes are made on each payment date (and each such date is assumed to be the 18th day of each applicable month), (d) the balance in the Spread Account on each payment date is equal to the Requisite Spread Account Amount, (e) the Excluded Auto Loans are acquired by the Trust on or before the first Payment Date, and (f) the Seller exercises its option to purchase the Auto Loans and cause the notes to be redeemed. The ABS Table indicates the projected weighted average life of each class of notes and sets forth the percent of the initial principal amount of each class of notes that is projected to be outstanding after each of the payment dates shown at various constant ABS percentages.

      The ABS Table also assumes that the Auto Loans have been aggregated into hypothetical pools with all of the Auto Loans within each such pool having the following characteristics and that the level scheduled monthly payment for each of the pools (which is based on its aggregate principal balance, APR, original number of scheduled payments and remaining number of scheduled payments as of the Cutoff Date) will be such that each pool will be fully amortized by the end of its remaining term to maturity. Each hypothetical pool has an assumed cutoff date of the Cutoff Date.

                                                       ORIGINAL     REMAINING
                     AGGREGATE                           TERM         TERM
                     PRINCIPAL                        TO MATURITY   TO MATURITY
POOL                  BALANCE         CONTRACT RATE   (IN MONTHS)   (IN MONTHS)
----                 ---------        -------------   -----------   -----------

1 ............... $   3,174,410.50       16.338%           39           31

2 ............... $  17,241,648.40       15.779%           50           44

3................ $  98,638,679.56       15.096%           60           56

4................ $ 151,215,531.81       14.508%           71           67

      The actual characteristics and performance of the Auto Loans will differ from the assumptions used in constructing the ABS Table. The assumptions used are hypothetical and have been provided only to give a general sense of how the principal cash flows might behave under varying prepayment scenarios. For example, it is very unlikely that the Auto Loans will prepay at a constant level of ABS until maturity or that all of the Auto Loans will prepay at the same level of ABS. Moreover, the diverse terms of Auto Loans within each of the four hypothetical pools could produce slower or faster principal distributions than indicated in the ABS Table at the various constant percentages of ABS specified, even if the original and remaining terms to maturity of the Auto Loans are as assumed. Any difference between such assumptions and the actual characteristics and performance of the Auto Loans, or actual prepayment experience, will affect the percentages of initial balances outstanding over time and the weighted average lives of each class of notes.

      THE FOLLOWING ABS TABLE HAS BEEN PREPARED BASED ON THE ASSUMPTIONS DESCRIBED ABOVE (INCLUDING THE ASSUMPTIONS REGARDING THE CHARACTERISTICS AND PERFORMANCE OF THE AUTO LOANS WHICH WILL DIFFER FROM THE ACTUAL CHARACTERISTICS AND PERFORMANCE THEREOF) AND SHOULD BE READ IN CONJUNCTION THEREWITH.

              PERCENT OF INITIAL CLASS A-1 NOTE AND CLASS A-2 NOTE
                 PRINCIPAL BALANCES AT VARIOUS ABS PERCENTAGES

                                                 CLASS A-1 NOTES                                    CLASS A-2 NOTES
                                                 ---------------                                    ---------------

PAYMENT DATE                     0.00%    1.00%   1.30%   1.50%   1.70%   2.00%      0.00%   1.00%   1.30%   1.50%   1.70%   2.00%
------------                     -----    -----   -----   -----   -----   -----      -----   -----   -----   -----   -----   -----
Closing Date ..................   100      100     100     100     100     100        100     100     100     100     100     100

November 18, 2000 .............    62       40      33      28      23      16        100     100     100     100     100     100

November 18, 2001 .............    27        0       0       0       0       0        100      84      62      47      32       9

November 18, 2002 .............     0        0       0       0       0       0         75       1       0       0       0       0

November 18, 2003 .............     0        0       0       0       0       0          0       0       0       0       0       0

November 18, 2004 .............     0        0       0       0       0       0          0       0       0       0       0       0

November 18, 2005 .............     0        0       0       0       0       0          0       0       0       0       0       0

  Weighted Avg. Life (years)(1)   1.4      0.9     0.8     0.7     0.7     0.6        3.3     2.4     2.2     2.0     1.9     1.7

----------
(1) The weighted average life of a note is determined by (a) multiplying the amount of each principal payment of such note by the number of years from the date of the issuance of such note to the related payment date (b) adding the results and (c) dividing the sum by the related initial principal amount of such note.

              PERCENT OF INITIAL CLASS A-3 NOTE AND CLASS A-4 NOTE
                 PRINCIPAL BALANCES AT VARIOUS ABS PERCENTAGES

                                              CLASS A-3 NOTES                                       CLASS A-4 NOTES
                                              ---------------                                       ---------------

PAYMENT DATE                      0.00%   1.00%   1.30%   1.50%   1.70%   2.00%      0.00%   1.00%   1.30%   1.50%   1.70%   2.00%
------------                      -----   -----   -----   -----   -----   -----      -----   -----   -----   -----   -----   -----
Closing Date ...................   100     100     100     100     100     100        100     100     100     100     100     100

November 18, 2000 ..............   100     100     100     100     100     100        100     100     100     100     100     100

November 18, 2001 ..............   100     100     100     100     100     100        100     100     100     100     100     100

November 18, 2002 ..............   100     100      69      47      24       0        100     100     100     100     100      85

November 18, 2003 ..............    84       7       0       0       0       0        100     100       0       0       0       0

November 18, 2004 ..............     0       0       0       0       0       0          0       0       0       0       0       0

November 18, 2005 ..............     0       0       0       0       0       0          0       0       0       0       0       0

  Weighted Avg. Life (years)(1)    4.3     3.5     3.2     3.0     2.8     2.5        4.8     4.2     4.0     3.6     3.4     3.1

----------
(1) The weighted average life of a note is determined by (a) multiplying the amount of each principal payment of such note by the number of years from the date of the issuance of such note to the related payment date (b) adding the results and (c) dividing the sum by the related initial principal amount of such note.

                            DESCRIPTION OF THE NOTES

GENERAL

      The notes will be issued pursuant to the Indenture. The notes initially will be represented by notes registered in the name of Cede & Co. ("Cede") as the nominee of The Depository Trust Company ("DTC"), and will only be available in the form of book-entries on the records of DTC and participating members thereof. The notes will be issued in minimum denominations of $1,000 and integral multiples of $1,000, except that one Class A-1 Note, one Class A-2 Note, one Class A-3 Note and one Class A-4 Note may be issued in another denomination. All references to "holders" or "Noteholders" and to authorized denominations, when used with respect to the notes, shall reflect the rights of beneficial owners of the notes ("Note Owners"), and limitations thereof, as they may be indirectly exercised through DTC and its participating members, except as otherwise specified herein. See "Registration of Notes" herein.

PAYMENT OF INTEREST

      The Class A-1 Notes will bear interest at an annual rate equal to 6.420% (the "Class A-1 Interest Rate"). The Class A-2 Notes will bear interest at an annual rate equal to 6.705% (the "Class A-2 Interest Rate"). The Class A-3 Notes will bear interest at an annual rate equal to 6.835% (the "Class A-3 Interest Rate"). The Class A-4 Notes will bear interest at an annual rate equal to 6.900% (the "Class A-4 Interest Rate"). Interest on the notes will be calculated on the basis of a 360-day year of twelve 30-day months.

      Noteholders will receive regular payments of interest ("Noteholders' Interest Payment Amounts") as follows: On each Payment Date, the holders of the notes as of the related Record Date will be entitled to receive, pro rata, thirty (30) days of interest at the applicable Interest Rate on the outstanding principal amount of that class of notes at the close of the preceding Payment Date. Nevertheless, on the initial Payment Date, the interest payable to the noteholders of record will be an amount equal to the product of (a) the interest rate applicable to such class of notes, (b) the initial principal amount of such class of notes and (c) a fraction (i) the numerator of which is the number of days (assuming a 30-day month) from and including the Closing Date to but excluding the initial Payment Date and (ii) the denominator of which is 360.

      Interest on the notes which is due but not paid on any Payment Date will be payable on the next Payment Date together with, to the extent permitted by law, interest on such unpaid amount at the interest rate applicable to such class.

PRINCIPAL PAYMENTS

      Principal of the notes will be payable on each Payment Date in an amount equal to the sum of (i) the Noteholders' Principal Payment Amount, (ii) the Additional Noteholders' Principal Payment Amount and (iii) the Released Funds Principal Payment Amount.

      On each Payment Date (other than after acceleration of the notes after an Event of Default), the amount of principal to be paid to Noteholders will be paid to holders of each class of notes sequentially. In other words, principal will be applied first to pay principal of the Class A-1 Notes until the outstanding principal amount of the Class A-1 Notes has been reduced to zero (the amount of principal paid to holders of the Class A-1 Notes on a Payment Date being referred to as the "Class A-1 Principal Payment Amount"), then to pay principal of the Class A-2 Notes until the outstanding principal amount of the Class A-2 Notes has been reduced to zero (the amount of principal paid to holders of the Class A-2 Notes on a Payment Date being referred to as the "Class A-2 Principal Payment Amount"), then to pay principal of the Class A-3 Notes until the outstanding principal amount of the Class A-3 Notes has been reduced to zero (the amount of principal paid to holders of the Class A-3 Notes on a Payment Date being referred to as the "Class A-3 Principal Payment Amount") and, then to pay the principal of the Class A-4 Notes until the outstanding principal amount of the Class A-4 Notes has been reduced to zero (the amount of principal paid to holders of the Class A-4 Notes on a Payment Date being referred to as the "Class A-4 Principal Payment Amount").

      In addition, funds released from the Pre-Funding Account on the first Payment Date will be paid to Noteholders on a pro rata basis based on the outstanding principal amounts of their respective Notes.

PRE-FUNDING ACCOUNT

      Approximately $12,649,981.37 of Auto Loans, most of which were originated in Pennsylvania (the "Excluded Auto Loans"), have been excluded from the initial pool of auto loans until the Depositor and the Trust obtain licenses under the Pennsylvania Motor Vehicle Sales Finance Act (the "Pennsylvania Licenses"). These licenses are expected to be obtained shortly after the closing date.

      On the Closing Date, $11,701,232.77, representing an amount equal to approximately 92.5% of the aggregate outstanding principal balance as of the Cut-off Date of the Excluded Auto Loans, will be deposited into a pre-funding account (the "Pre-Funding Account") held by and in the name of the Indenture Trustee. The Excluded Auto Loans, including all payments received thereon after the Cut-off Date, will be purchased by the Trust upon receipt of the Pennsylvania Licenses with the funds in the Pre-Funding Account to the extent permitted by the Insurer and the Rating Agencies. In the event that the Pennsylvania Licenses are not obtained prior to the initial Payment Date or the Insurer or the Rating Agencies do not approve the transfer of some or all of the Excluded Auto Loans, the Originator will have the option to transfer other Auto Loans meeting the eligibility criteria required for the initial Auto Loans to the extent permitted by the Insurer and the Rating Agencies. Any Excluded Auto Loans or other Auto Loans acquired by the Trust after the Closing Date and on or prior to the first Payment Date are referred to as "Subsequent Auto Loans." Any balance remaining in the Pre-Funding Account after the purchase of loans on that date will be paid to noteholders, on a pro rata basis based on the principal amount of each note as a mandatory prepayment. All investment earnings on amounts in the Pre-Funding Account will be included in the Available Funds for the first Payment Date.

      The average interest rate earned by the Trust on investment of funds in the pre-funding account is expected to be less than the weighted average interest rate on the Notes. To provide a source of funds to cover any shortfall resulting from this difference, on the Closing Date, $37,330.79 will be deposited into an interest reserve account (the "Interest Reserve Account") held by and in the name of the Indenture Trustee. The deposit into the interest reserve account will be funded from the proceeds of the sale of the Notes. On the initial Payment Date, the Servicer will instruct the Indenture Trustee to withdraw from the interest reserve account and deposit into the Collection Account an amount equal to the product of (a) the initial deposit to the Pre-Funding Account multiplied by (b) a fraction (i) the numerator of which is the number of days (assuming a 30-day month) from and including the Closing Date to but excluding the first Payment Date and (ii) the denominator of which is 360, multiplied by (c) the excess of (1) the weighted average interest rate of the Notes plus the Insurer Premium rate over (2) the investment earnings on funds in the pre-funding account expressed as a per annum rate. Amounts remaining in the Interest Reserve Account after all required payments are made therefrom on the initial Payment Date will be paid to the Servicer.

      If the Insurer and the Rating Agencies approve the transfer to the Trust on or before the first Payment Date of any Subsequent Auto Loans, all collections with respect to such Auto Loans after the Cut-off Date (in the case of Auto Loans originated on or prior to the Cut-off Date) or after the origination of the Auto Loan (in the case of Auto Loans originated after the Cut-off Date) will be included in the Available Funds for the first Payment Date.

      Funds on deposit in the Pre-Funding Account and the Interest Reserve Account will be invested from time to time in highly rated short term securities. Monies on deposit in the Pre-Funding Account and the Interest Reserve Account will not be available to cover losses on or in respect of the Auto Loans or the Notes.

OPTIONAL REDEMPTION

      The Seller is permitted at its option to purchase all remaining Auto Loans from the trust (with the consent of the Insurer if such purchase and redemption would result in a claim under the Policy or if any amount owing to the Insurer or on the notes would remain unpaid). The Seller may exercise this repurchase option on or after the last day of any month on or after which the then outstanding aggregate principal balance of the notes is less than or equal to ten percent

(10%) of the initial aggregate principal balance of the notes at a price equal to the remaining unpaid principal amount of the Auto Loans as of such last day of the month plus accrued interest thereon through the Payment Date on which the redemption will occur. Exercise of these rights will result in the early retirement of the notes. Upon declaration of an optional redemption, the Indenture Trustee will give written notice of termination to the Insurer and each noteholder of record. The final payment to any noteholder will be made only upon surrender and cancellation of such holder's Note at the office or agency of the Indenture Trustee specified in the notice of termination.

                    DESCRIPTION OF THE TRANSACTION DOCUMENTS

      The following summary describes the material terms of the Transaction Documents. The "Transaction Documents" include, among others, the Sales and Servicing Agreement, the Transfer Agreements, the Trust Agreement, the Indenture, the Insurance Agreement, the Spread Account Agreement (as such terms are hereinafter defined). Copies of the Transaction Documents will be filed with the Commission following the issuance of the notes. This summary is qualified in its entirety by reference to the actual Transaction Documents.

SALE AND ASSIGNMENT OF AUTO LOANS

      On the Closing Date, the Seller will purchase, without recourse, except as provided in the Sales and Servicing Agreement, from the Originator, its entire interest in the Auto Loans, together with the security interests held by the Originator in the related Vehicles. Each Auto Loan will be identified in a schedule appearing as an exhibit to the Sales and Servicing Agreement. The Depositor will Purchase the Auto Loans from the Seller and the Trust will purchase the Auto Loans from the Depositor pursuant to the Transfer Agreements on the Closing Date. The Trust will issue the notes pursuant to the Indenture. The Indenture Trustee will execute, authenticate, and deliver the notes.

      In the Sales and Servicing Agreement dated as of the Closing Date (the "Sales and Servicing Agreement"), the Originator will represent and warrant among other things that (1) the information provided in the Sales and Servicing Agreement with respect to each Auto Loan is correct in all material respects;
(2) at the dates of origination of the Auto Loans, physical damage insurance covering each Vehicle was in effect in accordance with the normal requirements of Flagship; (3) at the date of issuance of the notes, the Auto Loans are free and clear of all security interests, liens, charges, and encumbrances and no offsets, defenses, or counterclaims have been asserted or threatened; (4) at the date of issuance of the notes, each of the Auto Loans is or will be secured by a first-priority perfected security interest in the related Vehicle in favor of Flagship, and (5) each Auto Loan, at the time it was originated, complied and, at the date of issuance of the notes, complies in all material respects with applicable federal and state law, including, without limitation, consumer credit, truth in lending, equal credit opportunity and disclosure laws. As of the last day of the first month following the discovery by or notice to the

Originator of a breach of any representation or warranty that materially and adversely affects the interest of the Trust, the Indenture Trustee or the Insurer, unless the breach is cured, the Originator will purchase such Auto Loan from the Trust for the Purchase Amount. The repurchase obligation will constitute the sole remedy available to the noteholders, the Insurer or the Indenture Trustee for any such uncured breach. However, the Originator will be required to indemnify the Indenture Trustee, the Insurer, the Trust and the noteholders against all costs, losses, damages, claims and liabilities, including reasonable fees and expenses of counsel, which may be asserted against or incurred by any of them, as a result of third party claims arising out of events or facts giving rise to such breach with respect to the Auto Loans.

      On or before the Closing Date, the original documents related to each Auto Loan and the related Vehicle will be delivered to the Indenture Trustee as custodian, and the Indenture Trustee then will maintain physical possession of the original documents related to the Auto Loans and the related Vehicle except as may be necessary for the servicing of the Auto Loans by the Servicer. The Auto Loans will not be stamped to reflect the ownership thereof by the Trust. However, on or prior to the Closing Date, the Originator's accounting records and computer systems will reflect the sale and assignment of the Auto Loans to the Trust and Uniform Commercial Code ("UCC") financing statements reflecting such sales to the Trust and pledge to the Indenture Trustee by the Trust will be filed. See "Certain Legal Aspects of the Auto Loans - Security Interest in the Vehicles" herein.

      The Originator shall have the right (but not the obligation) to substitute Auto Loans ("Substitute Auto Loans") for Charged-off Auto Loans; provided that Substitute Auto Loans in the aggregate must meet the following criteria ("Substitution Criteria"): (i) be at least equal in outstanding principal balance and at least equal in terms of credit quality to the Auto Loans being replaced; (ii) not have final scheduled maturity dates later than the final scheduled maturity dates of the Auto Loans being replaced; (iii) be Eligible Auto Loans; (iv) satisfy all of the representations and warranties contained in the Sales and Servicing Agreement; (v) never have been more than thirty-one (31) days delinquent; and (vi) have APR's at least equal to or greater than the APR's of the Auto Loans being replaced. In addition to the foregoing factors, the Originator may not substitute Auto Loans for Charged-off Auto Loans if such substitutions would cause the aggregate outstanding principal balance of Substitute Auto Loans that were substituted for Charged-off Auto Loans, measured at the time of their substitution, to exceed 10% of the Initial Portfolio Balance after giving effect to such substitution.

      All Charged-off Auto Loans will continue to be used in the evaluation of portfolio performance tests regardless of whether such Charged-off Auto Loans are removed from the pool.

      The Excluded Auto Loans, including all payments received thereon after the Cut-off Date, will be purchased by the Trust with the funds in the Pre-Funding Account upon receipt of the Pennsylvania Licenses to the extent approved by the Insurer and the Rating Agencies. In the event that the Pennsylvania Licenses are not obtained prior to the initial payment date, the Originator will have the option to transfer other Auto Loans which meet the eligibility requirements for the initial Auto Loans to the extent permitted by the Insurer and the Rating Agencies.

ACCOUNTS

      On or prior to the next billing period after the Cut-off Date, the Servicer will notify each Obligor to make payments directly to the Servicer with respect to the Auto Loans. The Indenture Trustee will establish and maintain initially with itself one or more accounts (collectively, the "Collection Account") in the name of the Indenture Trustee on behalf of the noteholders and the Insurer. The Collection Account will be an Eligible Account (as defined below). The Servicer will forward the proceeds of payments on the Auto Loans to the Indenture Trustee for deposit in the Collection Account within two Business Days of receipt thereof. The Indenture Trustee will have the authority to give to the Obligors notice of the assignment of the Auto Loans and to issue new payment instructions.

      An "Eligible Account" means a segregated trust account that is maintained with the corporate trust department of a depository institution acceptable to the Insurer (so long as an Insurer Default shall not have occurred and be continuing), or (ii) a segregated direct deposit account maintained with a depository institution or trust company organized under the laws of the United States of America, or any of the State thereof, or the District of Columbia, have a certificate of deposit short term deposit or commercial paper rating of at least A-1+ by Standard & Poor's and P-1 by Moody's and D-1+ by DCR (if the account is rated by DCR) and a long term rating of at least AA- by Standard & Poor's and (so long as an Insurer Default shall not have occurred and be continuing) acceptable to the Insurer.

AVAILABLE FUNDS

      On each Payment Date, the Trustee will apply the Available Funds in the Collection Account to make required payments of principal and interest to noteholders. The Available Funds for a Payment Date will be the sum of the following amounts with respect to the preceding Collection Period:

            (a) all principal and interest payments on the Auto Loans;

            (b) all proceeds received during the related Collection Period with respect to Auto Loans that became Charged-off Auto Loans during such related Collection Period, net of the reasonable and customary out-of-pocket expenses incurred by the Servicer in connection with collection, enforcement or liquidation and any amounts required by law to be remitted to the Obligor on such Charged-off Auto Loan;

            (c) proceeds from Actual Recovery Amounts with respect to Charged-off Auto Loans;

            (d) earnings on investments of funds in the Collection Account, the Pre-Funding Account and the Spread Account during the related Collection Period;

            (e) the Purchase Amount deposited in the collection account for each Auto Loan that was repurchased by the Originator or the Servicer, as the case may be, as of the last day of the related Collection Period; and

            (f) withdrawals from the Interest Reserve Account.

      If the Insurer and the Rating Agencies approve the transfer to the Trust on or before the first Payment Date of any Subsequent Auto Loans, all collections with respect to such Auto Loans after the Cut-off Date (in the case of Auto Loans originated on or prior to the Cut-off Date) or after the origination of the Auto Loan (in the case of Auto Loans originated after the Cut-off Date) will be included in the Available Funds for the first Payment Date.

      The Insurer may at any time, and as often as it chooses, with respect to a Payment Date, have the option (but shall not be required, except as required under the Policy) to deliver amounts to the Trustee for deposit into the Collection Account for any of the following purposes: (1) to provide funds in respect of the payment of fees or expenses of any provider of services to the Trust with respect to such Payment Date, and (2) to include such amount as part of Available Funds for such Payment Date to the extent that without such amount a draw would be required to be made on the Policy. Any amounts delivered by the Insurer shall be included in the Reimbursement Amounts due to the Insurer.

APPLICATION OF PAYMENTS

      On each Payment Date, the Indenture Trustee will distribute the Available Funds for such Payment Date in the following order of priority:

            (a) to the Indenture Trustee and Collateral Agent, (i) all amounts due to the Indenture Trustee and Collateral Agent (other than fees) in respect of the immediately prior Collection Period, together with all reimbursements for such items from prior Collection Periods subject to a maximum expense cap and (ii) the Indenture Trustee and Collateral Agent Fee in respect of the immediately prior Collection Period and all unpaid Indenture Trustee and Collateral Agent Fee from prior Collection Periods;

            (b) to the Servicer, the Servicing Fee and all unpaid Servicing
      Fees;

            (c) to the noteholders, pro-rata, the Noteholders' Interest Payment Amount;

            (d) to the Insurer, any monthly premium fees (the "Insurer Premium") due and payable to the Insurer;

            (e) to the Noteholders, sequentially first to holders of the Class A-1 Notes until the Class A-1 Notes are paid in full, then to the holders of the Class A-2 Notes until the Class A-2 Notes are paid in full, then to the holders of the Class A-3 Notes until the Class A-3 Notes are paid in full and thereafter to the holders of the Class A-4 Notes until the Class A-4 Notes are paid in full, the Noteholders' Principal Payment Amount;

            (f) to any successor servicer, the Indenture Trustee and the Insurer, any reasonable and nonrecurring fees and expenses related to the transfer of servicing and the appointment of a successor servicer or temporary successor servicer, subject to a maximum expense cap;

            (g) to the Insurer, any other amounts (the "Reimbursement Amounts") due under the terms of the Insurance Agreement;

            (h) to the Indenture Trustee and Collateral Agent for deposit into the Spread Account, the amount, if any, required to be deposited therein necessary to maintain the Requisite Spread Account Amount;

            (i) to the noteholders, the Additional Noteholders' Principal Payment Amount;

            (j) to the payment of any Re-liening Expenses to the extent not paid by the Servicer;

            (k) to any successor servicer, the Insurer, the Indenture Trustee and Collateral Agent, any items payable to them that were not paid under clauses (a) or (f) above; and

            (l) to the holder(s) of the Certificates, the remaining balance, if any, in the Collection Account.

THE SPREAD ACCOUNT

      As part of the consideration for the issuance of the Policy, the Trust shall establish with Harris Trust and Savings Bank (in such capacity, the "Collateral Agent") an account (the "Spread Account") for the benefit of the Insurer and the Indenture Trustee on behalf of the noteholders. On the Closing Date, the Trust shall deposit into the Spread Account an amount equal to $7,728,621.58. On the date, if any, on or before the first Payment Date on which any Subsequent Auto Loans are transferred to the Trust, an amount will be deposited in the Spread Account equal to 3% of the principal balances of those Auto Loans as of the Cut-off Date or, if later, the date of origination of such Auto Loans. If on any Payment Date, the amount of Available Funds is insufficient to make all payments required to be made on such day under priorities (a) through (f) under "Application of Payments," then amounts on deposit in the Spread Account will be applied to pay the amounts due on such Payment Date under priorities (a) through (f).

      Amounts on deposit in the Spread Account on any Payment Date which (after all payments and withdrawals from the Spread Account on that Payment Date) are in excess of the Requisite Spread Account Amount will be applied to the extent necessary to reduce the aggregate principal amount of the notes to the Notes Target Amount and, thereafter, will be applied in accordance with priorities (j) through (l) under "Application of Payments" above.

EVENTS OF DEFAULT

      Unless an Insurer Default (as hereinafter defined) shall have occurred, "Events of Default" under the Indenture will consist of those events defined in the Insurance Agreement (the "Insurance Agreement") as Insurance Agreement Indenture Indicators, and will constitute an Event of Default under the Indenture only if the Insurer delivers to the Indenture Trustee a written notice specifying that any such Insurance Agreement Indenture Indicators constitutes an Event of Default under the Indenture. An "Insurance Agreement Indenture Indicator" will include the occurrence of any of the following:

            (1) a demand for payment under the Policy;

            (2) certain events of insolvency, readjustment of debt, marshaling of assets and liabilities, or similar proceedings with respect to Copelco, any subsidiary of Copelco or the Trust and certain actions by Copelco, any subsidiary of Copelco or the Trust, indicating its insolvency, reorganization under bankruptcy proceedings, or inability to pay its obligations (an "Insolvency Event");

            (3) the Trust becoming taxable as an association (or publicly traded partnership) taxable as a corporation for federal or state income tax purposes;

            (4) the sum of the amount of Available Funds with respect to any Payment Date plus the amount (if any) available from the Spread Account is less than the sum of the amounts described in clauses (a) through (f) under "Application of Payments" herein;

            (5) delinquency, default and loss ratios exceed certain levels specified in the Insurance Agreement and under the Level II Portfolio Performance Tests (as defined in the Glossary);

            (6) the occurrence of a Servicer Termination Event under the Sales and Servicing Agreement; or

            (7) any failure by the Servicer, the Seller, the Originator or the Trust to observe or perform in any material respect any other covenants, representations, warranties or agreements in the Sales and Servicing Agreement, the Indenture or any of the documents related thereto, which failure continues past any applicable cure period.

      If such an Event of Default occurs and the Insurer gives notice of acceleration, then, so long as an Insurer Default shall not have occurred and be continuing, the notes shall become due and payable at par with accrued interest thereon. In such event, the Insurer will have the right, but not the obligation, to instruct the Indenture Trustee to liquidate the Auto Loans, in whole or in part, on any date or dates following the acceleration of the notes due to such Event of Default, and to distribute the proceeds of such liquidation in accordance with the terms of the Indenture. Following the occurrence of any Event of Default and acceleration of the notes, the Indenture Trustee will continue to submit claims as necessary under the Policy for any Deficiency Amounts with respect to the notes, except that the Insurer, in its sole discretion, may elect to pay all or any portion of the outstanding amount of the notes in excess thereof, plus accrued interest thereon. See "The Policy" herein.

      If an Insurer Default has occurred, "Events of Default" will consist of the following events:

            (1) a default for five days or more in the payment of any interest on the notes;

            (2) a default for five days or more in the payment of the principal of the notes when the same becomes due and payable;

            (3) a default in (a) the observance or performance in any material respect of any covenant or agreement of the Trust made in the Indenture,
      (b) any representation or warranty made by the Trust in the Indenture, or
      (c) any certificate delivered in connection therewith and the continuation of any such default or the failure to cure such breach of a representation or warranty for a period of 30 days (or such longer period not in excess of 90 days as is reasonably necessary to cure such default) after notice thereof is given to the Trust by the Indenture Trustee or to the Trust and the Indenture Trustee by the holders of at least 25% in principal amount of the notes then outstanding; or

            (4) certain events of bankruptcy, insolvency, receivership or liquidation of the Trust.

      Upon the occurrence of an Event of Default, and so long as an Insurer Default has occurred and is continuing, the Indenture Trustee or the holders of notes representing at least a majority of the principal amount of the notes then outstanding may declare the principal of the notes to be immediately due and payable. Such declaration may, under certain circumstances, be rescinded by the holders of notes representing at least a majority of the principal amount of the notes then outstanding. The Indenture Trustee may also institute proceedings to collect amounts due or foreclose on the Auto Loans, exercise remedies as a secured party, sell the related Auto Loans or elect to have the Trust maintain possession of such Auto Loans. If the Indenture Trustee has the right to liquidate the Auto Loans while an Insurer Default has occurred and is continuing, the Indenture Trustee will nevertheless be prohibited from selling the related Auto Loans following an Event of Default unless (i) the holders of all the outstanding notes consent to the sale or (ii) the proceeds of the sale are sufficient to pay in full the principal of and the accrued interest on all of the outstanding notes at the date of the sale.

STATEMENTS TO NOTEHOLDERS

      On each Payment Date, the Indenture Trustee will include with each payment to each noteholder of record as of the close of business on the applicable Record Date, to the Insurer and to each Rating Agency that is currently rating the notes a statement (prepared by the Servicer) setting forth the following information with respect to the preceding Collection Period, to the extent applicable:

            (1) the amount of the payment allocable to principal of each class of notes;

            (2) the amount of the payment allocable to interest on each class of notes;

            (3) the Outstanding Portfolio Balance and the Note Factor for each class of notes as of the close of business on the last day of the preceding Collection Period;

            (4) the aggregate principal balance of each class of notes as of the close of business on the last day of the preceding Collection Period, after giving effect to payments allocated to principal reported under (1) above;

            (5) the amount of the Servicing Fee paid to the Servicer with respect to the related Collection Period, the amount of any unpaid Servicing Fees and the change in such amount from that of the prior Payment Date;

            (6) the amount paid to the noteholders under the Policy or from the Spread Account for such Payment Date;

            (7) the amount payable to the Insurer on such Payment Date;

            (8) the aggregate amount in the Spread Account and the change in such amount from the previous Payment Date;

            (9) as of the end of the preceding Collection Period, the number of Auto Loans and the aggregate principal amount scheduled to be paid thereon for which the related Obligors are delinquent in making scheduled payments thereon for various periods of delinquency;

            (10) the number and the aggregate Purchase Amount of Auto Loans repurchased by the Originator or purchased by the Servicer; and

            (11) the cumulative outstanding principal balance of all Auto Loans that have become Charged-off Auto Loans net of Recoveries, during the period from the Cut-off Date to the last day of the related Collection Period.

      Each amount set forth under subclauses (1), (2) and (6) above shall be expressed in the aggregate and as a dollar amount per $1,000 of original principal balance of a Note.

      Within the prescribed period of time for tax reporting purposes after the end of each calendar year during the term of the Sales and Servicing Agreement, the Indenture Trustee will mail to each person who at any time during such calendar year shall have been a noteholder and received any payment on such holder's notes, a statement (prepared by the Servicer) containing the sum of the amounts described in (1) and (2) above for the purposes of such noteholder's preparation of federal income tax returns. See "Description of the Transaction Documents--Statements to Noteholders" and "Material Federal Income Tax Consequences" herein.

EVIDENCE AS TO COMPLIANCE

      The Sales and Servicing Agreement will provide that a firm of independent certified public accountants will furnish to the Indenture Trustee and the Insurer annually a report as to compliance by the Servicer during the preceding annual period with certain standards relating to the servicing of the Auto Loans.

      The Sales and Servicing Agreement will also provide for annual delivery to the Indenture Trustee and the Insurer, of a certificate signed by an officer of the Servicer stating that the Servicer has fulfilled its obligations under the Sales and Servicing Agreement throughout the preceding annual period or, if there has been a default in the fulfillment of any such obligation, describing each such default. The Servicer has agreed to give the Indenture Trustee and the Insurer notice of any Events of Default and Servicer Termination Events under the Sales and Servicing Agreement.

      Copies of such statements and certificates may be obtained by noteholders by a request in writing addressed to the Indenture Trustee.

CERTAIN MATTERS REGARDING THE SERVICER

      The Servicer shall service Auto Loans pursuant to the Sales and Servicing Agreement. The Servicer shall provide to the Indenture Trustee and the Insurer no later than the third business day following the applicable Record Date a monthly report concerning certain cash flow and other activity with respect to the Auto Loans.

      In performing its obligations the Servicer may, acting in the name of the Trust and without necessarily obtaining the prior consent of the Trust or the Indenture Trustee, enter into and grant modifications, waivers and amendments to the terms of any Auto Loan except for modifications, waivers or amendments that
(1) are inconsistent with the servicing standards set forth in the Sales and Servicing Agreement, (2) would reduce the amount or extend the time for payment of any Auto Loan payment to be made under an Auto Loan or the Obligor's obligations to make payment of the same, (3) would reduce or adversely affect the Obligor's obligation to maintain, service, insure and care for the Vehicle, or (4) otherwise could adversely affect the interests of any of the Trust, the Indenture Trustee, the Insurer or the noteholders.

      The Servicer will use its best efforts, to the extent commercially reasonable, to repossess any Vehicle subject to a defaulted Auto Loan and it will use its best efforts to sell such Vehicle for cash in a timely manner and upon commercially reasonable terms and conditions available at the time. In the event that the Servicer is required to sell a Vehicle securing a defaulted Auto Loan at a time when the Servicer has similar vehicles available for sale, the Servicer will not favor any such other vehicle in its remarketing efforts.

      The Servicer is obligated by the Sales and Servicing Agreement to take all appropriate collection and recovery actions with respect to defaulted Auto Loans including, but not limited to, repossession in accordance with applicable law. All funds received by the Servicer in the performance of its duties with respect to any defaulted Auto Loan or Vehicle (net of the Servicer's actual out-of-pocket, customary expenses reasonably incurred in the collection of such defaulted Auto Loan) shall be held in trust by the Servicer, as agent for the Indenture Trustee, and be immediately (but, in any event, within two Business
Days) turned over to the Indenture Trustee for deposit into the Collection Account and to be applied as described in "Application of Payments."

SERVICING DUTIES

      The Sales and Servicing Agreement will provide that the Servicer may not resign from its obligations and duties as Servicer except upon determination that its performance of such duties is no longer permissible under applicable law as evidenced by an opinion of counsel delivered to the Insurer and with the consent of the Insurer. No such resignation will become effective until a successor servicer reasonably acceptable to the Insurer has assumed the servicing obligations and duties under the Sales and Servicing Agreement. If Flagship resigns as Servicer or is terminated as Servicer, a successor servicer will assume the servicing obligations and duties under the Sales and Servicing Agreement. However, so long as no Insurer Default shall have occurred and be continuing, the Insurer in its sole and absolute discretion may appoint a successor Servicer.

      The Sales and Servicing Agreement will further provide that neither the Servicer nor any of its directors, officers, employees, and agents will be under any liability to the Trust or the noteholders for taking any action or for refraining from taking any action under the Sales and

Servicing Agreement, or for errors in judgment. However, neither the Servicer nor any such person will be protected against any liability that would otherwise be imposed by reason of willful misfeasance, bad faith or negligence in the performance of duties or by reason of reckless disregard of obligations and duties thereunder. In addition, the Sales and Servicing Agreement will provide that the Servicer is under no obligation to appear in, prosecute, or defend any legal action that is not incidental to its servicing responsibilities under the Sales and Servicing Agreement and that, in its opinion, may cause it to incur any expense or liability.

      The Servicer will be entitled to receive a fee (the "Servicing Fee") on each Payment Date, equal to the result of one-twelfth times 2% of the Outstanding Portfolio Balance as of the close of business on the last day of the preceding Collection Period. However, with respect to the first Payment Date the Servicer will be entitled to receive a Servicing Fee equal to the result of one-twelfth times 2% of the Initial Portfolio Balance. As additional servicing compensation, the Servicer will also be entitled to receive certain late fees, prepayment charges and other administrative fees or similar charges allowed by applicable law with respect to the Auto Loans. Payments by or on behalf of Obligors will be allocated to scheduled loan payments, late fees and other charges and principal and interest in accordance with the Servicer's normal practices and procedures. The Servicing Fee will be paid out of collections from the Auto Loans, before payments to noteholders.

      The Servicing Fee and additional servicing compensation will compensate the Servicer for performing the functions of a third party servicer of Auto Loans as an agent for the Trust, including collecting and posting all payments, responding to inquiries of Obligors on the Auto Loans, investigating delinquencies, sending payment coupons to Obligors, reporting tax information to Obligors, paying costs of disposition of defaults and policing the collateral. The Servicing Fee also will compensate the Servicer for administering the Auto Loans, including accounting for collections and furnishing monthly and annual statements to the Indenture Trustee and the Insurer with respect to payments and generating federal income tax information. The Servicing Fee also will reimburse the Servicer for certain taxes, accounting fees, outside auditor fees, data processing costs and other costs incurred in connection with administering the Auto Loans.

SERVICER TERMINATION EVENTS

      Any of the following events will constitute a "Servicer Termination Event" under the Sales and Servicing Agreement:

o any failure by the Servicer to deliver to the Indenture Trustee for payment to the noteholders any required payment, which failure continues unremedied for two Business Days (or, in the case of a payment or deposit to be made no later than a Payment Date, the failure to make such payment or deposit by such Payment Date), or any failure to deliver to the Indenture Trustee and the Insurer (i) the monthly Servicer's report by the third Business Day prior to the related Payment Date or (ii) the annual accountants' report, the annual statement as to compliance or the statement to the noteholders, in each case, within 10 days of the date it is due;

o any failure by the Servicer duly to observe or perform in any material respect any other covenant or agreement in the Transaction Documents which continues unremedied for 30 days after the giving of written notice of such failure (1) to the Servicer by the Insurer or by the Indenture Trustee, or (2) to the Servicer and to the Indenture Trustee and the Insurer by the holders of notes evidencing not less than 51% of the outstanding principal balance of the notes;

o certain events of insolvency, readjustment of debt, marshaling of assets and liabilities, or similar proceedings with respect to the Servicer or an Insolvency Event with respect to the Servicer, or

o the occurrence of an Insurance Agreement Indicator or an Insurance Agreement Indenture Indicator.

      An "Insurance Agreement Indicator" means an event of default under the Insurance Agreement as it may be modified, amended or waived by MBIA in its sole discretion without the consent of the Indenture Trustee or any noteholder. Remedies available to MBIA upon the occurrence of an Insurance Agreement Indicator include (i) increasing the amount required to be paid as principal by decreasing the Noteholders' Percentage and therefore reducing the Notes Target Amount and (ii) terminating Flagship's appointment as Servicer. An Insurance Agreement Indicator may be waived by the Insurer in its sole discretion.

RIGHTS UPON SERVICER TERMINATION EVENT

      Following the occurrence of a Servicer Termination Event, the Indenture Trustee, at the direction of the Controlling Party (as hereinafter defined) shall terminate all the rights and obligations of the Servicer under the Sales and Servicing Agreement, whereupon the successor Servicer as shall be or have been appointed by the Insurer (or, if an Insurer Default shall have occurred and be continuing, by the Indenture Trustee or the noteholders) will succeed to the responsibilities, duties and liabilities of the Servicer upon terms acceptable to both such successor servicer and the party entitled to designate such successor servicer. However, a successor Servicer shall have no liability with respect to any obligation which was required to be performed by the predecessor Servicer before the date the successor Servicer becomes the Servicer or the claim of a third party (including a noteholder) based on any alleged action or inaction of the predecessor Servicer as Servicer. The predecessor Servicer shall be responsible for all costs related to the transfer of servicing to the successor Servicer.

      "Insurer Default" shall mean any one of the following events shall have occurred and be continuing:

            o the Insurer fails to make a payment required under the Policy in accordance with its terms;

            o     the Insurer

                  -- files any petition or commences any case or proceeding under any applicable federal or state law relating to insolvency, bankruptcy, rehabilitation, liquidation or reorganization to be adjudicated as bankrupt or insolvent,

                  -- makes a general assignment for the benefit of its creditors, or

                  -- has an order for relief entered against it under the United States Bankruptcy Code or any other similar federal or state law relating to insolvency, bankruptcy, rehabilitation, liquidation or reorganization which is final and nonappealable; or

            o a court of competent jurisdiction or other competent regulatory authority, enters a final and nonappealable order, judgment or decree

                  -- appointing a custodian, trustee, agent or receiver for the Insurer or for all or any substantial portion of its property or

                  -- authorizing the taking of possession by a custodian, trustee, agent or receiver of the Insurer (or the taking of possession of all or any substantial portion of the property of the Insurer).

SERVICING SUCCESSION

      If a Servicer Termination Event occurs, the Indenture Trustee shall, at the direction of the Controlling Party, terminate the rights and obligations of the Servicer under the Sales and Servicing Agreement. See "Risk Factors--Termination of Flagship as Servicer" and "Description of the Transaction Documents--Servicer Termination Events" herein. If such event occurs when Flagship is the Servicer, or if Flagship resigns as Servicer or is terminated as Servicer by the Insurer, a third-party successor Servicer as appointed by the Controlling Party will become the successor Servicer under the Sales and Servicing Agreement. From and after succeeding as Servicer, such successor Servicer will receive compensation in an amount equal to one-twelfth of the Servicing Fee Rate times the Outstanding Portfolio Balance as of the related Collection Period.

CONTROLLING PARTY

      The party that has the right to exercise remedies under the Transaction Documents, including agreeing to amendments and waivers, is generally referred to herein as the "Controlling Party." The Insurer will generally be the Controlling Party so long as no Insurer Default has occurred and is continuing. In the event such an Insurer Default has occurred and is continuing, such rights will generally be held by the holders of a majority of the outstanding principal balance of the notes (the "Note Majority") until such time as no Insurer Default exists whereby such rights will revert back to the Insurer. In either case, certain matters require the consent of 100% of the noteholders. These include changing the maturity of the principal of any Note, changing the amount of any installments of principal or interest with respect to any Note or reducing the aggregate outstanding principal amount of the notes.

                                   THE POLICY

      The following information has been supplied by MBIA Insurance Corporation, the Insurer, for inclusion in this Prospectus Supplement. The Insurer does not accept any responsibility for the accuracy or completeness of this Prospectus Supplement or any information or disclosure contained herein, or omitted herefrom, other than with respect to the accuracy of the information regarding the Policy and the Insurer set forth under the headings "The Policy" and "The Insurer" herein. Additionally, the Insurer makes no representation regarding the notes or the advisability of investing in the notes.

      The Insurer, in consideration of the payment of a premium and subject to the terms of the Policy, thereby unconditionally and irrevocably guarantees to any noteholder that an amount equal to each full and complete Insured Payment will be received from the Insurer by the Indenture Trustee, or its successors, as indenture trustee for the noteholders, on behalf of the noteholders, for distribution by the Indenture Trustee to each noteholder of each noteholder's proportionate share of the Insured Payment.

      The Insurer's obligations under the Policy, with respect to a particular Insured Payment, will be discharged to the extent funds equal to the applicable Insured Payment are received by the Indenture Trustee, whether or not those funds are properly applied by the Indenture Trustee. Insured Payments will be made only at the time set forth in the Policy, and no accelerated Insured Payments will be made regardless of any acceleration of the notes, unless the acceleration is at the sole option of the Insurer.

      Notwithstanding the foregoing paragraph, the Policy does not cover shortfalls, if any, attributable to the liability of the Issuer, the Trust or the Indenture Trustee for withholding taxes, if any (including interest and penalties in respect of any such liability for withholding taxes).

      The Insurer will pay any Insured Payment that is a Preference Amount on the Business Day following receipt on a Business Day by the Insurer's fiscal agent of the following:

            o a certified copy of the order requiring the return of a preference payment,

            o an opinion of counsel satisfactory to the Insurer that the order is final and not subject to appeal,

            o an assignment in a form that is reasonably required by the Insurer, irrevocably assigning to the Insurer all rights and claims of the noteholder relating to or arising under the notes against the debtor which made the preference payment or otherwise with respect to the preference payment and

            o appropriate instruments to effect the appointment of the Insurer as agent for the noteholder in any legal proceeding related to the preference payment, which instruments are in a form satisfactory to the Insurer;

provided that if these documents are received after 12:00 p.m., New York time, on that Business Day, they will be deemed to be received on the following Business Day. Payments by the Insurer will be disbursed to the receiver or trustee in bankruptcy named in the final order of the court exercising jurisdiction on behalf of the noteholder and not to any noteholder directly unless the noteholder has returned principal or interest paid on the notes to the receiver or trustee in bankruptcy, in which case such payment will be disbursed to the noteholder.

      The Insurer will pay any other amount payable under the Policy no later than 12:00 p.m., New York time, on the later of the Payment Date on which the related Deficiency Amount is due or the second Business Day following receipt in New York, New York on a Business Day by State Street Bank and Trust Company, N.A., as fiscal agent for the Insurer or any successor fiscal agent appointed by the Insurer of a notice from the Indenture Trustee specifying the Insured Payment which is due and owing on the applicable Payment Date; provided that if such Notice is received after 12:00 p.m., New York time, on that Business Day, it will be deemed to be received on the following Business Day. If any such notice received by Insurer's fiscal agent is not in proper form or is otherwise insufficient for the purpose of making a claim under the Policy, it shall be deemed not to have been received by the Insurer's fiscal agent for purposes of this paragraph, and the Insurer or the Insurer's fiscal agent, as the case may be, will promptly so advise the Indenture Trustee and the Indenture Trustee may submit an amended Notice.

      Insured Payments due under the Policy, unless otherwise stated therein, will be disbursed by the Insurer's fiscal agent to the Indenture Trustee, on behalf of the noteholders, by wire transfer of immediately available funds in the amount of the Insured Payment less, in respect of Insured Payments related to Preference Amounts, any amount held by the Indenture Trustee for the payment of such Insured Payment and legally available therefor.

      The fiscal agent is the agent of the Insurer only, and the fiscal agent will in no event be liable to noteholders for any acts of the fiscal agent or any failure of the Insurer to deposit, or cause to be deposited, sufficient funds to make payments due under the Policy.

      Subject to the terms of the Indenture, the Insurer will be subrogated to the rights of each noteholder to receive payments under the notes to the extent of any payment by the Insurer under the Policy.

      As used in the Policy, the following terms shall have the following meanings:

      "Deficiency Amount" means (a) for any Payment Date, any shortfall in the sum of Available Funds plus amounts on deposit in the Spread Account to pay the related Noteholders' Interest Payment Amount, and (b) on the Final Scheduled Maturity Date for a class of notes, any shortfall in the sum of Available Funds plus amounts on deposit in the Spread Account to pay the outstanding principal amount of that class of notes (after taking into account all distributions to be made on such Payment Date).

      "Insured Payment" means (a) as of any Payment Date, any Deficiency Amount and (b) any Preference Amount.

      "Preference Amount" means any amount previously distributed to a noteholder on the notes that is recoverable and sought to be recovered as a voidable preference by a trustee in bankruptcy pursuant to the United States Bankruptcy Code (11 U.S.C.), as amended from time to time, in accordance with a final nonappealable order of a court having competent jurisdiction.

      Capitalized terms used in the Policy and not otherwise defined in the Policy shall have the meanings set forth in the Indenture as of the date of execution of the Policy, without giving effect to any subsequent amendment or modification to the Indenture unless such amendment or modification has been approved in writing by the Insurer.

      The Policy is not cancelable for any reason. The premium on the Policy is not refundable for any reason, including payment, or provision being made for payment, prior to maturity of the notes.

      The Policy is being issued under and pursuant to, and shall be construed under the laws of the State of New York, without giving effect to the conflict of laws principles thereof.

      The insurance provided by the Policy is not covered by the Property/Casualty Insurance Security Fund specified in Article 76 of the New York Insurance Law.

      A form of the Policy is attached to this Prospectus Supplement as Exhibit
A.

                                   THE INSURER

THE INSURER

      MBIA Insurance Corporation, the Insurer, is the principal operating subsidiary of MBIA Inc., a New York Stock Exchange listed company. MBIA Inc. is not obligated to pay the debts of or claims against the Insurer. The Insurer is domiciled in the State of New York and licensed to do business in and is subject to regulation under the laws of all 50 states, the District of Columbia, the Commonwealth of Puerto Rico, the Commonwealth of the Northern Mariana Islands, the Virgin Islands of the United States and the Territory of Guam. The Insurer has two European branches, one in the Republic of France and the other in the Kingdom of Spain. New York has laws prescribing minimum capital requirements, limiting classes and concentrations of investments and requiring the approval of policy rates and forms. State laws also regulate the amount of both the aggregate and individual risks that may be insured, the payment of dividends by the Insurer, changes in control and transactions among affiliates. Additionally, the Insurer is required to maintain contingency reserves on its liabilities in specified amounts and for specified periods of time.

FINANCIAL INFORMATION ABOUT THE INSURER

      The consolidated financial statements of the Insurer, a wholly owned subsidiary of MBIA Inc., and its subsidiaries as of December 31, 1998 and December 31, 1997 and for each of the three years in the period ended December 31, 1998, prepared in accordance with generally accepted accounting principles, included in the Annual Report on Form 10-K of MBIA Inc. for the year ended December 31, 1998 and the consolidated financial statements of the Insurer and its subsidiaries as of September 30, 1999 and for the nine month periods ended September 30, 1999 and September 30, 1998 included in the Quarterly Report on Form 10-Q of MBIA Inc. for the period ended September 30, 1999, are hereby incorporated by reference into this Prospectus Supplement and shall be deemed to be a part hereof. Any statement contained in a document incorporated by reference herein shall be modified or superseded for purposes of this Prospectus Supplement to the extent that a statement contained herein or in any other subsequently filed document which also is incorporated by reference herein modifies or supersedes that statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus Statement.

      All financial statements of the Insurer and its subsidiaries included in documents filed by MBIA Inc. pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, subsequent to the date of this Prospectus Supplement and prior to the termination of the offering of the notes shall be deemed to be incorporated by reference into this Prospectus Supplement and to be a part hereof from the respective dates of filing those documents.

      The tables below present selected financial information of the Insurer determined in accordance with statutory accounting practices prescribed or permitted by insurance regulatory authorities and generally accepted accounting principles:

                                             STATUTORY ACCOUNTING PRACTICES
                                        ----------------------------------------

                                        DECEMBER 31, 1998     SEPTEMBER 30, 1999
                                        -----------------     ------------------
                                            (AUDITED)             (UNAUDITED)

                                                    (IN MILLIONS)

Admitted Assets....................           $6,521                $6,930

Liabilities........................            4,231                 4,571

Capital and Surplus................            2,290                 2,359

                                        GENERALLY ACCEPTED ACCOUNTING PRINCIPLES
                                        ----------------------------------------

                                        DECEMBER 31, 1998     SEPTEMBER 30, 1999
                                        -----------------     ------------------
                                            (AUDITED)             (UNAUDITED)

                                                    (IN MILLIONS)

Assets.............................           $7,488                $7,422

Liabilities........................            3,211                 3,234

Shareholder's Equity...............            4,277                 4,188

WHERE YOU CAN OBTAIN ADDITIONAL INFORMATION ABOUT THE INSURER

      Copies of the financial statements of the Insurer incorporated by reference herein and copies of the Insurer's 1998 year-end audited financial statements prepared in accordance with statutory accounting practices are available, without charge, from the Insurer. The address of the Insurer is 113 King Street, Armonk, New York 10504. The telephone number of the Insurer is
(914) 273-4545.

YEAR 2000 READINESS DISCLOSURE

      MBIA Inc. is actively managing a high-priority year 2000 or Y2K program addressing the issue of whether its computer systems can correctly distinguish between the years 1900 and 2000. MBIA Inc. has established an independent Y2K testing lab in its Armonk office, with a committee of business unit managers overseeing the project. MBIA Inc. has a budget of

$1.13 million for its 1998-2000 Y2K efforts. As of September 30, 1999, MBIA Inc. has spent $949,000 on the project. A recent review of efforts at certain subsidiaries has indicated the need to spend an additional $1.03 million this year on remediation. As of September 30, 1999, MBIA Inc. has spent $568,000 of this additional amount. However, this increase will not have a material effect on MBIA Inc.'s financial results.

      MBIA Inc. has initiated a comprehensive Y2K plan which includes the following phases: assessment - completed in the second quarter of 1998; remediation - completed in the fourth quarter of 1998; testing - completed in the second quarter of 1999; and contingency planning - completed in the third quarter of 1999, subject to final approval by senior management and any need for revision that might arise in the future. This plan covers "mission-critical" internally developed systems, vendor software, hardware and certain third party entities through which MBIA Inc. conducts its business. Testing to date indicates that functions critical to the financial guarantee business, both domestic and international, were Y2K-ready as of December 31, 1998.
Additional testing is being carried out throughout 1999.

FINANCIAL STRENGTH RATINGS OF THE INSURER

      Moody's Investors Service, Inc. rates the financial strength of the Insurer as "Aaa."

      Standard & Poor's Ratings Services Group, a division of The McGraw-Hill Companies, Inc., rates the financial strength of the Insurer "AAA."

      Fitch IBCA, Inc. rates the financial strength of the Insurer as "AAA."

      Each rating of the Insurer should be evaluated independently. The ratings reflect each respective rating agency's current assessment of the creditworthiness of the Insurer and its ability to pay claims on its policies of insurance. Any further explanation as to the significance of the above ratings may be obtained only from the applicable rating agency.

      The above ratings are not recommendations to buy, sell or hold the notes, and the ratings may be subject to revision or withdrawal at any time by the rating agencies. Any downward revision or withdrawal of any of the above ratings may have an adverse effect on the market price of the notes. The Insurer does not guaranty the market price of the notes nor does it guaranty that the ratings on the notes will not be revised or withdrawn.

                              REGISTRATION OF NOTES

      The notes will initially be registered in the name of Cede & Co. ("Cede"), the nominee of DTC. DTC is a limited-purpose trust company organized under the laws of the State of New York, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code, and a "clearing agency" registered under the provisions of Section 17A of the Securities Exchange Act of 1934, as amended. DTC accepts securities for deposit from its participating organizations ("Participants") and facilitates the clearance and settlement of securities transactions between Participants in such securities through electronic book-entry changes in accounts of Participants, thereby eliminating the need for physical movement of certificates. Participants include securities brokers and dealers, banks and trust companies and clearing corporations and may include certain other organizations. Indirect access to the DTC system is also available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly.

      If you are acquiring beneficial ownership interests in the notes, you may hold the notes directly through DTC if you are a Participant, or you may hold your interest indirectly through organizations which are Participants. Your ownership of a book-entry note will be recorded on the records of the brokerage firm, bank, thrift institution or other financial intermediary (each, a "Financial Intermediary") that maintains your account for that purpose. In turn, the Financial Intermediary's ownership of such book-entry note will be recorded on the records of DTC (or of a participating firm that acts as agent for the Financial Intermediary, whose interest will in turn be recorded on the records of DTC, if the beneficial owner's Financial Intermediary is not a DTC participant). See "Registration of Notes" herein.

BOOK-ENTRY REGISTRATION

      Class A-1 Noteholders, Class A-2 Noteholders, Class A-3 Noteholders and Class A-4 Noteholders (together, the "Book-Entry Noteholders") will hold their notes (together, the "Book-Entry Notes") through DTC (in the United States) or CEDEL or Euroclear (in Europe) if they are participants of such systems, or indirectly through organizations that are participants in such systems.

      Cede, as nominee for DTC, will hold the global Book-Entry Notes. CEDEL and Euroclear will hold omnibus positions on behalf of the CEDEL Participants (as defined below) and the Euroclear Participants (as defined below) (collectively, the "Participants"), respectively, through customers' securities accounts in CEDEL's and Euroclear's names on the books of their respective depositaries (collectively, the "Depositaries") which in turn will hold such positions in customers' securities accounts in the Depositaries' names on the books of DTC.

      DTC is a limited purpose trust company organized under the laws of the State of New York, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York UCC and a "clearing agency" registered pursuant to Section 17A of the Exchange Act. DTC was created to hold securities for its Participants and to facilitate the clearance and settlement of securities transactions between Participants through electronic book-entries, thereby eliminating the need for physical movement of securities. Participants include securities brokers and dealers, banks, trust companies and clearing corporations. Indirect access to the DTC system also is available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly ("Indirect Participants").

      Transfers between DTC Participants will occur in accordance with DTC rules. Transfers between CEDEL Participants and Euroclear Participants will occur in the ordinary way in accordance with their applicable rules and operating procedures.

      Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through CEDEL Participants or Euroclear Participants, on the other, will be effected in DTC in accordance with DTC rules on behalf of the relevant European international clearing system by its Depositary; however, such cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in such system in accordance with its rules and procedures and within its established deadlines (European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to its Depositary to take action to effect final settlement on its behalf by delivering or receiving Book-Entry Notes in DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. CEDEL Participants and Euroclear Participants may not deliver instructions directly to the Depositaries.

      Because of time-zone differences, credits of Book-Entry Notes in CEDEL or Euroclear as a result of a transaction with a DTC Participant will be made during the subsequent Book-Entry Notes settlement processing, dated the business day following the DTC settlement date, and such credits or any transactions in such notes settled during such processing will be reported to the relevant CEDEL Participant or Euroclear Participant on such business day. Cash received in CEDEL or Euroclear as a result of sales of Book-Entry Notes by or through a CEDEL Participant or a Euroclear Participant to a DTC Participant will be received with value on the DTC settlement date but will be available in the relevant CEDEL or Euroclear cash account only as of the business day following settlement in DTC.

      The Book-Entry Noteholders that are not Participants or Indirect Participants but desire to purchase, sell or otherwise transfer ownership of, or other interests in, notes may do so only through Participants and Indirect Participants. In addition, Book-Entry Noteholders will receive all payments of principal and interest through the Participants who in turn will receive them from DTC. Under a book-entry format, Book-Entry Noteholders may experience some delay in their receipt of payments, since such payments will be forwarded by the Indenture Trustee to Cede, as nominee for DTC. DTC will forward such payments to its Participants, which thereafter will forward them to Indirect Participants or such Book-Entry Noteholders. It is anticipated that the only "Book-Entry Noteholder" will be Cede, as nominee of DTC. Noteholders will not be recognized as Book-Entry Noteholders, and such Book-Entry Noteholders will be permitted to exercise the rights of Book-Entry Noteholders only indirectly through DTC and its Participants.

      Under the rules, regulations and procedures creating and affecting DTC and its operations (the "Rules"), DTC is required to make book-entry transfers of Book-Entry Notes among

Participants on whose behalf it acts with respect to such notes and to receive and transmit distributions of principal of, and interest on, such Book-Entry Notes. Participants and Indirect Participants with which the Book-Entry Noteholders have accounts with respect to such notes similarly are required to make book-entry transfers and receive and transmit such payments on behalf of the Book-Entry Noteholders. Accordingly, although such Book-Entry Noteholders will not possess Book-Entry Notes, the Rules provide a mechanism by which Participants will receive payments and will be able to transfer their interests.

      Because DTC can only act on behalf of Participants, who in turn act on behalf of Indirect Participants and certain banks, the ability of a Book-Entry Noteholder to pledge Book-Entry Notes to persons or entities that do not participate in the DTC system, or to otherwise act with respect to such Book-Entry Notes, may be limited due to the lack of a physical certificate for such Book-Entry Notes.

      DTC will advise the Indenture Trustee that it will take any action permitted to be taken by a Book-Entry Noteholder only at the direction of one or more Participants to whose accounts with DTC the Book-Entry Notes are credited. DTC may take conflicting actions with respect to other undivided interests to the extent that such actions are taken on behalf of Participants whose holdings include such undivided interests.

      CEDEL is incorporated under the laws of Luxembourg as a professional Trust Depository. CEDEL holds Book-Entry Notes for its participating organizations ("CEDEL Participants") and facilitates the clearance and settlement of securities transactions between CEDEL Participants through electronic book-entry changes in accounts of CEDEL Participants, thereby eliminating the need for physical movement of Book-Entry Notes. Transactions may be settled in CEDEL in any of 28 currencies, including United States dollars. CEDEL provides to its CEDEL Participants, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities lending and borrowing. CEDEL interfaces with domestic markets in several countries. As a professional Trust Depository, CEDEL is subject to regulation by the Luxembourg Monetary Institute. CEDEL Participants are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. Indirect access to CEDEL is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a CEDEL Participant, either directly or indirectly.

      Euroclear was created in 1968 to hold securities for participants of the Euroclear System ("Euroclear Participants") and to clear and settle transactions between Euroclear Participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of securities and any risk from lack of simultaneous transfers of securities and cash. Transactions may now be settled in any of 28 currencies, including United States dollars. The Euroclear System includes various other services, including securities lending and borrowing and interfaces with domestic markets in several countries generally similar to the arrangements for cross-market transfers with DTC described above. Euroclear is operated by Morgan Guaranty Trust Company of New York, Brussels, Belgium office, under contract with Euroclear Clearance System, S.C., a Belgian cooperative corporation (the "Cooperative"). All operations are conducted by the "Euroclear Operator" (as defined below), and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator, not the Cooperative. The Cooperative establishes policy for the Euroclear System on behalf of Euroclear Participants. Euroclear Participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries and may include the Underwriter. Indirect access to the Euroclear System is also available to other firms that clear through or maintain a custodial relationship with a Euroclear Participant, either directly or indirectly.

      The "Euroclear Operator" is the Belgian branch of a New York banking corporation which is a member bank of the Federal Reserve System. As such, it is regulated and examined by the Board of Governors of the Federal Reserve System and the New York State Banking Department, as well as the Belgian Banking Commission.

      Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System and applicable Belgian law (collectively, the "Terms and Conditions"). The Terms and Conditions govern transfers of securities and cash within the Euroclear System, withdrawal of securities and cash from the Euroclear System, and receipts of payments with respect to securities in the Euroclear System. All securities in the Euroclear System are held on a fungible basis without attribution of specific securities to specific securities clearance accounts. The Euroclear Operator acts under the Terms and Conditions only on behalf of Euroclear Participants and has no record of relationship with persons holding through Euroclear Participants.

      Except as required by law, the Indenture Trustee will not have any liability for any aspect of the records relating to or payments made or account of beneficial ownership interests of the Book-Entry Notes held by Cede, as nominee for DTC, or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

      DTC management is aware that some computer applications, systems, and the like for processing data ("SYSTEMS") that are dependent upon calendar dates, including before, on, and after January 1, 2000, may encounter "Year 2000 problems." DTC has informed its Participants and other members of the financial community (the "Industry") that it has developed and is implementing a program so that its Systems, as the same relate to the timely payment of distributions (including principal and income payments) to security holders, book-entry deliveries, and settlement of trades within DTC ("DTC Services"), continue to function appropriately. This program includes a technical assessment and a remediation plan, each of which is complete. Additionally, DTC's plan includes a testing phase, which is expected to be completed within appropriate time frames.

      However, DTC's ability to perform properly its services is also dependent upon other parties, including but not limited to issuers and their agents, as well as third party vendors from whom DTC licenses software and hardware, and third party vendors on whom DTC relies for information of the provision of services, including telecommunication and electrical utility service providers, among others. DTC has informed the Industry that it is contacting (and will continue to contact) third party vendors from whom DTC acquires services to: (i) impress upon them the importance of such services being year 2000 compliant; and
(ii) determine the extent of their efforts for Year 2000 remediation (and, as appropriate, testing) of their services. In addition, DTC is in the process of developing such contingency plans as it deems appropriate.

      According to DTC, the foregoing information with respect to DTC has been provided to the Industry for informational purposes only and is not intended to serve as a representation, warranty, or contract modification of any kind.

DEFINITIVE NOTES

      The Book-Entry Notes will be issued in fully registered, certificated form ("Definitive Notes") to the noteholders or their nominees, rather than to DTC or its nominee, only if (i) the Indenture Trustee advises in writing that DTC is no longer willing or able to discharge properly its responsibilities as Trust Depository with respect to such Book-Entry Notes and the Indenture Trustee is unable to locate a qualified successor, (ii) such Indenture Trustee, at its option, elects to terminate the book-entry system through DTC or (iii) after the occurrence of an "Event of Default" under the Indenture or a default by the Servicer under the Sales and Servicing Agreement, Book-Entry Noteholders representing at least a majority of the outstanding principal amount of such Book-Entry Notes advise the Indenture Trustee through DTC in writing that the continuation of a book-entry system through DTC (or a successor thereto) is no longer in such Book-Entry Noteholders' best interest.

      Upon the occurrence of any event described in the immediately preceding paragraph, the Indenture Trustee will be required to notify all such Book-Entry Noteholders through Participants of the availability of Definitive Notes. Upon surrender by DTC of the definitive Book-Entry Notes representing such Book-Entry Notes and receipt of instructions for reregistration, the Indenture Trustee will reissue such Book-Entry Notes as Definitive Notes to such Book-Entry Noteholders.

      Payments of principal of, and interest on, such Book-Entry Notes will thereafter be made by the Indenture Trustee in accordance with the procedures set forth in the Indenture directly to holders of Definitive Notes in whose names the Definitive Notes were registered at the close of business on the Record Date. Such payments will be made by check mailed to the address of such holder as it appears on the register maintained by the Indenture Trustee. The final payment on any such security, however, will be made only upon presentation and surrender of such security at the office or agency specified in the notice of final payment to the applicable noteholders.

      Definitive Notes will be transferable and exchangeable at the offices of the Indenture Trustee, or of a note registrar named in a notice delivered to holders of such Definitive Notes. No service charge will be imposed for any registration of transfer or exchange, but the Indenture Trustee may require payment of a sum sufficient to cover any tax or other governmental charge imposed in connection therewith.

                     CERTAIN LEGAL ASPECTS OF THE AUTO LOANS

GENERAL

      The transfers of the Auto Loans, the perfection of the security interests in the Auto Loans and the enforcement of rights to realize on the Vehicles as collateral for the Auto Loans are subject to a number of federal and state laws, including the UCC as in effect in various states. The Servicer will take such action as is required to perfect the rights of the Indenture Trustee in the Auto Loans. If, through inadvertence or otherwise, a third party were to purchase (including the taking of a security interest in) an Auto Loan for new value in the ordinary course of its business, without actual knowledge of the Trust's interest, and take possession of an Auto Loan, the purchaser would acquire an interest in such Auto Loan superior to the interest of the Issuer. No action will be taken to perfect the rights of the Indenture Trustee in proceeds of any insurance policies covering individual vehicles or Obligors. Therefore, the rights of a third party with an interest in such proceeds could prevail against the rights of the Trust or the Indenture Trustee prior to the time such proceeds are deposited by the Servicer into the Collection Account.

SECURITY INTERESTS IN THE VEHICLES

      In states in which retail installment sale contracts such as the Auto Loans evidence the credit sale of automobiles, light trucks, vans and minivans by dealers to Obligors, the contracts also constitute personal property security agreements and include grants of security interests in the vehicles under the applicable UCC. Perfection of security interests in the financed automobiles, light trucks, vans and minivans is generally governed by the motor vehicle registration laws of the state in which the vehicle is located. In all states in which the Auto Loans have been originated, a security interest in automobiles, light trucks, vans and minivans is perfected by obtaining the certificate of title to the Vehicle or notation of the secured party's lien on the vehicles' certificate of title (in addition, in Louisiana, a copy of the installment sale contract must be filed with the appropriate governmental recording office).

      Each Auto Loan will name the Originator as obligee or assignee and as the secured party. The Originator will have represented and warranted that it has taken all actions necessary under the laws of the state in which the Vehicle is located to perfect the Originator's security interest in the Vehicle, including, where applicable, having a notation of its lien recorded on such vehicle's certificate of title. The Obligors on the Auto Loans will not be notified of the sales from the Originator to the Seller, from the Seller to the Depositor or from the Depositor to the Trust and no action will be taken to record the related transfers of the security interests in the Vehicles by amendment of the certificates of title for the Vehicles or otherwise.

      The Originator will transfer and assign its security interest in the related Vehicles to the Seller. The Seller will then transfer and assign its security interest in those Vehicles to the Depositor. The Depositor will transfer and assign its security interest in the Vehicles to the Trust, which will pledge its interest in the Vehicles to the Indenture Trustee. However, because of the administrative burden and expense, the certificates of title of such vehicles will not be amended to identify the Trust or the Indenture Trustee as the new secured party.

      In most states, an assignment is an effective conveyance of a security interest without amendment of any lien noted on a vehicle's certificate of title, and the assignee succeeds thereby to the assignor's rights as secured party. However, by not identifying the Trust or the Indenture Trustee as the secured party on the certificate of title, the security interest of the Trust in the Vehicle could be defeated through fraud or negligence.

      Under the laws of most states, the perfected security interest in a vehicle continues for four months after the vehicle is moved to a state other than the state in which it is initially registered and thereafter until the owner thereof re-registers the vehicle in the new state. A majority of states generally require surrender of a certificate of title to re-register a vehicle. Accordingly, a secured party must surrender possession if it holds the certificate of title to the vehicle or, in the case of a vehicle registered in a state providing for the notation of a lien on the certificate of title but not possession by the secured party, the secured party will receive notice of surrender if the security interest is noted on the certificate of title. Thus, the secured party will have the opportunity to re-perfect its security interest in the vehicle in the state of relocation. In states that do not require a certificate of title for registration of a motor vehicle, re-registration could defeat perfection. Under the Sales and Servicing Agreement, the Servicer is obligated to take appropriate steps, at the Servicer's expense, to maintain perfection of security interests in the Vehicles and is obligated to purchase the related Auto Loan if it fails to do so.

      Under the laws of most states, liens for repairs performed on a motor vehicle and liens for unpaid taxes take priority over even a perfected security interest in a financed vehicle. The Code also grants priority to certain federal tax liens over the lien of a secured party. The laws of certain states and federal law permit the confiscation of vehicles by government authorities under certain circumstances if used in unlawful activities, which may result in the loss of a secured party's perfected security interest in the confiscated vehicle.

REPOSSESSION

      In the event of default by vehicle purchasers, the holder of the motor vehicle retail installment sale contract has all the remedies of a secured party under the UCC, except where specifically limited by other state laws. Among the UCC remedies, the secured party has the right to perform self-help repossession unless such act would constitute a breach of the peace. Self-help is the most likely method to be used by the Servicer and is accomplished simply by retaking possession of the financed vehicle. In the event of default by the obligor, some jurisdictions require that the obligor be notified of the default and be given a time period within which he may cure the default prior to repossession. Generally, the right of reinstatement may be exercised on a limited number of occasions in any one-year period. In cases where the obligor objects or raises a defense to repossession, or if otherwise required by applicable state law, a court order must be obtained from the appropriate state court, and the vehicle must then be repossessed in accordance with that order.

      The UCC and other state laws require the secured party to provide the obligor with reasonable notice of the date, time and place of any public sale and/or the date after which any private sale of the collateral may be held. The obligor has the right to redeem the collateral prior to actual sale by paying the secured party the unpaid principal balance of the obligation plus reasonable expenses for repossessing, holding and preparing the collateral for disposition and arranging for its sale, plus, in some jurisdictions, reasonable attorneys' fees, or, in some states, by payment of delinquent installments or the unpaid balance.

      The proceeds of resale of the vehicles generally will be applied first to the expenses of resale and repossession and then to the satisfaction of the indebtedness. While some states impose prohibitions or limitations on deficiency judgments if the net proceeds from resale do not cover the full amount of the indebtedness, a deficiency judgment can be sought in those states that do not prohibit or limit such judgments. However, the deficiency judgment would be a personal judgment against the obligor for the shortfall, and a defaulting obligor can be expected to have very little capital or sources of income available following repossession. Therefore, in many cases, it may not be useful to seek a deficiency judgment or, if one is obtained, it may be settled at a significant discount.

      Occasionally, after resale of a vehicle and payment of all expenses and all indebtedness, there is a surplus of funds. In that case, the UCC requires the creditor to remit the surplus to any holder of a lien with respect to the vehicle or, if no such lienholder exists or there are remaining funds, the UCC requires the creditor to remit the surplus to the former owner of the vehicle.

CONSUMER PROTECTION LAWS

      Numerous federal and state consumer protection laws and related regulations impose substantial requirements upon lenders and servicers involved in consumer finance, including requirements regarding the adequate disclosure of loan terms (including finance charges and deemed finance charges), and limitations on loan terms (including the permitted finance charge or deemed finance charge), collection practices and creditor remedies. The application of these laws to particular circumstances is not always certain and some courts and regulatory authorities have shown a willingness to adopt novel interpretations of such laws. These laws include the

Truth-in-Lending Act, the Equal Credit Opportunity Act, the Federal Trade Commission Act, the Fair Credit Billing Act, the Fair Credit Reporting Act, the Fair Debt Collection Procedures Act, the Magnuson-Moss Warranty Act, the Federal Reserve Board's Regulations B and Z, the Soldiers' and Sailors' Civil Relief Act of 1940, state adoptions of the National Consumer Act and the Uniform Consumer Credit Code, and state motor vehicle retail installment sales act, retail installment sales acts and other similar laws. Also, state laws impose finance charge ceilings and other restrictions on consumer transactions and require contract disclosures in addition to those required under federal law. These requirements impose specific statutory liabilities upon creditors who fail to comply with their provisions. In some cases, this liability could affect an assignee's ability to enforce consumer finance contracts such as the Auto Loans or result in the imposition of penalties in excess of amounts owing on the Auto Loans. In some instances, particularly in actions based upon fraud or unfair and deceptive practices, damage awards have been large. If the Issuer were obligated to pay any such damages, its assets would be directly reduced, resulting in a potential loss to the noteholders.

      Under the laws of certain states, finance charges with respect to motor vehicle retail installment contracts may include the additional amount, if any, that a purchaser pays as part of the purchase price for a vehicle solely because the purchaser is buying on credit rather than for cash (a "cash sale differential"). If a dealer charges such a differential, applicable finance charge ceilings could be exceeded.

      The so-called "Holder-in-Due-Course" Rule of the Federal Trade Commission (the "FTC Rule"), the provisions of which are generally duplicated by the Uniform Consumer Credit Code, other statutes or the common law, has the effect of subjecting an assignee of a seller of goods in a consumer credit transaction (and certain related creditors) to all claims and defenses that the obligor in the transaction could assert against the seller of the goods. Liability under the FTC Rule is limited to the amounts paid by the obligor under the contract and the holder of the contract may also be unable to collect any balance remaining due thereunder from the obligor.

      All of the Auto Loans will be subject to the requirements of the FTC Rule. Accordingly, the Issuer, as holder of the Auto Loans, will be subject to any claims or defenses that the purchaser of the applicable Vehicle may assert against the seller of the Vehicle. Such claims are limited to a maximum liability equal to the amounts paid by the Obligor on the Auto Loan. If an Obligor were successful in asserting any such claim or defense, such claim or defense would constitute a breach of the Originator's warranties under the Sales and Servicing Agreement and would create an obligation of the Originator to repurchase the Auto Loan unless the breach is cured. See "Description of the Transaction Documents--Sale and Assignment of Auto Loans."

      Courts have applied general equitable principles to secured parties pursuing repossession and litigation involving deficiency balances. These equitable principles may have the effect of relieving an obligor from some or all of the legal consequences of a default.

      In several cases, consumers have asserted that the self-help remedies of secured parties under the UCC and related laws violate the due process protections provided under the 14th

Amendment to the Constitution of the United States. Courts have generally upheld the notice provisions of the UCC and related laws as reasonable or have found that the repossession and resale by the creditor do not involve sufficient state action to afford constitutional protection to borrowers.

      Under most state vehicle dealer licensing laws, sellers of automobiles, light trucks, vans and minivans are required to be licensed to sell vehicles at retail sale. In addition, with respect to used vehicles, the Federal Trade Commission's Rule on Sale of Used Vehicles requires that all sellers of used vehicles prepare, complete and display a "Buyer's Guide" which explains the warranty coverage for such vehicles. Furthermore, Federal Odometer Regulations promulgated under the Motor Vehicle Information and Cost Savings Act and the motor vehicle title laws of most states require that all sellers of used vehicles furnish a written statement signed by the seller certifying the accuracy of the odometer reading. If a seller is not properly licensed or if either a Buyer's Guide or Odometer Disclosure Statement was not provided to the purchaser of a Vehicle, the Obligor may be able to assert a defense against the seller of the Vehicle. If an Obligor on an Auto Loan were successful in asserting any such claim or defense, the Servicer would pursue on behalf of the Issuer any reasonable remedies against the seller or the manufacturer of the vehicle, subject to certain limitations as to the expense of any such action to be specified in the Sales and Servicing Agreement.

      Pursuant to the Sales and Servicing Agreement, the Originator will represent and warrant that each Auto Loan originated by it complies with all requirements of law in all material respects. Accordingly, if an Obligor has a claim against the Issuer for violation of any law and such claim materially and adversely affects the Trust's interest in an Auto Loan, such violation would constitute a breach of the warranties of the Originator and would create an obligation of the Originator to repurchase the Auto Loan unless the breach is cured.

OTHER LIMITATIONS

      In addition to the laws limiting or prohibiting deficiency judgments, numerous other statutory provisions, including federal bankruptcy laws and related state laws, may interfere with or affect the ability of a secured party to realize upon collateral or to enforce a deficiency judgment. For example, in a Chapter 13 proceeding under the federal bankruptcy law, a court may prevent a creditor from repossession of a vehicle and, as part of the rehabilitation plan, may reduce the amount of the secured indebtedness to the market value of the vehicle at the time of bankruptcy (as determined by the court), leaving the creditor as a general unsecured creditor for the remainder of the indebtedness. A bankruptcy court may also reduce the monthly payments due under a contract or change the rate of interest and time of repayment of the indebtedness.

                    MATERIAL FEDERAL INCOME TAX CONSEQUENCES

      The following is a summary of material federal income tax consequences of the purchase, ownership and disposition of the notes and such summary represents the opinion of Federal Tax Counsel subject to the qualifications set forth herein. An opinion of Federal Tax Counsel, however, is not binding on the Internal Revenue Service (the "IRS") or the courts. No ruling on any of the issues discussed below will be sought from the Internal Revenue Service. The following summary is intended as a discussion of the possible effects of certain federal income tax consequences to holders, but does not purport to furnish information in the level of detail or with the attention to a holder's specific tax circumstances that would be provided by a holder's own tax advisor. For example, it does not discuss the tax consequences of the purchase, ownership and disposition of the notes by noteholders that are subject to special treatment under the federal income tax laws (including banks and thrifts, insurance companies, regulated investment companies, dealers in securities, foreign investors, trusts and estates and pass-through entities, the equity holders of which are any of the foregoing). In addition, the discussion regarding the notes is limited to the federal income tax consequences of the initial noteholders and not a purchaser in the secondary market. Moreover, there are no cases or Internal Revenue Service rulings on similar transactions involving both debt and equity interests issued by a trust with terms similar to those of the notes. As a result, the Internal Revenue Service may disagree with all or a part of the discussion below. We suggest that prospective investors consult their own tax advisors in determining the federal, state, local, foreign and any other tax consequences to them of the purchase, ownership and disposition of the notes.

      The following summary is based upon current provisions of the Internal Revenue Code of 1986, as amended, the Treasury regulations promulgated thereunder and judicial or ruling authority, all of which are subject to change, which change may be retroactive.

SCOPE OF THE TAX OPINIONS

      In the opinion of Federal Tax Counsel, the trust will not be classified as an association (or publicly traded partnership) taxable as a corporation for federal income tax purposes. Further, Federal Tax Counsel is of the opinion that the notes will be characterized as debt for federal income tax purposes.

      In addition, Federal Tax Counsel has prepared or reviewed the statements under the heading "Summary of Terms--Material Federal Income Tax Consequences" as they relate to federal income tax matters and under the heading "Material Federal Income Tax Consequences" herein and is of the opinion that such statements are a fair and accurate discussion of all material federal income tax consequences of the purchase, ownership and disposition of the notes. Such statements are intended as a discussion of the possible effects of the classification of the trust on investors and of related tax matters affecting investors generally, but do not purport to furnish information in the level of detail or with the attention to the investor's specific tax circumstances that would be provided by an investor's own tax adviser. Accordingly, we suggest that investors consult their own tax advisers with regard to the tax consequences of investing in the notes.

TAX CLASSIFICATION OF THE TRUST

      Federal Tax Counsel is of the opinion that the trust will not be classified as an association (or publicly traded partnership) taxable as a corporation for federal income tax purposes. A copy of such opinion of Federal Tax Counsel will be filed with the Commission as an exhibit to a Form 8-K prior to the confirmation of sales of any notes. This opinion is based on the assumption that the terms of the Trust Agreement and related documents will be complied with, and on Federal Tax Counsel's conclusion that the nature of the income of the trust will exempt it from the rule that certain publicly traded partnerships are taxable as corporations.

      If the trust were taxable as a corporation for federal income tax purposes, the trust would be subject to corporate income tax on its taxable income. The Trust's taxable income would include all its income on the auto loans, reduced by its interest expense on the notes provided the notes are respected as debt for federal income tax purposes (see discussion in the following paragraph). Any such corporate income tax could materially reduce cash available to make payments on the notes.

TAX CONSEQUENCES TO HOLDERS OF THE NOTES

      Treatment of the Notes as Indebtedness. The seller will agree, and the noteholders will agree by their purchase of notes, to treat the notes as debt for federal, state and local income and franchise tax purposes. In the opinion of Federal Tax Counsel, the notes will be characterized as debt for federal income tax purposes. A copy of such opinion of Federal Tax Counsel will be filed with the Commission with a Form 8-K following the issuance of the notes. The discussion below assumes this characterization of the notes is correct.

      The discussion below assumes that all payments on the notes are denominated in U.S. dollars, and that the notes are not Strip Notes. Moreover, the discussion assumes that the interest formula for the notes meets the requirements for "qualified stated interest" under Treasury regulations (the "OID regulations") relating to original issue discount ("OID"), and that any OID on the notes (i.e., any excess of the principal amount of the notes over their issue price) does not exceed a de minimis amount (i.e., 1/4% of their principal amount multiplied by the number of full years included in their term), all within the meaning of the OID regulations.

      Interest Income on the Notes. Based on the above assumptions, except as discussed in the following paragraph, the notes will not be considered issued with OID. The stated interest thereon will be taxable to a noteholder as ordinary interest income when received or accrued in accordance with such noteholder's method of tax accounting. Under the OID regulations, a holder of a note issued with a de minimis amount of OID must include such OID in income, on a pro rata basis, as principal payments are made on the note. A purchaser who buys a note for more or less than its principal amount will generally be subject, respectively, to the premium amortization or market discount rules of the Code.

      Sale or Other Disposition. If a noteholder sells a note, the holder will recognize gain or loss in an amount equal to the difference between the amount realized on the sale and the holder's adjusted tax basis in the note. The adjusted tax basis of a note to a particular noteholder will equal the holder's cost for the note, increased by any market discount, OID and gain previously included by such noteholder in income with respect to the note and decreased by the amount of bond premium (if any) previously amortized and by the amount of principal payments previously received by such noteholder with respect to such note. Any such gain or loss will be capital gain or loss if the note was held as a capital asset, except for gain representing accrued interest and accrued market discount not previously included in income. Capital losses may be used by a corporate taxpayer only to offset capital gains, and by an individual taxpayer only to the extent of capital gains plus $3,000 of other income.

      Foreign Holders. Interest payments made (or accrued) to a noteholder who is a nonresident alien, foreign corporation or other non-United States person (a "foreign person") generally will be considered "portfolio interest", and generally will not be subject to United States federal income tax and withholding tax, if the interest is not effectively connected with the conduct of a trade or business within the United States by the foreign person and the foreign person (i) is not actually or constructively a "10 percent shareholder" of the trust or the seller or a "controlled foreign corporation" with respect to which the trust or the seller is a "related person" within the meaning of the Code and (ii) provides the indenture trustee or other person who is otherwise required to withhold U.S. tax with respect to the notes with an appropriate statement (on Internal Revenue Service Form W-8 or a similar form), signed under penalties of perjury, certifying that the beneficial owner of the note is a foreign person and providing the foreign person's name and address. If a note is held through a securities clearing organization or certain other financial institutions, the organization or institution may provide the relevant signed statement to the withholding agent; in that case, however, the signed statement must be accompanied by a Form W-8 or substitute form provided by the foreign person that owns the note. If such interest is not portfolio interest, then it will be subject to United States federal withholding tax at a rate of 30 percent, unless that rate is reduced or eliminated pursuant to an applicable tax treaty and the foreign person provides the trustee or other payor of the interest with a copy of Internal Revenue Service Form 1001, or if the interest is effectively connected with the conduct of a U.S. trade or business and the foreign person provides a copy of Internal Revenue Service Form 4224.

      Any capital gain realized on the sale, redemption, retirement or other taxable disposition of a note by a foreign person will be exempt from United States federal income and withholding tax, provided that (i) such gain is not effectively connected with the conduct of a trade or business in the United States by the foreign person and (ii) in the case of an individual foreign person, the foreign person is not present in the United States for 183 days or more in the taxable year.

      On October 6, 1997, final Treasury regulations (the "Withholding Tax Regulations") were issued that modify certain of the filing requirements with which foreign persons must comply in order to be entitled to an exemption from U.S. withholding tax or a reduction to the applicable U.S. withholding tax rate. Those persons currently required to file Form W-8 generally will continue to be required to file that form. However, the requirement that foreign persons submit Form W-8 is extended to most foreign persons who wish to seek an exemption from withholding tax on the basis that income from the notes is effectively connected with the conduct of a U.S. trade or business (in lieu of Form 4224) and to foreign persons wishing to rely on a tax treaty to reduce the withholding tax rate (in lieu of Form 1001). Under the Withholding Tax Regulations, a foreign person would generally be required to submit Form W-8BEN in lieu of Form 1001 or to submit Form W-8ECI in lieu of Form 4224, although alternative documentation may be applicable in certain situations. The Withholding Tax Regulations are effective for payments of interest due after December 31, 2000, but Forms 4224 and 1001 filed prior to that date will continue to be effective until the earlier of December 31, 2001 or the current expiration date of those forms. We suggest that prospective investors consult their tax advisors with respect to the effect of the Withholding Tax Regulations.

      Backup Withholding. Each holder of a note (other than an exempt holder such as a corporation, tax exempt organization, qualified pension and profit sharing trust, individual retirement account or nonresident alien who provides certification as to status as a nonresident) will be required to provide, under penalties of perjury, a certificate containing the holder's name, address, correct federal taxpayer identification number and a statement that the holder is not subject to backup withholding. Should a nonexempt noteholder fail to provide the required certification, the trust will be required to withhold 31 percent of the amount otherwise payable to the holder, and remit the withheld amount to the Internal Revenue Service as a credit against the holder's federal income tax liability. We suggest that noteholders consult with their tax advisors as to their eligibility for exemption from backup withholding and the procedure for obtaining the exemption, and the potential impact of the Withholding Tax Regulations.

      Possible Alternative Treatments of the Notes. If, contrary to the opinion of Federal Tax Counsel, the Internal Revenue Service successfully asserted that the notes did not represent debt for federal income tax purposes, the notes might be treated as equity interests in the trust. If so treated, the trust might be taxable as a corporation with the adverse consequences described above (and the taxable corporation would not be able to reduce its taxable income by deductions for interest expense on notes recharacterized as equity). Alternatively, and most likely in the view of Federal Tax Counsel, the Trust might be treated as a publicly traded partnership that would not be taxable as a corporation because it would meet certain qualifying income tests. Nonetheless, treatment of the notes as equity interests in such a publicly traded partnership could have adverse tax consequences to certain holders. For example, income to foreign holders generally would be subject to U.S. tax and U.S. tax return filing and withholding requirements, and individual holders might be subject to certain limitations on their ability to deduct their share of trust expenses. Furthermore, such a characterization could subject holders to state and local taxation in jurisdictions in which they are not currently subject to tax.

      Information Reporting and Withholding. The trust will be required to report annually to the IRS, and to each noteholder of record, the amount of interest paid on the notes (and the amount of interest withheld for Federal income taxes, if any) for each calendar year, except as to exempt noteholders (generally, noteholders that are corporations, tax-exempt organizations, qualified pension and profit-sharing trusts and individual retirement accounts). For nonresident aliens who provide certification as to their status as nonresidents, interest paid will be reported on Form 1042-S. However, withholding will not apply as long as the certification is valid. Generally, certification must be renewed every three calendar years. Accordingly, each noteholder (other than exempt noteholders who are not subject to the reporting requirements) will be required to provide, under penalties of perjury, a certificate containing the noteholder's name, address, correct Federal taxpayer identification number and a statement that the noteholder is not subject to backup withholding. If a nonexempt noteholder fails to provide the required certification or recertify its foreign status, the trust will be required to withhold 31% for U.S. residents or 30% for nonresident aliens of the amount otherwise payable to the noteholder, and remit the withheld amount to the IRS as a credit against the noteholder's Federal income tax liability.

                             STATE TAX CONSEQUENCES

      In addition to the federal income tax consequences described in "Material Federal Income Tax Consequences" above, we suggest that potential purchasers consider the state income tax consequences of the acquisition, ownership and disposition of the notes. State income tax law may vary substantially from state to state, and this discussion does not purport to describe any aspect of the income tax laws of any state. Therefore, We suggest that potential purchasers consult their own tax advisors with respect to the various tax consequences of an investment in the notes.

                              ERISA CONSIDERATIONS

      Section 406 of ERISA and Section 4975 of the Code prohibit a pension, profit sharing, or other employee benefit plan, as well as individual retirement accounts and certain types of Keogh Plans subject to those provisions, and entities deemed to hold plan assets of such plans (each, a "Benefit Plan"), from engaging in certain transactions involving "plan assets" with persons that are "parties in interest" under ERISA or "disqualified persons" under the Code with respect to the Benefit Plan. A violation of these "prohibited transaction" rules may generate excise tax and other penalties and liabilities under ERISA and the Code for such persons. ERISA also imposes certain duties on persons who are fiduciaries of Benefit Plans subject to ERISA. Under ERISA, any person who exercises any authority or control respecting the management or disposition of the assets of a Benefit Plan is considered to be a fiduciary of such Benefit Plan (subject to certain exceptions not here relevant).

      Certain transactions involving the Issuer might be deemed to constitute prohibited transactions under ERISA and the Code with respect to a Benefit Plan that purchased notes if assets of the Issuer were deemed to be assets of the Benefit Plan. Under a regulation issued by the United States Department of Labor (the "Plan Assets Regulation"), the assets of the Issuer would be treated as plan assets of a Benefit Plan for the purposes of ERISA and the Code only if the Benefit Plan acquired an equity interest in the Issuer and none of the exceptions contained in the Plan Assets Regulation was applicable. An "equity interest" is defined under the Plan Assets Regulation as an interest other than an instrument which is treated as indebtedness under applicable local law and which has no substantial equity features. Although there is little guidance on the subject and although the Issuer has not obtained an opinion of counsel under state law, the Issuer believes that, at the time of their issuance, the notes should be treated as indebtedness without substantial equity features for the purposes of the Plan Assets Regulation. This determination is based in part upon the traditional debt features of such notes, including the reasonable expectation of purchasers of such notes that they will be repaid when due, as well as the absence of conversion rights, warrants and other typical equity features. It should be noted that the debt treatment of the notes for ERISA purposes could change subsequent to their issuance (i.e., they could be treated as equity) if the ratings of the notes change or the credit quality of the notes materially deteriorates.

      Without regard to whether notes are treated as an equity interest under the Plan Assets Regulation, the acquisition or holding of notes by or on behalf of a Benefit Plan could be considered to give rise to a prohibited transaction if the Issuer, Flagship, the Servicer, the Indenture Trustee or the Owner Trustee is or becomes a party in interest or a disqualified person with respect to such Benefit Plan. Certain exemptions from the prohibited transaction rules could be applicable to the purchase and holding of notes by a Benefit Plan depending on the type and circumstances of the plan fiduciary making the decision to acquire such notes. Included among these exemptions are: Prohibited Transaction Class Exemption ("PTCE") 90-1, regarding certain transactions entered into by insurance company pooled separate accounts; PTCE 95-60, regarding certain transactions entered into by insurance company general accounts; PTCE 96-23, regarding certain transactions effected by "in-house asset managers"; PTCE 91-38 regarding certain transactions entered into by bank collective investment funds; and PTCE 84-14, regarding certain transactions effected by "qualified professional asset managers." Even if the conditions specified in one or more of these exemptions are met, the scope of the relief provided by these exemptions might or might not cover all acts which might be construed as prohibited transactions. There can be no assurance that any of these, or any other exemption, will be available with respect to any particular transaction involving the notes.

      By acquiring a note, each purchaser and transferee will be deemed to represent, warrant and covenant that either (i) it is not acquiring such note with the assets of an ERISA Plan or a governmental plan subject to applicable law that is substantially similar to Section 406 of ERISA or Section 4975 of the Code or (ii) the acquisition and holding of such note by the purchaser or transferee, throughout the period that it holds such note, will not result in a nonexempt prohibited transaction under section 406 of ERISA or Section 4975 of the Code (or, in the case of a governmental plan, any substantially similar applicable law), because the purchase and holding of such note is covered by a prohibited transaction exemption, all of the conditions of which are and will be satisfied upon its acquisition of, and throughout the term that it holds, such note. Each investor in a notes will be deemed to represent, warrant and covenant that it will not sell, pledge or otherwise transfer such note in violation of the foregoing.

      Any person proposing to purchase notes with Plan assets should consult with its counsel with respect to, among other things, the potential applicability of ERISA and the Code to such investments and whether any exemption would be applicable (in the case of notes) or whether PTE 95-60 is applicable (in the case of notes). Each investor must determine on its own whether all conditions of the applicable exemption have been satisfied. Purchasers of notes using the assets of government plans (as defined in Section 3(32) of ERISA) and certain church plans (as defined in Section 3(33) of ERISA), which are not subject to Title I of ERISA, should consider applicable state or other laws, which may be substantially similar to ERISA or the Code. Moreover, each Plan fiduciary should determine whether, under the general fiduciary standards of investment prudence and diversification, an investment in the notes is appropriate for the Plan, taking into account the overall investment policy of the Plan, the composition of the Plan's investment portfolio, and the risk/return characteristics of the notes.

                                     RATINGS

      It is a condition to the issuance of the notes that each class of notes be rated at least "AAA," "Aaa" and "AAA" by Standard & Poor's, Moody's and DCR, respectively. The basis of the ratings on the notes will be issuance of the Policy by the Insurer and the financial strength of the Insurer. Standard & Poor's, Moody's and DCR are collectively referred to herein as the "Rating Agencies." The ratings assess the likelihood of timely payment of interest on each Payment Date and the ultimate payment of principal of the notes on their respective Final Scheduled Maturity Dates to the holders of the notes. There is no assurance that any ratings will not be lowered or withdrawn if, in the judgment of the Rating Agencies, circumstances in the future so warrant.

                                  UNDERWRITING

      Subject to the terms and conditions set forth in an underwriting agreement, dated November 17, 1999, the Depositor has agreed with the Originator and Prudential Securities Incorporated (the "Underwriter") to sell to the Underwriter all of the notes. The underwriting agreement provides that the Underwriter is obligated to purchase all of the notes if any are purchased.

      The Underwriter proposes to offer the notes initially at the prices on the cover page of this prospectus supplement, and to certain dealers at that price less a discount of up to 0.100% of the principal on each Class A-1 Note, 0.125% on each Class A-2 Note, 0.150% on each Class A-3 Note and 0.225% on each Class A-4 Note. The Underwriter and those dealers may allow a discount of 0.03125% of the principal of each Class A-1 Note, 0.06250% on each Class A-2 Note, 0.06250% on each Class A-3 Note and 0.06250% on each Class A-4 Note on sales to certain other dealers. After the initial public offering, the public offering price and such discounts may change.

      The notes are a new issue of securities with no established trading market. The Underwriter intends to make a secondary market for the notes. However, it is not obligated to do so and may discontinue making a secondary market for the notes at any time without notice. No assurance can be given as to how liquid the trading market for the notes will be.

      Flagship has agreed to indemnify the Underwriter against certain liabilities under the Securities Act, or contribute to payments which the Underwriter may be required to make in respect thereof.

      In the ordinary course of their respective businesses, the Underwriter and its affiliates have engaged and may in the future engage in investment banking, commercial banking, insurance or other transactions with the Originator and its affiliates.

      The Underwriter may engage in stabilizing transactions, syndicate covering transactions and penalty bids in accordance with Rule 104 under the Exchange Act. Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum. Syndicate covering transactions involve purchases of the notes in the open market after the distribution has been completed in order to cover syndicate short positions. Penalty bids permit the Underwriter to reclaim a selling concession or discount from a syndicate member when the notes originally sold by such syndicate member are purchased in a syndicate covering transaction to cover syndicate short positions. Such stabilizing transactions, syndicate covering transactions and penalty bids may cause the price of the notes to be higher than it would otherwise be in the absence of such transactions. The Underwriter is not required to engage in these activities and may end any of these activities at any time.

                                 LEGAL OPINIONS

      Certain legal matters relating to the notes and certain federal income tax and other matters will be passed upon for the Originator and the Servicer by Brian Meyers, Esq., General Counsel of Flagship Credit Corporation and for the Underwriter, the Depositor and the Trust by Mayer, Brown & Platt, Chicago, Illinois. Mayer, Brown & Platt may from time to time render legal services to the Originator and its affiliates.

                                     EXPERTS

      The consolidated balance sheets of MBIA Insurance Corporation and Subsidiaries as of December 31, 1998 and December 31, 1997 and the related consolidated statements of income, changes in shareholder's equity, and cash flows for each of the three years in the period ended December 31, 1998, incorporated by reference in this prospectus supplement, have been incorporated herein in reliance on the report of PricewaterhouseCoopers LLP, independent accountants, given on the authority of that firm as experts in accounting and auditing.

                                    GLOSSARY

      As used in this Prospectus Supplement, the following terms shall have the following meanings:

      "Actual Recovery Amounts" with respect to a Charged-off Auto Loan, proceeds from the sale of the related Financed Vehicle, proceeds of the related insurance policy, proceeds from any dealer agreements and any other recoveries with respect to such Charged-off Auto Loan and the related Financed Vehicle, net of reasonable and customary out-of-pocket expenses and amounts so received that are required to be refunded to the Obligor on such Auto Loan.

      "Additional Noteholders' Principal Payment Amount" means, on each Payment Date on which the outstanding principal balance of the notes (after giving effect to the payment of the Noteholders' Principal Payment Amount to noteholders in clause (e) in "Description of the Transaction Documents -- Application of Payments") exceeds the Notes Target Amount, the lesser of (a) an amount necessary to reduce the aggregate principal amount of the notes to the Notes Target Amount and (b) the amount of Available Funds remaining on deposit in the Collection Account for such Payment Date after making the payments set forth in (a) - (h) in "Description of the Transaction Documents -- Application of Payments".

      "Charged-off Auto Loan" means, with respect to an Auto Loan, the earliest to occur of the following: (i) 10% or more of any scheduled payment on such Auto Loan is 123 days or more delinquent as of the end of such Collection Period,
(ii) the related vehicle has been repossessed and sold or (iii) substantially all of the payments thereunder are deemed uncollectible by the Servicer.

      "Collection Period" means each calendar month.

      "Cram Down Loss" means, with respect to an Auto Loan, if a court of appropriate jurisdiction in an insolvency proceeding shall have issued an order reducing the amount owed on an Auto Loan or otherwise modifying or restructuring payments to be made on an Auto Loan, an amount equal to such reduction in principal balance of such Auto Loan or the reduction in the net present value (using as the discount rate the lower of the contract rate or the rate of interest specified by the court in such order) of the payments as so modified or restructured. A Cram Down Loss shall be deemed to have occurred on the date such order is entered.

      "Cumulative Net Loss Rate" means, as of any Determination Date, the quotient of the aggregate amount of Net Losses with respect to the Auto Loans from the Cutoff Date to the last day of the related Collection Period, divided by the Initial Portfolio Balance.

      "Delinquency Ratio" means the aggregate Principal Balance of Auto Loans with part or all of one or more contractual payments 31 days or more past due as of the last day of the related Collection Period (other than Charged-off Auto Loans and, from and after the 25th Collection Period, Auto Loans for which the related Obligor has paid during the preceding six Collection Periods an aggregate amount not less than the sum of six monthly payments) expressed as a percentage of the Outstanding Portfolio Balance as of the last day of the related Collection Period.

      "Determination Date" means, with respect to any Payment Date, the fifth Business Day prior to such Payment Date.

      "Indenture Trustee and Collateral Agent Fee" means, for each Payment Date, an amount equal to the fee set forth in Sales and Servicing Agreement which shall compensate the Indenture Trustee and Collateral Agent in its dual capacity as Indenture Trustee and Collateral Agent.

      "Initial Portfolio Balance" means, as of any date for all Auto Loans acquired by the Trust (other than Substitute Auto Loans) on or prior to such date, the sum of: (a) the principal balances as of the Cut-off Date of all such Auto Loans originated on or prior to the Cut-off Date, and (b) the original principal balances of all such Auto Loans originated by the Originator after the Cut-off Date.

      "Insurance Agreement Indicator" means the occurrence of any of certain events specified in the Insurance Agreement, including the failure of the Servicer or certain of its affiliates to meet certain financial and other requirements or to meet the Level II Portfolio Performance Tests.

      "Level I Cumulative Net Loss Test" means, for any Collection Period specified below, a Cumulative Net Loss Rate greater than or equal to the percentage set forth opposite such Collection Period:

      Collection Period                                 Cumulative Net Loss
      -----------------                                  Percentage Level
                                                         ----------------

      Sixth through Eighth                                     1.35
      Ninth through Eleventh                                   1.70
      Twelfth through Fourteenth                               3.05
      Fifteenth through Seventeenth                            4.40
      Eighteenth through Twentieth                             5.60
      Twenty-First through Twenty-Third                        6.60
      Twenty-Fourth through Twenty-Sixth                       7.50
      Twenty-Seventh through Twenty-Ninth                      8.30
      Thirtieth through Thirty-Second                          8.90
      Thirty-Third and thereafter                              9.30

      "Level I Delinquency Test" means, for any Determination Date, the arithmetic average of the monthly Delinquency Ratios for the four previous Collection Periods is greater than or equal to 6.65%.

      "Level I Net Loss Test" means, for any Determination Date, the arithmetic average monthly Net Loss Rates for the four previous Collection Periods is greater than or equal to 8%.

      "Level I Portfolio Performance Indicator" means, any violation of any of the Level I Delinquency Test, the Level I Cumulative Net Loss Test or the Level I Net Loss Test, which violation has not been cured.

      "Level II Cumulative Net Loss Test" means, for any Collection Period specified below, a Cumulative Net Loss Rate greater than the percentage set forth opposite such Collection Period:

           Collection Period                    Cumulative Net Loss
           -----------------                        Percentage
                                                    ----------
           Sixth through Eighth                        1.75
           Ninth through Eleventh                      2.40
           Twelfth through Fourteenth                  3.70
           Fifteenth through Seventeenth               5.35
           Eighteenth through Twentieth                6.85
           Twenty-First through Twenty-Third           8.05
           Twenty-Fourth through Twenty-Sixth          9.15
           Twenty-Seventh through Twenty-Ninth         10.05
           Thirtieth through Thirty-Second             10.75
           Thirty-Third and thereafter                 11.30

      "Level II Delinquency Test" means, for any Determination Date, the arithmetic average of the monthly Delinquency Ratios for the four previous Collection Periods is greater than 8.08%.

      "Level II Net Loss Test" means, for any Determination Date, the arithmetic average monthly Net Loss Rates for the four previous Collection Periods is greater than 10%.

      "Level II Portfolio Performance Tests" means, collectively, the Level II Delinquency Test, the Level II Cumulative Net Loss Test, and the Level II Net Loss Test.

      "Net Losses" means, for any Collection Period, the amount, if any, by which (a) the sum of (i) the aggregate Principal Balance of all Auto Loans which became Charged-off Auto Loans during such Collection Period, plus accrued and unpaid interest thereon to the end of the related Collection Period, plus (ii) the aggregate of all Cram Down Losses that occurred during the related Collection Period, exceeds (b) the Actual Recovery Amounts received during the related Collection Period in respect of all Charged-off Auto Loans.

      "Net Loss Rate" means, with respect to any Collection Period, the product, expressed as a percentage, of (i) twelve and (ii) a fraction, the numerator of which equals Net Losses for such Collection Period and the denominator of which equals the Outstanding Portfolio Balance on the last day of the preceding Collection Period.

      "Noteholders' Percentage" means, on any Payment Date, 89%; provided that the "Noteholders' Percentage" will be 82% upon the occurrence and during the continuance of an uncured Level I Portfolio Performance Indicator (provided that a Level I Portfolio Performance Indicator shall not be considered cured unless no Level I Portfolio Performance Indicator has occurred or is continuing for the prior four consecutive Collection Periods) and will be zero percent upon the occurrence of an Insurance Agreement Indicator.

      "Noteholders' Principal Payment Amount" means, with respect to any Payment Date, the lesser of (a) one hundred percent (100%) of the Principal Payment Amount for such Payment Date or (b) an amount necessary to reduce the aggregate principal amount of the notes to the Notes Target Amount for such Payment Date. Notwithstanding the foregoing, all outstanding principal and interest with respect to a class of notes will be payable in full on the Final Scheduled Maturity Date for such class of notes.

      "Notes Target Amount" means, for any Payment Date, the product of the Noteholders' Percentage for such Payment Date multiplied by the Outstanding Portfolio Balance as of the end of the related Collection Period.

      "Overcollateralization Amount" means, as of any Payment Date, the excess of the Outstanding Portfolio Balance as of the end of the preceding Collection Period over the outstanding principal balance of the notes (after giving effect to all payments on the notes on such Payment Date).

      "Principal Payment Amount" with respect to a Payment Date will equal the sum of the following amounts (without duplication):

           (a) collections on Auto Loans (other than Charged-off Auto Loans) allocable to principal including full and partial prepayments;

           (b) the portion of the Purchase Amount deposited in the Collection Account allocable to principal of each Auto Loan that was repurchased by the Originator or purchased by the Servicer as of the last day of the related Collection Period;

           (c) the principal balance of each Auto Loan that first became a Charged-off Auto Loan during the preceding Collection Period, other than Charged-off Auto Loans for which the Originator has made substitutions of Substitute Auto Loans (see "Sale and Assignment of Auto Loans");

           (d) the aggregate amount of Cram Down Losses with respect to the Auto Loans that shall have occurred during the preceding Collection Period; and

           (e) any net proceeds from the liquidation of the Auto Loans pursuant to an acceleration of the notes upon an Event of Default.

      "Purchase Amount" means, with respect to an Auto Loan, the amount, as of the close of business on the last day of a Collection Period, required to prepay in full such Auto Loan under the terms thereof including the outstanding principal balance of the related Auto Loan plus all accrued and unpaid interest and interest to the end of the month of purchase.

      "Record Date" means, with respect to a Payment Date, (i) in the case of Book-Entry Notes, the close of business on the Business Day prior to such Payment Date and (ii) in the case of Definitive Notes, the close of business on the last day of the calendar month preceding such Payment Date; provided that in the case of the initial Payment Date, the Record Date shall be the close of business on the Closing Date.

      "Released Funds Principal Payment Amount" means for any Payment Date, the lesser of (a) the amount by which the funds in the Spread Account (after giving effect to all payments and withdrawals on that Payment Date) exceed the Requisite Spread Account Amount and (b) the amount necessary (after giving effect to the Noteholders' Principal Payment Amount and the Additional Noteholders' Principal Payment Amount on that date) to reduce the aggregate principal amount of the notes to the Notes Target Amount.

      "Re-liening Expenses" means any reasonable and nonrecurring fees and expenses relating to reissuing or amending the certificates of title relative to the Vehicles to reflect the assignment of the Auto Loans to the Trust and the Trust's pledge of its interest in the Auto Loans to the Indenture Trustee.

      "Requisite Spread Account Amount" will equal the initial spread account amount on the Closing Date, and thereafter, as of any Determination Date, after giving effect to all payments to be made on the related Payment Date, will be an amount equal to the greater of (a) the lesser of

(i) 3% of the Initial Portfolio Balance and (ii) 5% of the Outstanding Portfolio Balance as of the end of the preceding Collection Period, and (b) the greater of
(i) 1% of the Initial Portfolio Balance and (ii) an amount such that the sum of
(A) the funds on deposit in the Spread Account (after all payments and withdrawals from the Spread Account on such Payment Date) and (B) the Overcollateralization Amount is greater than 2% of the Initial Portfolio Balance.

                             INDEX OF DEFINED TERMS

ABS.......................................................................S-40
ABS Table.................................................................S-41
Additional Noteholders' Principal Payment Amount..........................S-84
Agreement..................................................................A-2
Applicable Payment Date....................................................A-5
Application of Payments...................................................S-51
APR.......................................................................S-31
Auto Loans.................................................................S-8
Benefit Plan..............................................................S-80
Book-Entry Noteholder.....................................................S-67
Book-Entry Noteholders....................................................S-66
Book-Entry Notes..........................................................S-66
Business Day...............................................................A-2
Buyer's Guide.............................................................S-75
cash sale differential....................................................S-74
Cede......................................................................S-44
CEDEL Participants........................................................S-68
Charged-off Auto Loan.....................................................S-84
Class A-1 Interest Rate...................................................S-44
Class A-1 Principal Payment Amount........................................S-45
Class A-2 Interest Rate...................................................S-44
Class A-2 Principal Payment Amount........................................S-45
Class A-3 Interest Rate...................................................S-44
Class A-3 Principal Payment Amount........................................S-45
Class A-4 Interest Rate...................................................S-44
Class A-4 Principal Payment Amount........................................S-45
clearing agency...........................................................S-65
clearing corporation......................................................S-65
Collateral Agent..........................................................S-51
Collection Account........................................................S-49
Collection Period.........................................................S-84
controlled foreign corporation............................................S-78
Controlling Party.........................................................S-60
Cooperative...............................................................S-69
Copelco...................................................................S-26
Cram Down Loss............................................................S-84
Cut-off Date..............................................................S-24
DCR.......................................................................S-14
Deficiency Amount.........................................................S-62
Definitive Notes..........................................................S-70
Depositaries..............................................................S-66
disqualified persons......................................................S-80

DTC.......................................................................S-44
DTC Services..............................................................S-69
Eligible Account..........................................................S-49
Eligible Auto Loans.......................................................S-39
equity interest...........................................................S-81
Euroclear Operator........................................................S-69
Euroclear Participants....................................................S-68
Event of Default..........................................................S-70
Events of Default.........................................................S-52
Excluded Auto Loans.......................................................S-45
Financial Intermediary....................................................S-66
First Union...............................................................S-24
Fiscal Agent...............................................................A-2
Flagship..................................................................S-25
Foreign person............................................................S-78
FTC Rule..................................................................S-74
Holder-in-Due-Course......................................................S-74
holders...................................................................S-44
in-house asset managers...................................................S-81
Indenture Trustee.........................................................S-24
Indenture Trustee and Collateral Agent Fee................................S-85
Indirect Participants.....................................................S-67
Industry..................................................................S-69
Initial Portfolio Balance.................................................S-85
Insolvency Event..........................................................S-52
Insolvency Laws...........................................................S-18
Insurance Agreement.......................................................S-52
Insurance Agreement Event of Default......................................S-58
Insurance Agreement Indenture Indicators..................................S-52
Insurance Agreement Indicator Test........................................S-85
Insured Payment...........................................................S-62
Insurer....................................................................A-1
Insurer Default...........................................................S-58
Insurer Premium...........................................................S-50
Interest Reserve Account..................................................S-46
IRS.......................................................................S-76
Level 1 Portfolio Performance Test........................................S-86
LLC Agreement.............................................................S-25
MBIA.......................................................................S-3
mission-critical..........................................................S-65
Moody's...................................................................S-14
non-prime.................................................................S-10
Note Factor...............................................................S-40
Note Majority.............................................................S-60

Note Owners...............................................................S-44
Noteholders' Interest Payment Amounts.....................................S-44
Noteholders' Percentage...................................................S-87
Noteholders' Principal Payment Amount.....................................S-87
Noteholders...............................................................S-44
Notes Target Amount.......................................................S-87
Notice.....................................................................A-3
Obligations................................................................A-5
obligors...................................................................S-8
OID.......................................................................S-77
OID regulations...........................................................S-77
Overcollateralization Amount..............................................S-87
Owner......................................................................A-3
Participants..............................................................S-66
parties in interest.......................................................S-80
Pennsylvania Licenses.....................................................S-45
plan assets...............................................................S-80
Plan Assets Regulation....................................................S-81
Policy.....................................................................A-1
Portfolio interest........................................................S-78
Pre-Funding Account.......................................................S-45
Preference Amount.........................................................S-62
prime.....................................................................S-10
Principal Payment Amount...................................................S-6
prohibited transaction....................................................S-80
PTCE......................................................................S-81
Purchase Amount...........................................................S-88
qualified professional asset managers.....................................S-81
Qualified stated interest.................................................S-77
Rating Agencies...........................................................S-82
Ratings of the Notes......................................................S-14
Re-liening Expenses.......................................................S-88
Record Date...............................................................S-88
Reimbursement Amounts.....................................................S-51
related person............................................................S-78
Released Funds Principal Payment Amount...................................S-88
Relief Act................................................................S-22
Requisite Spread Account Amount...........................................S-88
Rules.....................................................................S-67
Sales and Servicing Agreement.............................................S-47
Servicer Termination Event................................................S-57
Servicing Fee.............................................................S-57
simple interest...........................................................S-38
Simple Interest Receivables...............................................S-38

Spread Account............................................................S-51
Standard & Poor's.........................................................S-14
sub-prime.................................................................S-29
Subsequent Auto Loans.....................................................S-46
Substitute Auto Loans.....................................................S-10
Substitution Criteria.....................................................S-48
SYSTEMS...................................................................S-69
Terms and Conditions......................................................S-69
Transaction Documents.....................................................S-47
Trustee and Collateral Agent Fee..........................................S-85
UCC.......................................................................S-19
Underwriter...............................................................S-82
Vehicles..................................................................S-24
Withholding Tax Regulations...............................................S-79
Year 2000 problems........................................................S-69

                                    EXHIBIT A

                         NOTE GUARANTY INSURANCE POLICY

OBLIGATIONS:      $250,000,000                             POLICY NO. [  ]
                  Flagship Auto Receivables Owner Trust 1999-2
                  $117,000,000   6.420% Class A-1 Notes
                  $ 60,000,000   6.705% Class A-2 Notes
                  $ 43,000,000   6.835% Class A-3 Notes
                  $ 30,000,000   6.900% Class A-4 Notes

      MBIA Insurance Corporation (the "Insurer"), in consideration of the payment of the premium and subject to the terms of this Note Guaranty Insurance Policy (this "Policy"), hereby unconditionally and irrevocably guarantees to any Owner that an amount equal to each full and complete Insured Payment will be received from the Insurer by Harris Trust and Savings Bank, or its successors, as indenture trustee for the Owners (the "Indenture Trustee"), on behalf of the Owners, for distribution by the Indenture Trustee to each Owner of each Owner's proportionate share of the Insured Payment. The Insurer's obligations hereunder with respect to a particular Insured Payment shall be discharged to the extent funds equal to the applicable Insured Payment are received by the Indenture Trustee, whether or not such funds are properly applied by the Indenture Trustee. Insured Payments shall be made only at the time set forth in this Policy, and no accelerated Insured Payments shall be made regardless of any acceleration of the Obligations, unless such acceleration is at the sole option of the Insurer.

      Notwithstanding the foregoing paragraph, this Policy does not cover shortfalls, if any, attributable to the liability of the Issuer, the Trust or the Indenture Trustee for withholding taxes, if any (including interest and penalties in respect of any such liability).

      The Insurer will pay any Insured Payment that is a Preference Amount on the Business Day following receipt on a Business Day by the Fiscal Agent (as described below) of (a) a certified copy of the order requiring the return of a preference payment, (b) an opinion of counsel satisfactory to the Insurer that such order is final and not subject to appeal, (c) an assignment in such form as is reasonably required by the Insurer, irrevocably assigning to the Insurer all rights and claims of the Owner relating to or arising under the Obligations against the debtor which made such preference payment or otherwise with respect to such preference payment and (d) appropriate instruments to effect the appointment of the Insurer as agent for such Owner and any legal proceeding related to such preference payment, such instruments being in a form satisfactory to the Insurer, provided that if such documents are received after 12:00 noon, New York City time, on such Business Day, they will be deemed to be received on the following Business Day. Such payments shall be disbursed to the receiver or trustee in bankruptcy named in the final order of the court exercising jurisdiction on behalf of the Owner and not to any Owner directly unless such Owner has returned principal or interest paid on the Obligations to such receiver or trustee in bankruptcy, in which case such payment shall be disbursed to such Owner.

      The Insurer will pay any other amount payable hereunder no later than 12:00 noon, New York City time, on the later of the Payment Date on which the related Deficiency Amount is due or the second Business Day following receipt in New York, New York on a Business Day by State Street Bank and Trust Company, N.A., as Fiscal Agent for the Insurer, or any successor fiscal agent appointed by the Insurer (the "Fiscal Agent"), of a Notice (as described below), provided that if such Notice is received after 12:00 noon, New York City time, on such Business Day, it will be deemed to be received on the following Business Day. If any such Notice received by the Fiscal Agent is not in proper form or is otherwise insufficient for the purpose of making claim hereunder, it shall be deemed not to have been received by the Fiscal Agent for purposes of this paragraph, and the Insurer or the Fiscal Agent, as the case may be, shall promptly so advise the Indenture Trustee and the Indenture Trustee may submit an amended Notice.

      Insured Payments due hereunder, unless otherwise stated herein, will be disbursed by the Fiscal Agent to the Indenture Trustee on behalf of the Owners by wire transfer of immediately available funds in the amount of the Insured Payment less, in respect of Insured Payments related to Preference Amounts, any amount held by the Indenture Trustee for the payment of such Insured Payment and legally available therefor.

      The Fiscal Agent is the agent of the Insurer only, and the Fiscal Agent shall in no event be liable to Owners for any acts of the Fiscal Agent or any failure of the Insurer to deposit, or cause to be deposited, sufficient funds to make payments due under this Policy.

      Subject to the terms of the Agreement, the Insurer shall be subrogated to the rights of each Owner to receive payments under the Obligations to the extent of any payment by the Insurer hereunder.

      As used herein, the following terms shall have the following meanings:

      "Agreement" means the Indenture dated as of November 1, 1999 among Flagship Auto Receivables Owner Trust 1999-2, as the Issuer and Harris Trust and Savings Bank, as Indenture Trustee, without regard to any amendment or supplement thereto, unless such amendment or supplement has been approved in writing by the Insurer.

      "Business Day" means any day other than (a) a Saturday or a Sunday, (b) a day on which the Insurer is closed or (c) a day on which banking institutions in New York City or in the city in which the corporate trust office of the Indenture Trustee under the Agreement is located are authorized or obligated by law or executive order to close.

      "Deficiency Amount" means (a) for any Payment Date, any shortfall in the sum of Available Funds plus amounts on deposit in the Spread Account to pay the related Noteholders' Interest Payment Amount, and (b) on the related Final Scheduled Maturity Date, any shortfall in the sum of Available Funds plus amounts on deposit in the Spread Account to pay the outstanding principal amount of the related class of Notes (after taking into account all distributions to be made on such Payment Date).

      "Insured Payment" means as of any Payment Date, (a) any Deficiency Amount and (b) any Preference Amount.

      "Notice" means the telephonic or telegraphic notice, promptly confirmed in writing by facsimile substantially in the form of Exhibit A attached hereto, the original of which is subsequently delivered by registered or certified mail, from the Indenture Trustee specifying the Insured Payment which shall be due and owing on the applicable Payment Date.

      "Owner" means each Noteholder (as defined in the Agreement) who, on the applicable Payment Date, is entitled under the terms of the applicable Notes to payment under the Policy.

      "Preference Amount" means any amount previously distributed to an Owner on the Obligations that is recoverable and sought to be recovered as a voidable preference by a trustee in bankruptcy pursuant to the United States Bankruptcy Code (11 U.S.C.), as amended from time to time, in accordance with a final nonappealable order of a court having competent jurisdiction.

      Capitalized terms used herein and not otherwise defined herein shall have the respective meanings set forth in the Agreement as of the date of execution of this Policy, without giving effect to any subsequent amendment to or modifications of the Agreement unless such amendment or modification has been approved in writing by the Insurer.

      Any notice hereunder or service of process on the Fiscal Agent may be made at the address listed below for the Fiscal Agent or such other address as the Insurer shall specify in writing to the Indenture Trustee.

      The notice address of the Fiscal Agent is 15th Floor, 61 Broadway, New York, New York 10006, Attention: Municipal Registrar and Paying Agency, or such other address as the Fiscal Agent shall specify to the Indenture Trustee in writing.

      THIS POLICY IS BEING ISSUED UNDER AND PURSUANT TO, AND SHALL BE CONSTRUED UNDER, THE LAWS OF THE STATE OF NEW YORK, WITHOUT GIVING EFFECT TO THE CONFLICT OF LAWS PRINCIPLES THEREOF.

      The insurance provided by this Policy is not covered by the Property/Casualty Insurance Security Fund specified in Article 76 of the New York Insurance Law.

      This Policy is not cancelable for any reason. The premium on this Policy is not refundable for any reason, including payment, or provision being made for payment, prior to maturity of the Obligations.

      IN WITNESS WHEREOF, the Insurer has caused this Policy to be executed and attested this ____ day of November 1999.

                                   MBIA INSURANCE CORPORATION


                                   By: ______________________________________
                                   Title: ___________________________________


Attest:


By: ____________________________
    Secretary

                                    EXHIBIT A

                           THE NOTE GUARANTY INSURANCE
                            POLICY NUMBER: [________]

                           NOTICE UNDER NOTE GUARANTY
                       INSURANCE POLICY NUMBER: [________]

State Street Bank and Trust Company, N.A., as Fiscal Agent
   for MBIA Insurance Company
15th Floor
61 Broadway
New York, NY 10006
Attention: Municipal Registrar and
   Paying Agent

MBIA Insurance Corporation
113 King Street
Armonk, NY 10504

The undersigned, a duly authorize officer of [NAME OF INDENTURE TRUSTEE], as trustee (the "Indenture Trustee"), hereby certifies to State Street Bank and Trust Company, N.A. (The "Fiscal Agent") and MBIA Insurance Corporation (the "Insurer"), with reference to Note Guaranty Insurance Policy Number: [________] (the "Policy") issued by the Insurer in respect of the $250,000,000 Flagship Auto Receivables Owner Trust 1999-2, $117,000,000 6.420% Class A-1 Notes, $60,000,000 6.705% Class A-2 Notes, $43,000,000 6.835% Class A-3 Notes and
$30,000,000 6.900% Class A-4 Notes (the "Obligations"), that:

            (a) the Indenture Trustee is the indenture trustee under the Indenture dated as of November 1, 1999, among Flagship Auto Receivables Owner Trust 1999-2 as Issuer and Harris Trust and Savings Bank, as Indenture Trustee for the Owners;

            (b) the amount due under clause (a) of the definition of Deficiency Amount for the Payment Date occurring on [____________] (the "Applicable Payment Date") is
      $[________];

            (c) the amount due under clause (b) of the definition of Deficiency Amount for the Payment Date is $[________];

            (d) the sum of the amounts listed in paragraphs (b) and (c) above is $[________] (the "Deficiency Amount");

            (e) the amount of previously distributed payments on the Obligations that is recoverable and sought to be recovered as a voidable preference by a trustee in bankruptcy pursuant to the Bankruptcy Code in accordance with a final nonappealable order of a court having competent jurisdiction is $[________] (the "Preference Amount");

            (f) the total Insured Payment due is $[________], which amount equals the sum of the Deficiency Amount and the Preference Amount;

            (g) the Indenture Trustee is making a claim under and pursuant to the terms of the Policy for the dollar amount of the Insured Payment set forth in (d) above to be applied to the payment of the Deficiency Amount for the Applicable Payment Date in accordance with the Agreement and for the dollar amount of the Insured Payment set forth in (e) above to be applied to the payment of any Preference Amount; and

            (h) the Indenture Trustee directs that payment of the Insured Payment be made to the following account by bank wire transfer of federal or other immediately available funds in accordance with the terms of the
      Policy: [INDENTURE TRUSTEE'S ACCOUNT NUMBER].

      Any capitalized terms used in this Notice and not otherwise defined herein shall have the meaning assigned thereto in the Policy.

Any Person Who Knowingly And With Intent To Defraud Any Insurance Company Or Other Person Files An Application For Insurance Or Statement Of Claim Containing Any Materially False Information, Or Conceals For The Purpose Of Misleading, Information Concerning Any Fact Material Thereto, Commits A Fraudulent Insurance Act, Which Is A Crime, And Shall Also Be Subject To A Civil Penalty Not To Exceed Five Thousand Dollars And The Stated Value Of The Claim For Each Such Violation.

      IN WITNESS WHEREOF, the Indenture Trustee has executed and delivered this Notice under the Policy as of the [____] day of [______________], [____].

                                   [NAME OF INDENTURE TRUSTEE], as Indenture
                                   Trustee


                                   By: _______________________________________
                                   Title: ____________________________________

PROSPECTUS
--------------------------------------------------------------------------------
              AUTO RECEIVABLES BACKED SECURITIES ISSUABLE IN SERIES

                     PRUDENTIAL SECURITIES SECURED FINANCING
                                  CORPORATION,
                                    DEPOSITOR

      This Prospectus describes certain Auto Receivables Backed Notes (the "Notes") and Auto Receivables Backed Certificates (the "Certificates" and, together with the Notes, the "Securities") that may be sold from time to time in one or more series, in amounts, at prices and on terms to be determined at the time of sale and to be set forth in a supplement to this Prospectus (each, a "Prospectus Supplement"). Each series of Securities may include one or more classes of Notes and one or more classes of Certificates, which will be issued either by the Depositor, a Transferor (as hereinafter defined), or by a trust to be formed by the Depositor for the purpose of issuing one or more series of such Securities (each, a "Trust"). The Depositor, a Transferor or a Trust as appropriate, issuing Securities as described in this Prospectus and the related Prospectus Supplement shall be referred to herein as the "Issuer."

      Each class of Securities of any series will evidence beneficial ownership in a segregated pool of assets (each, a "Trust Fund") (such Securities, "Certificates") or will represent indebtedness of the Issuer secured by the Trust Fund (such Securities, "Notes"), as described herein and in the related Prospectus Supplement. Each Trust Fund may consist of any combination of retail installment sales contracts between manufacturers, dealers or certain other originators and retail purchasers secured by new and used automobiles and light duty trucks financed thereby, or participation interests therein, together with all monies received relating thereto (the "Contracts"). Each Trust Fund may also include a security interest in the underlying new and used automobiles and light duty trucks and property relating thereto, together with the proceeds thereof (the "Vehicles" together with the Contracts, the "Receivables"). If and to the extent specified in the related Prospectus Supplement, credit enhancement with respect to a Trust Fund or any class of Securities may include any one or more of the following: a financial guaranty insurance policy (a "Policy") issued by an insurer specified in the related Prospectus Supplement, a reserve account, letters of credit, credit or liquidity facilities, third party payments or other support, cash deposits or other arrangements. In addition to or in lieu of the foregoing, credit enhancement may be provided by means of subordination, cross-support among the Receivables or over-collateralization. See "Description of the Trust Agreement -- Credit and Cash Flow Enhancement." The Receivables in the Trust Fund for a series will have been acquired by the Depositor from one or more affiliates of the Depositor or from one or more entities which are unaffiliated with the Depositor (any such affiliate or unaffiliated entity, an "Originator"). Each Originator will be an entity, including Vendors, generally in the business of originating or acquiring Receivables. The Depositor will acquire the Receivables from the related Originator(s) on or prior to the date of issuance of the related Securities, as described herein and in the related Prospectus Supplement. The Receivables included in a Trust Fund will be serviced by a servicer (the "Servicer") described in the related Prospectus Supplement.

      Each series of Securities will include one or more classes (each, a "Class"). A series may include one or more Classes of Securities entitled to principal distributions, with disproportionate, nominal or no interest distributions, or to interest distributions, with disproportionate, nominal or no principal distributions. The rights of one or more Classes of Securities of any series may be senior or subordinate to the rights of one or more of the other Classes of Securities. A series may include two or more Classes of Securities which differ as to the timing, sequential order, priority of payment, interest rate or amount of distributions of principal or interest or both. Information regarding each Class of Securities of a series, together with certain characteristics of the related Receivables, will be set forth in the related Prospectus Supplement. The rate of payment in respect of principal of the Securities of any Class will depend on the priority of payment of such a Class and the rate and timing of payments (including prepayments, defaults, liquidations or repurchases of Receivables) on the related Receivables. A rate of payment lower or higher than that anticipated may affect the weighted average life of each Class of Securities in the manner described herein and in the related Prospectus Supplement. See "Description of the Securities."

      PROSPECTIVE INVESTORS SHOULD CONSIDER THE FACTORS SET FORTH UNDER "RISK FACTORS" HEREIN AND IN THE RELATED PROSPECTUS SUPPLEMENT.

THE NOTES OF A GIVEN SERIES REPRESENT OBLIGATIONS OF THE ISSUER ONLY AND DO NOT REPRESENT INTERESTS OF THE DEPOSITOR, ANY SERVICER, ANY ORIGINATOR OR ANY OF THEIR RESPECTIVE AFFILIATES. THE CERTIFICATES OF A GIVEN SERIES REPRESENT BENEFICIAL INTERESTS IN THE RELATED TRUST ONLY AND DO NOT REPRESENT INTERESTS IN OR OBLIGATIONS OF THE DEPOSITOR, ANY TRANSFEROR, ANY SERVICER, ANY ORIGINATOR OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THE SECURITIES NOR THE UNDERLYING RECEIVABLES WILL BE GUARANTEED OR INSURED BY ANY GOVERNMENTAL AGENCY OR INSTRUMENTALITY OR BY THE DEPOSITOR, ANY SERVICER, ANY ORIGINATOR, ANY TRUSTEE OR ANY OF THEIR RESPECTIVE AFFILIATES, EXCEPT AS SET FORTH IN THE RELATED PROSPECTUS SUPPLEMENT. SEE ALSO "RISK FACTORS."

--------------------------------------------------------------------------------

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

--------------------------------------------------------------------------------

      Offers of the Securities may be made through one or more different methods, including offerings through underwriters as more fully described under "Method of Distribution" herein and in the related Prospectus Supplement. Prior to issuance, there will have been no market for the Securities of any series, and there can be no assurance that a secondary market for the Securities will develop, or if it does develop, it will continue.

      RETAIN THIS PROSPECTUS FOR FUTURE REFERENCE. THIS PROSPECTUS MAY NOT BE USED TO CONSUMMATE SALES OF SECURITIES UNLESS ACCOMPANIED BY A PROSPECTUS SUPPLEMENT.

--------------------------------------------------------------------------------

                The date of this Prospectus is November 8, 1999.

                              PROSPECTUS SUPPLEMENT

            The Prospectus Supplement relating to a series of Securities to be offered hereunder, among other things, will set forth with respect to such series of Securities: (i) a description of the Class or Classes of such Securities, (ii) the rate of interest, the "Pass-Through Rate" or "Interest Rate" or other applicable rate (or the manner of determining such rate) and authorized denominations of such Class of such Securities; (iii) certain information concerning the Receivables and insurance policies, cash accounts, letters of credit, financial guaranty insurance policies, third party guarantees or other forms of credit enhancement, if any, relating to one or more pools of Receivables or all or part of the related Securities; (iv) the specified interest, if any, of each Class of Securities in, and manner and priority of, the distributions from the Trust Fund; (v) information as to the nature and extent of subordination with respect to such series of Securities, if any; (vi) the payment date to Securityholders; (vii) information regarding the Servicer(s) for the related Receivables; (viii) information regarding the Originator(s) for the related Receivables and the underwriting guidelines employed by such Originator(s) with respect to such Receivables; (ix) the circumstances, if any, under which each Trust Fund may be subject to early termination; (x) information regarding tax considerations; and (xi) additional information with respect to the method of distribution of such Securities.

                              AVAILABLE INFORMATION

            The Depositor has filed with the Securities and Exchange Commission (the "Commission") a Registration Statement (together with all amendments and exhibits thereto, referred to herein as the "Registration Statement") under the Securities Act of 1933, as amended (the "Securities Act"), with respect to the Securities offered pursuant to this Prospectus. For further information, reference is made to the Registration Statement which may be inspected and copied at the public reference facilities maintained by the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549; and at the Commission's regional offices at 500 West Madison, Suite 1400, 14th Floor, Chicago, Illinois 60661 and Seven World Trade Center, 13th Floor, New York, New York 10048. The Commission maintains a site on the World Wide Web at http://www.sec.gov containing reports, proxy materials, information statements, and other items. Copies of the Registration Statement may be obtained from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates.

            No person has been authorized to give any information or to make any representation other than those contained in this Prospectus and any Prospectus Supplement with respect hereto and, if given or made, such information or representations must not be relied upon. This Prospectus and any Prospectus Supplement with respect hereto do not constitute an offer to sell or a solicitation of an offer to buy any securities other than the Securities offered hereby and thereby, nor an offer of the Securities to any person in any state or other jurisdiction in which such offer would be unlawful. The delivery of this Prospectus at any time does not imply that information herein is correct as of any time subsequent to its date.

                 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

            All documents subsequently filed by the Depositor with respect to the Registration Statement, either on its own behalf or on behalf of a Trust, relating to any series of Securities referred to in the accompanying Prospectus Supplement, with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), after the date of this Prospectus and prior to the termination of any offering of the Securities issued by the Issuer, shall be deemed to be incorporated by reference in this Prospectus and to be a part of this Prospectus from the date of the filing of such documents. Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein (or in the accompanying Prospectus Supplement) or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein, modifies or replaces such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

                           REPORTS TO SECURITYHOLDERS

            Periodic and annual reports concerning any Security and the related Trust Fund will be provided to the Securityholders. See "Description of the Securities -- Reports to Securityholders." If the Securities of a series are to be issued in book-entry form, such reports will be provided to the Securityholder of record and beneficial owners of such Securities will have to rely on the procedures described herein under "Description of Securities -- Book-Entry Registration."

            The Depositor will provide without charge to each person to whom this Prospectus is delivered, on the written or oral request of such person, a copy of any or all of the documents referred to above that have been or may be incorporated by reference in this Prospectus (not including exhibits to the information that is incorporated by reference unless such exhibits are specifically incorporated by reference into the information that this Prospectus incorporates). Such requests should be directed to: Prudential Securities Secured Financing Corporation, One New York Plaza, New York, New York 10292,
Attention: Joe Donovan.

--------------------------------------------------------------------------------

                                SUMMARY OF TERMS

            The following summary is qualified in its entirety by reference to the detailed information appearing elsewhere in this Prospectus and by reference to the information with respect to the Securities of any series contained in the related Prospectus Supplement to be prepared and delivered in connection with the offering of such Securities. Certain capitalized terms used in the summary are defined elsewhere in the Prospectus on the pages indicated in the "Index of Terms."

Issuer ....................     With respect to each series of Securities,
                                either the Depositor, a special-purpose finance subsidiary of the Depositor which may be organized and established by the Depositor with respect to one or more Trust Funds (each such special-purpose finance subsidiary, a
                                "Transferor") or a trust (each, a "Trust") to be formed by the Depositor. For purposes of this Prospectus, the term "Depositor" includes the term "Transferor." The Depositor, a Transferor or a Trust issuing Securities pursuant to this Prospectus and the related Prospectus Supplement shall be referred to herein as the "Issuer" with respect to the related Securities. See "The
                                Issuer."

Depositor .................     Prudential Securities Secured Financing
                                Corporation, formerly known as P-B Secured
                                Financing Corporation (the "Depositor"), a
                                Delaware corporation, a wholly-owned limited purpose finance subsidiary of Prudential
                                Securities Incorporated. The Depositor's principal executive offices are located at One
                                New York Plaza, New York, New York 10292, and its telephone number is (212) 778-1000. See "The
                                Depositor."

Servicer ..................     The Servicer for each Trust Fund will be
                                specified in the applicable Prospectus
                                Supplement. The Servicer will service the Receivables comprising each Trust Fund and administer each Trust Fund pursuant to the related Servicing Agreement. The Servicer may subcontract all or any portion of its obligations as Servicer under each Servicing
                                Agreement to qualified subservicers (each, a "Sub-Servicer") but the Servicer will not be relieved thereby of its liability with respect thereto. See "Servicing of the Receivables."

Originator(s) .............     The Depositor will acquire the Receivables from
                                one or more affiliates of the Depositor or from one or more entities which are unaffiliated with the Depositor (any such affiliate or unaffiliated entity, an "Originator"). The
                                Receivables will be either (i) originated by the related Originator, (ii) originated by various manufacturers of Vehicles ("Manufacturers") and acquired by the related Originator, (iii) originated by various dealers, which may or may not be affiliated with one or more Manufacturers
                                ("Dealers", and together with Manufacturers,
                                "Vendors") or (iv) acquired by the related
                                Originator from other originators or owners of Receivables. In addition, to the extent that the Depositor acquires Receivables directly from a Vendor, such Vendor will be the Originator for purposes of the related Receivables and this Prospectus. See "The Originator" and "The
                                Servicer" in the related Prospectus Supplement.

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

Trustee ...................     The Trustee for each series of Securities will
                                be specified in the related Prospectus
                                Supplement. In addition, a Trust may separately enter into an Indenture and may issue Notes pursuant to such Indenture; in any such case the Trust and the Indenture will be administered by separate, independent trustees as required by the rules and regulations under the Trust
                                Indenture Act of 1939 and the Investment Company
                                Act of 1940.

The Securities ............     Each Class of Securities of any series will
                                evidence beneficial ownership in a segregated pool of assets (each, a "Trust Fund") (Such
                                Securities, "Certificates") or will represent indebtedness of the Issuer secured by the Trust
                                Fund (such Securities, "Notes"), as described herein and in the related Prospectus Supplement.
                                Each Trust Fund may consist of any combination of retail installment sales contracts between manufacturers, dealers or certain other originators and retail purchasers secured by new and used automobiles and light duty trucks financed thereby, or participation interests therein, together with all monies received relating thereto (the "Contracts"). Each Trust
                                Fund also may include a security interest in the underlying new and used automobiles and light duty trucks and property relating thereto, together with the proceeds thereof (the
                                "Vehicles" and together with the Contracts, the "Receivables").

                                Each Trust Fund will include Receivables with respect to which the related Contract or the related underlying Vehicles is subject to federal or state registration or titling requirements. No Trust Fund will include Receivables with respect to which the underlying Contracts or Vehicles relate to office equipment, aircraft, ships or boats, firearms or other weapons, railroad rolling stock or facilities such as factories, warehouses or plants subject to state laws governing the manner in which title or security interest in real property is determined or perfected.

                                If and to the extent specified in the related Prospectus Supplement, credit enhancement with respect to a Trust Fund or any class of Securities may include any one or more of the following: a financial guaranty insurance policy (a "Policy") issued by an insurer specified in the related Prospectus Supplement, a reserve account, letters of credit, credit or liquidity facilities, third party payments or other support, cash deposits or other arrangements. In addition to or in lieu of the foregoing, credit enhancement may be provided by means of subordination, cross-support among the Receivables or over-collateralization. The Depositor will acquire the Receivables from the related Originator(s) on or prior to the date of issuance of the related Securities, as described herein and in the related Prospectus Supplement.

                                With respect to Securities issued by a Trust, each Trust will be established pursuant to an agreement (each, a "Pooling Agreement") by and between the Depositor and the Trustee named therein.

                                With respect to Securities that represent debt issued by the Issuer, the Issuer will enter into an indenture (each, an "Indenture") by and between the Issuer and the trustee named on such Indenture (the "Indenture Trustee"). Each

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

                                Indenture will describe the related pool of Receivables comprising the Trust Fund and securing the debt issued by the related Issuer.

                                The Receivables comprising each Trust Fund will be serviced by the Servicer pursuant to a servicing agreement (each, a "Servicing Agreement") by and between the Servicer and the related Issuer.

                                In the case of any individual Trust Fund, the contractual arrangements relating to the establishment of a Trust, if any, the servicing of the related Receivables and the issuance of the related Securities may be contained in a single agreement, or in several agreements which combine certain aspects of the Pooling Agreement, the Servicing Agreement and the Indenture described above (for example, a pooling and servicing agreement, or a servicing and collateral management agreement). For purposes of this Prospectus, the term "Trust Agreement" as used with respect to a Trust Fund means, collectively, and except as otherwise described in the related Prospectus Supplement, any and all agreements relating to the establishment of a Trust, if any, the servicing of the related Receivables and the issuance of the related Securities. The term "Trustee" means any and all persons acting as a trustee pursuant to a Trust Agreement.

                              Securities Will Be Non-Recourse.

                                The Securities will not be obligations, either recourse or non-recourse (except for certain non-recourse debt described under "Certain Tax Considerations"), of the Depositor, the related Servicer, the related Originator(s) or any person other than the related Issuer. The Notes of a given series represent obligations of the Issuer, and the Certificates of a given series represent beneficial interests in the related Trust only and do not represent interests in or obligations of the Depositor, the related Servicer, the related Originator(s) or any of their respective affiliates other than the related Trust. In the case of Securities that represent beneficial ownership interests in the related Trust, such Securities will represent the beneficial ownership interests in such Trust and the sole source of payment will be the assets of such Trust. In the case of Securities that represent debt issued by the related Issuer, such Securities will be secured by assets in the related Trust Fund. Notwithstanding the foregoing, and as to be described in the related Prospectus Supplement, certain types of credit enhancement, such as a letter of credit, financial guaranty insurance policy or reserve fund may constitute a full recourse obligation of the issuer of such credit enhancement.

                              General Nature of the Securities as Investments.

                                All of the Securities offered pursuant to this Prospectus and the related Prospectus Supplement will be rated in one of the four highest rating categories by one or more Rating Agencies (as defined herein).

                                Additionally, all of the Securities offered pursuant to this Prospectus and the related Prospectus Supplement will be of the fixed-income type ("Fixed Income Securities"). Fixed Income Securities will generally be styled as debt

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                                instruments, having a principal balance and a
                                specified interest rate ("Interest Rate"). Fixed Income Securities may either represent beneficial ownership interests in the related Receivables held by the related Trust or debt secured by certain assets of the related Issuer.

                                Each series or Class of Fixed Income Securities offered pursuant to this Prospectus may have a different Interest Rate, which may be a fixed or adjustable Interest Rate. The related Prospectus Supplement will specify the Interest Rate for each series or Class of Fixed Income Securities described therein, or the initial Interest Rate and the method for determining subsequent changes to the Interest Rate.

                                A series may include one or more Classes of Fixed Income Securities ("Strip Securities") entitled (i) to principal distributions, with disproportionate, nominal or no interest distributions, or (ii) to interest distributions, with disproportionate, nominal or no principal distributions. In addition, a series of Securities may include two or more Classes of Fixed Income Securities that differ as to timing, sequential order, priority of payment, Interest Rate or amount of distribution of principal or interest or both, or as to which distributions of principal or interest or both on any Class may be made upon the occurrence of specified events, in accordance with a schedule or formula, or on the basis of collections from designated portions of the related pool of Receivables. Any such series may include one or more Classes of Fixed Income Securities ("Accrual Securities"), as to which certain accrued interest will not be distributed but rather will be added to the principal balance (or nominal balance, in the case of Accrual Securities which are also Strip Securities) thereof on each Payment Date, as hereinafter defined, or in the manner described in the related Prospectus Supplement.

                                If so provided in the related Prospectus
                                Supplement, a series may include one or more other Classes of Fixed Income Securities (collectively, the "Senior Securities") that are senior to one or more other Classes of Fixed Income Securities (collectively, the "Subordinate Securities") in respect of certain distributions of principal and interest and allocations of losses on Receivables.

                                In addition, certain Classes of Senior (or
                                Subordinate) Securities may be senior to other Classes of Senior (or Subordinate) Securities in respect of such distributions or losses.

                              General Payment Terms of Securities.

                                As provided in the related Trust Agreement and as described in the related Prospectus Supplement, the holders of the Securities ("Securityholders") will be entitled to receive payments on their Securities on specified dates (each, a "Payment Date"). Payment Dates with respect to Fixed Income Securities will occur monthly, quarterly or semi-annually, as described in the related Prospectus Supplement.

                                The related Prospectus Supplement will describe a date (the "Record Date") preceding such Payment Date, as of which the Trustee or its paying agent will

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                                fix the identity of the Securityholders for the
                                purpose of receiving payments on the next succeeding Payment Date. As described in the related Prospectus Supplement, the Payment Date will be a specified day of each month, commonly the fifteenth or twenty-fifth day of each month (or, in the case of quarterly-pay Securities, the fifteenth or twenty-fifth day of every third month; and in the case of semi-annual pay Securities, the fifteenth or twenty-fifth day of every sixth month) and the Record Date will be the close of business as of the last day of the calendar month that precedes the calendar month in which such Payment Date occurs.

                                Each Trust Agreement will describe a period
                                (each, a "Remittance Period") preceding each Payment Date (for example, in the case of monthly-pay Securities, the calendar month preceding the month in which a Payment Date occurs). As more fully described in the related Prospectus Supplement, collections received on or with respect to the related Receivables constituting a Trust Fund during a Remittance Period will be required to be remitted by the Servicer to the related Trustee prior to the related Payment Date and will be used to fund payments to Securityholders on such Payment Date. As may be described in the related Prospectus Supplement, the related Trust Agreement may provide that all or a portion of the payments collected on or with respect to the related Receivables may be applied by the related Trustee to the acquisition of additional Receivables during a specified period (rather than be used to fund payments of principal to Securityholders during such period), with the result that the related Securities will possess an interest-only period, also commonly referred to as a revolving period, which will be followed by an amortization period. Any such interest only or revolving period may, upon the occurrence of certain events to be described in the related Prospectus Supplement, terminate prior to the end of the specified period and result in the earlier than expected amortization of the related Securities.

                                In addition, and as may be described in the related Prospectus Supplement, the related Trust Agreement may provide that all or a portion of such collected payments may be retained by the Trustee (and held in certain temporary investments, including Receivables) for a specified period prior to being used to fund payments of principal to Securityholders.

                                Such retention and temporary investment by the Trustee of such collected payments may be required by the related Trust Agreement for the purpose of (a) slowing the amortization rate of the related Securities relative to the rent payment schedule of the related Receivables, or
                                (b) attempting to match the amortization rate of the related Securities to an amortization schedule established at the time such Securities are issued. Any such feature applicable to any Securities may terminate upon the occurrence of events to be described in the related Prospectus Supplement, resulting in distributions to the specified Securityholders and an acceleration of the amortization of such Securities.

                                As more fully specified in the related
                                Prospectus Supplement, neither the Securities nor the underlying Receivables will be guaranteed or insured by any governmental agency or instrumentality or the Depositor, the related Servicer, the related Originator, any Trustee, or any of their affiliates.

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No Investment Companies ...     Neither the Depositor nor any Trust will
                                register as an "investment company" under the Investment Company Act of 1940, as amended (the "Investment Company Act").

The Equity Interest .......     With respect to each Trust, the "Equity
                                Interest" at any time represents the rights to the related Trust Fund in excess of the Securityholders' interest of all series then outstanding that were issued by such Trust. The
                                Equity Interest in any Trust Fund will fluctuate as the aggregate Discounted Contract Balance of such Trust Fund changes from time to time. In addition, the Depositor may cause one or more of the Trusts (such a Trust, a "Master Trust") to issue additional series of Securities from time to time and any such issuance will have the effect of decreasing the Equity Interest in the related Master Trust to the extent of the aggregate principal amount of the Securities.
                                See "Description of Securities -- Master
                                Trusts." A portion of the Equity interest in any Trust may be sold separately in one or more public or private transactions.

Master Trusts; Issuance of
Additional Series .........     As may be described in the related Prospectus
                                Supplement, a Trust Agreement may authorize the Trustee to issue certificates (the "Equity
                                Certificates") evidencing the Equity Interest in a Master Trust, and may provide that, pursuant to any one or more supplements to such Trust
                                Agreement, the Depositor may cause the related
                                Trustee to issue one or more new series of Securities and accordingly cause a reduction in the related Equity Interest in such Master Trust represented by the related Equity Certificate.
                                Under each such Trust Agreement (each, a "Master
                                Trust Agreement"), the Depositor may determine the terms of any such new series. See
                                "Description of the Securities -- Master
                                Trusts."

                                The Depositor may cause the related Trustee to offer any such new series to the public or other investors, in transactions either registered under the Securities Act or exempt from registration thereunder, directly or through one or more underwriters or placement agents, in fixed-price offerings or in negotiated transactions or otherwise.

                                A new series to be issued by a Trust which has a series outstanding may, unless otherwise described in the related Prospectus Supplement, only be issued upon satisfaction of the conditions described herein under "Description of the Securities -- Master Trusts", including, earning others, that such issuance will not effect the rating given to any existing series issued by such Master Trust. Securities secured by Receivables held by a Master Trust shall be entitled to moneys received relating to such Receivables on a pari passu basis with other Securities issued pursuant to the other Trust Agreements by such Master Trust.

Cross-Collateralization ...     As described in the related Trust Agreement and
                                the related Prospectus Supplement, the source of payment for Securities of each series will be the assets of the related Trust Fund only.

                                However, as may be described in the related
                                Prospectus Supplement, a series or class of Securities may include the right to receive moneys from a common

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                                pool of credit enhancement which may be
                                available for more than one series of
                                Securities, such as a master reserve account, master insurance policy or a master collateral pool consisting of similar Receivables. Notwithstanding the foregoing, and as described in the related Prospectus Supplement, no payment received on any Receivable held by any Trust may be applied to the payment of Securities issued by any other Trust (except to the limited extent that certain collections in excess of the amounts needed to pay the related Securities may be deposited in a common master reserve account or an overcollateralization account that provides credit enhancement for more than one series of Securities issued pursuant to the related Trust Agreement).

Trust Funds ...............     As specified in the related Prospectus
                                Supplement, each Trust Fund will consist of the related Contracts, and may include a security interest in the related Vehicles. If and to the extent specified in the related Prospectus
                                Supplement, credit enhancement with respect to a Trust Fund or any class of Securities may include any one or more of the following: a Policy issued by an insurer specified in the related Prospectus Supplement, a reserve account, letters of credit, credit or liquidity facilities, repurchase obligations, third party payments or other support, cash deposits or other arrangements. In addition to or in lieu of the foregoing, credit enhancement may be provided by means of subordination, cross-support among the Receivables or overcollateralization. See "Description of the
                                Trust Agreement -- Credit and Cash Flow
                                Enhancement." The Contracts are obligations for the purchase of the Vehicles, or evidence borrowings used to acquire the Vehicles. As specified in the related Prospectus Supplement, the Contracts may consist of any combination of Rule of 78s Contracts, Fixed Value Contracts or
                                Simple Interest Contracts. Generally, "Rule of
                                78s Contracts" provide for fixed level monthly payments which will amortize the full amount of the Contract over its term. The Rule of 78s
                                Contracts provide for allocation of payments according to the "sum of periodic balances" or "sum of monthly payments" method (the "Rule of 78s"). Each Rule of 78s Contract provides for the payment by the Obligor of a specified total amount of payments, payable in monthly installments on the related due date, which total represents the principal amount financed and finance charges in an amount calculated on the basis of a stated annual percentage rate
                                ("APR") for the term of such Contract. The rate at which such amount of finance charges is earned and, correspondingly, the amount of each fixed monthly payment allocated to reduction of the outstanding principal balance of the related
                                Contract are calculated in accordance with the Rule of 78s. Under tile Rule of 78s, the portion of each payment allocable to interest is higher during the early months of the term of a Contract and lower during later months than that under a constant yield method for allocating payments between interest and principal.
                                Notwithstanding the foregoing, as specified in the related Prospectus Supplement, all payments received by the related Servicer on or in respect of the Rule of 78s Contracts may be allocated on an actuarial basis.

                                Generally, the "Fixed Value Contracts" provide for monthly payments with a final fixed value payment which is greater than the scheduled monthly payments. A Fixed Value Contract provides for amortization of the loan over a series of fixed level payment monthly installments, but also requires a final

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                                fixed value payment due after payment of such
                                monthly installments which may be satisfied by
                                (i) payment in full in cash of such amount, (ii) transfer of the vehicle to the related Originator provided certain conditions are satisfied or (iii) refinancing the fixed value payment in accordance with certain conditions. With respect to Fixed Value Contracts, as specified in the related Prospectus Supplement, only the principal and interest payments due prior to the final fixed value payment and not the final fixed value payment may be included initially in the related Trust Fund.

                                "Simple Interest Contracts" provide for the amortization of the amount financed under the receivable over a series of fixed level monthly payments. However, unlike the monthly payment under Rule of 78s Contracts, each monthly payment consists of an installment of interest which is calculated on the basis of the outstanding principal balance of the receivable multiplied by the stated APR and further multiplied by the period elapsed (as a fraction of a calendar year) since the preceding payment of interest was made. As payments are received under a Simple Interest Contract, the amount received is applied first to interest accrued to the date of payment and the balance is applied to reduce the unpaid principal balance. Accordingly, if an Obligor pays a fixed monthly installment before its scheduled due date, the portion of the payment allocable to interest for the period since the preceding payment was made will be less than it would have been had the payment been made as scheduled, and the portion of the payment applied to reduce the unpaid principal balance will be correspondingly greater. Conversely, if an Obligor pays a fixed monthly installment after its scheduled due date, the portion of the payment allocable to interest for the period since the preceding payment was made will be greater than it would have been had the payment been made as scheduled, and the portion of the payment applied to reduce the unpaid principal balance will be correspondingly less. In either case, the Obligor pays a fixed monthly installment until the final scheduled payment date, at which time the amount of the final installment is increased or decreased as necessary to repay the then outstanding principal balance.

                                If an Obligor elects to prepay a Rule of 78s
                                Contract in full, it is entitled to a rebate of the portion of the outstanding balance then due and payable attributable to unearned finance charges. If a Simple Interest Contract is prepaid, rather than receive a rebate, the Obligor is required to pay interest only to the date of prepayment. The amount of a rebate under a Rule of 78s Contract calculated in accordance with the Rule of 78s will always be less than had such rebate been calculated on an actuarial basis and generally will be less than the remaining scheduled payments of interest that would be due under a Simple Interest Contract for which all payments were made on schedule. Distributions to Securityholders may not be affected by Rule of 78s rebates under the Rule of 78s Contract because pursuant to the related Prospectus Supplement such distributions may be determined using the actuarial method.

                                The related Prospectus Supplement will further describe the type and characteristics of the Contracts included in each Trust Fund relating to the Securities offered pursuant to this Prospectus and the related Prospectus Supplement.

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                                The Receivables comprising a Trust Fund will be
                                acquired by the Depositor from the related
                                Originator; such Receivables will have
                                theretofore been either (i) originated by such Originator, (ii) originated by Vendors and acquired by such Originator or (iii) acquired by such Originator from other originators or owners of Receivables.

                                With respect to the Receivables comprising each Trust Fund, the Depositor and/or the related Originator will acquire the related Receivables from the Originator pursuant to a Receivables Acquisition Agreement as defined herein. The Depositor will either transfer such Receivables to a Trust pursuant to a Pooling Agreement or pledge the Depositor's right, title and interest in and to such Receivables to a Trustee on behalf of Securityholders pursuant to an Indenture. The rights and benefits of the Depositor or Transferor under such Receivables Acquisition Agreement will be assigned to the Trustee on behalf of the related Securityholders. The obligations of the Depositor, the related Originator(s), the related Servicer(s), the related Trustee and the related Indenture Trustee, if any, under the related Trust Agreement include those specified below and in the related Prospectus Supplement.

                                In addition, if so specified in the related
                                Prospectus Supplement, the Trust Fund will include monies on deposit in a Pre-Funding Account (the "Pre-Funding Account") to be established with the Trustee, which will be used to acquire Additional Receivables from time to time during the "Pre-Funding Period" specified in the related Prospectus Supplement. The Pre-Funding Account, if any, will be reduced during the related Pre-Funding Period by the amount thereof used to purchase Additional Receivables. Any amount remaining in the Pre-Funding Account at the end of the related Pre-Funding Period will be distributed to the related Securityholders, pro rata, on the Payment Date immediately following the end of the Pre-Funding Period.

                                If and to the extent provided in the related
                                Prospectus Supplement, the Depositor will be obligated (subject only to the availability thereof) to acquire from the related Originator(s) and to either transfer to a Trust or pledge to a Trustee on behalf of Securityholders, additional Receivables (the "Additional Receivables") from time to time during any Pre-Funding Period specified in the related Prospectus Supplement.

Registration of Securities.     Securities may be represented by global
                                securities registered in the name of Cede & Co.
                                ("Cede"), as nominee of The Depository Trust
                                Company ("DTC"), or another nominee. In such case, Securityholders will not be entitled to receive definitive securities representing such
                                Securityholders' interests, except in certain circumstances described in the related
                                Prospectus Supplement. See "Description of the
                                Securities -- Book-Entry Registration" herein.

Credit and Cash Flow
Enhancement ...............     If and to the extent specified in the related
                                Prospectus Supplement, credit enhancement with respect to a Trust Fund or any class of Securities may include any one or more of the following: a Policy issued by an insurer specified in the related Prospectus Supplement
                                (a "Security Insurer"), a reserve account, letters of credit, credit or liquidity facilities, third party payments or

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                                other support, cash deposits or other
                                arrangements. Any form of credit enhancement will have certain limitations and exclusions from coverage thereunder, which will be described in the related Prospectus Supplement. See "Description of the Trust Agreement -- Credit and Cash Flow Enhancement."

Receivables Acquisition
Agreement .................     As more fully described in the related
                                Prospectus Supplement, the Depositor and/or the related Originator will be obligated to acquire from the related Trust Fund any Receivable transferred pursuant to a Pooling Agreement or pledged pursuant to an Indenture if the interest of the Securityholders therein is materially adversely affected by a breach of any representation or warranty made by the Depositor or the related Originator with respect to such Receivable, which breach has not been cured. To the extent that the Depositor so acquires any Receivables, the related Originator will be obligated to acquire such Receivables from the Depositor pursuant to the related Receivables
                                Acquisition Agreement contemporaneously with the
                                Depositor's acquisition of such Receivables from the applicable Trust Fund. The obligation of the Depositor to acquire any such Receivables with respect to which the related Originator has breached a representation or warranty is subject to the related Originator's acquisition of such Receivables from the Depositor. In addition, if so specified in the related Prospectus
                                Supplement, the Depositor may from time to time reacquire certain Receivables or substitute other Receivables for such Receivable held by a Trust Fund, subject to specified conditions set forth in the related Trust Agreement and Receivables Acquisition Agreement.

Servicer's Compensation ...     The Servicer shall be entitled to receive a fee
                                for servicing the Contracts of each Trust Fund equal to a specified percentage of the value of the assets held in the related Trust Fund, as set forth in the related Prospectus Supplement.
                                See "Description of the Trust Agreements --
                                Servicing Compensation" herein and in the related Prospectus Supplement.

Certain Legal Aspects
of the Contracts ..........     With respect to the transfer of the Contracts to
                                the related Trust pursuant to a Pooling
                                Agreement or the pledge of the related Issuer's right, title and interest in and to such Contracts on behalf of Securityholders pursuant to an Indenture, the Depositor will warrant, in each case, that such transfer is either a valid transfer and assignment of the Contracts to the Trust or the grant of a security interest in the Contracts. Each Prospectus Supplement will specify what actions will be taken by which parties as will be required to perfect either the Issuer's or the Securityholders' security interest in the Contracts. The Depositor may also warrant that, if the transfer or pledge by it to the Trust or to the Securityholders is deemed to be a grant to the Trust or to the Securityholders of a security interest in the Contracts, then the related Issuer or the Securityholders will have a first priority perfected security interest therein, except for certain liens which have priority over previously perfected security interests by operation of law, and, with certain exceptions, in the proceeds thereof. Similar security interest and priority representations and warranties, as described in the related
                                Prospectus Supplement, may also be made by the Depositor with respect to the Vehicles.

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                                Perfection of security interests in automobiles
                                and light duty trucks is generally governed by the vehicle registration or titling laws of the state in which each vehicle is registered or titled. In most states, a security interest in a vehicle is perfected by notation of the secured party's lien on the vehicle's certificate of title. Each Prospectus Supplement will specify whether, due to the administrative burden and expense, the Depositor, the related Servicer or the Trustee will amend any certificate of title to identify the Depositor or the Trustee as the new secured party on the certificates of title relating to the Vehicles. See "Certain Legal Aspects of the Receivables."

                                Each Prospectus Supplement will specify if the related Originator or the Depositor has filed or will be required to file UCC (as herein defined) financing statements identifying the Vehicles as collateral pledged in favor of the related Trust or Trustee on behalf of the Securityholders. In the absence of such filings any security interest in the Vehicles will not be perfected in favor of the related Trust or Trustee. See "Certain Legal Aspects of the Receivables."

Optional Termination ......     The related Servicer, the related Originator,
                                the Depositor, or, if specified in the related
                                Prospectus Supplement, certain other entities may, at their respective options, effect early retirement of a Series of Securities under the circumstances and in the manner set forth herein under "The Trust Agreement - Termination;
                                Retirement of Securities" and in the related
                                Prospectus Supplement.

Mandatory Termination .....     The Trustee, the related Servicer or certain
                                other entities specified in the related
                                Prospectus Supplement may be required to effect early retirement of all or any portion of a series of Securities by soliciting competitive bids for the purchase of the related Trust Fund or otherwise, under other circumstances and in the manner specified in "The Trust Agreement
                                Termination; Retirement of Securities" and in the related Prospectus Supplement.

Tax Considerations ........     Securities of each series offered hereby will,
                                for federal income tax purposes, constitute either (i) interests in a Trust treated as a grantor trust under applicable provisions of the Code ("Grantor Trust Securities"), (ii) debt issued by a Trust or by the Depositor ("Debt
                                Securities") or (iii) interests in a Trust which is treated as a partnership ("Partnership
                                Interests").

                                The Prospectus Supplement for each series of Securities will summarize, subject to the limitations stated therein, federal income tax considerations relevant to the purchase, ownership and disposition of such Securities.

                                Investors are advised to consult their tax advisors and to review "Certain Federal and State Income Tax Consequences" in the related Prospectus Supplement.

ERISA Considerations ......     The Prospectus Supplement for each series of
                                Securities will summarize, subject to the limitations discussed therein, considerations under the Employee Retirement Income Security
                                Act of 1974, as amended ("ERISA"), relevant to the purchase of such Securities by employee benefit plans and individual

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

                                retirement accounts. See "ERISA Considerations" in the related Prospectus Supplement.

Ratings ...................     Each Class of Securities offered pursuant to
                                this Prospectus and the related Prospectus
                                Supplement will be rated in one of the four highest rating categories by one or more
                                "national statistical rating organizations," as defined in the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and commonly referred to as "Rating Agencies." Such ratings will address, in the opinion of such Rating
                                Agencies, the likelihood that the Issuer will be able to make timely payment of all amounts due on the related Securities in accordance with the terms thereof. Such ratings will neither address any prepayment or yield considerations applicable to any Securities nor constitute a recommendation to buy, sell or hold any Securities.

                                The ratings expected to be received with respect to any Securities will be set forth in the related Prospectus Supplement.

--------------------------------------------------------------------------------

                                  RISK FACTORS

            Prospective Securityholders should consider, among other things, the following factors in connection with the purchase of the Securities:

            LIMITED LIQUIDITY. There can be no assurance that a secondary market for the Securities of any series or Class will develop or, if it does develop, that it will provide Securityholders with liquidity of investment or that it will continue for the life of such Securities. The Prospectus Supplement for any series of Securities may indicate that an underwriter specified therein intends to establish and maintain a secondary market in such Securities; however, no underwriter will be obligated to do so. The Securities will not be listed on any securities exchange.

            OWNERSHIP OF CONTRACTS. In connection with the issuance of any series of Securities, the related Originator(s) will transfer Contracts to the Depositor. The related Originator(s) will warrant in a Receivables Acquisition Agreement that the transfer of the Contracts by it to the Depositor is a valid assignment, transfer and conveyance of such Contracts. The Originator will warrant (a) if the Depositor or the related Originator(s) retain title to the Contracts, that the Trustee for the benefit of Securityholders has a valid security interest in such Contracts, or (b) if the Depositor transfers such Contracts to a Trust, that the transfer of the Contracts to such Trust is either a valid assignment, transfer and conveyance of the Contracts to the Trust or the Trustee on behalf of the Securityholders has a valid security interest in such Contracts. As to be described in the related Prospectus Supplement, the related Trust Agreement will provide either that the Trustee will be required to maintain possession of the original copies of all Contracts that constitute chattel paper or that the Depositor, the related Originator(s) or the related Servicer will retain possession of such Contracts; provided that in case the Depositor or an Originator retains possession of the related Contracts, the Servicer may take possession of such original copies as necessary for the enforcement of any Contract. If any Contracts remain in the possession of the Depositor or an Originator, the related Prospectus Supplement may describe specific trigger events that will require delivery to the Trustee. If the Depositor, the Servicer, the Trustee, an Originator or other third party, while in possession of the Contracts, sells or pledges and delivers such Contracts to another party, in violation of the Receivables Acquisition Agreement or the Trust Agreement, there is a risk that such other party could acquire an interest in such Contracts having a priority over the Issuer's interest. Furthermore, if the Depositor, the Servicer, an Originator or a third party, while in possession of the Contracts, is rendered insolvent, such event of insolvency may result in competing claims to ownership or security interests in the Contracts. Such an attempt, even if unsuccessful, could result in delays in payments on the Securities. If successful, such attempt could result in losses to the Securityholders or an acceleration of the repayment of the Securities. The related Originator(s) will make certain representations and warranties with respect to the ownership of the Contracts as of the date of the transfer to the Depositor and the Trust, if any, respectively. The related Originator will be obligated to acquire any Contract from the related Trust Fund if there is a breach of such representations and warranties that materially adversely affects the interests of the Depositor or the Trust in such Contract and such breach has not been cured.

            SECURITY INTERESTS. The transfer of the Receivables by the related Originators to the Depositor pursuant to each Receivables Acquisition Agreement and then by the Depositor to the Trustee pursuant to the related Trust Agreement, the perfection of the security interests in the Receivables and the enforcement of rights to realize on the Vehicles as collateral for the Receivables are subject to a number of federal and state laws, including the UCC as in effect in various states. As specified in each Prospectus Supplement, the related Servicer will take such action as is required to perfect the rights of the Trustee in the Receivables. If, through inadvertence or otherwise, a third party were to purchase (including the taking of a security interest in) a Receivable for new value in the ordinary course of its business, without actual knowledge of the Trust's interest, and take possession of a Receivable, the purchaser would acquire an interest in such Receivable superior to the interest of the Trust. As further specified in each Prospectus Supplement, no action will be taken to perfect the rights of the Trustee in proceeds of the VSI Insurance Policy or of any other insurance policies covering individual Vehicles or Obligors. Therefore, the rights of a third party with an interest in such proceeds could prevail against the rights of the Trust prior to the time such proceeds are deposited by the related Servicer into a Trust Account. See "Certain Legal Aspects of the Receivables."

            RESTRICTIONS ON RECOVERIES. Unless specific limitations are described on the related Prospectus Supplement with respect to specific Contracts, all Contracts will provide that the obligations of the Obligors thereunder are absolute and unconditional, regardless of any defense, set-off or abatement which the Obligor may have against the related Originator or any other person or entity whatsoever. The Originators will warrant that no claims or defenses have been asserted or threatened with respect to the Contracts and that all requirements of applicable law with respect to the Contracts have been satisfied.

            In the event that the Depositor or the Trustee must rely on repossession and disposition of Vehicles to recover scheduled payments due on Defaulted Contracts, the Issuer may not realize the full amount due on a Contract (or may not realize the full amount on a timely basis). Other factors that in any affect the ability of the Issuer to realize the full amount due on a Contract include whether amendments to certificates of title relating to the Vehicles had been filed, whether financing statements to perfect the security interest in the Vehicles had been filed, depreciation, obsolescence, damage or loss of any Vehicle, and the application of Federal and state bankruptcy and insolvency laws. As a result, the Securityholders may be subject to delays in receiving payments and suffer loss of their investment in the Securities.

            INSOLVENCY AND BANKRUPTCY MATTERS. The Depositor will take steps in structuring the transactions contemplated hereby that are intended to ensure that the voluntary or involuntary application for relief by the related Originator or the Depositor (the Originators and the Depositors, collectively for these purposes, "Debtors") under the United States Bankruptcy Code or similar applicable state laws ("Insolvency Laws") will not result in the assets of the related Trust Fund becoming property of the estate of a Debtor within the meaning of such Insolvency Laws. Such steps will generally involve the creation by the related Originator of a separate, limited-purpose subsidiary that is a corporation, limited liability company or other entity (each, a "Finance Subsidiary") pursuant to articles of incorporation or other organizational documents containing certain limitations (including restrictions on the nature of such Finance Subsidiary's business and a restriction on such Finance Subsidiary's ability to commence a voluntary case or proceeding under any Insolvency Law without the prior unanimous affirmative vote of all its directors). However, there can be no assurance that the activities of any Finance Subsidiary would not result in a court's concluding that the assets and liabilities of such Finance Subsidiary should be consolidated with those of the related Originator in a proceeding under any Insolvency Law.

            Except to the extent otherwise described in the related Prospectus Supplement, each Receivables Acquisition Agreement and each Trust Agreement will generally require that the related Originator contribute the related Receivables to a Finance Subsidiary, which will then transfer such Receivables to the Depositor which in turn will transfer such Receivables to an Issuer. Except as otherwise described in the related Prospectus Supplement, the Equity Interest in a Trust Fund will be transferred to the related Finance Subsidiary.

            With respect to each Trust Fund, the Trustee and all Securityholders will covenant that they will not at any time institute against the Depositor or the related Finance Subsidiary any bankruptcy, reorganization or other proceeding under any federal or state bankruptcy or similar law.

            For purposes of this Prospectus, the term "Originator" includes the term "Finance Subsidiary." In addition, while an Originator is the Servicer, cash collections held by such Originator may, subject to certain conditions, be commingled and used for the benefit of such Originator prior to each Payment Date and, in the event of the bankruptcy of such Originator, the Depositor, a Trust or Trustee may not have a perfected interest in such collections.

            The Depositor believes that the transfer of the Receivables by an Originator or its Finance Subsidiary to the Depositor should be treated as a valid assignment, transfer and conveyance of such Receivables. However, in the event of an insolvency of such Originator, a court, among other remedies, could attempt to recharacterize the transfer of the Receivables by such Originator to the Depositor as a borrowing by the Originator from the Depositor or the related Securityholders, secured by a pledge of such Receivables. Such an attempt, even if unsuccessful, could result in delays in payments on the Securities. If such an attempt were successful, a court, among other remedies, could elect to accelerate payment of the Securities and liquidate the Receivables, with the Securityholders entitled to the then outstanding principal amount thereof and interest thereon at the applicable Security Interest Rate to the date of payment. Thus, the Securityholders could lose the right to future payments of interest and might incur reinvestment losses. As more fully described in the related Prospectus Supplement, in the event the related Issuer is rendered insolvent, the Trustee for a Trust, in accordance with the Trust Agreement, will promptly sell, dispose of or otherwise liquidate the related Receivables in a commercially reasonable manner on commercially reasonable terms. The proceeds from any such sale, disposition or liquidation of such Receivables will be treated as collections on such Receivables. If the proceeds from the liquidation of the Receivables and any amount available from any credit enhancement, if any, are not sufficient to pay Securities of the related series in full, the amount of principal returned to such Securityholders will be reduced and such Securityholders will incur a loss.

            Obligors of the Vehicles may be entitled to assert against the related Originator, the Depositor, or the Trust, if any, claims and defenses which they have against such Originator with respect to the Receivables. The Originator(s) will warrant that no such claims or defenses have been asserted or threatened with respect to the Receivables and that all requirements of applicable law with respect to the Receivables have been satisfied.

            INSURANCE ON VEHICLES. Each Receivable generally requires the related Obligor to maintain insurance covering physical damage to the Vehicle in an amount not less than the unpaid principal balance of such Receivable pursuant to which the Originator is named as a loss payee. Since the Obligors select their own insurers to provide the requisite coverage, the specific terms and conditions of their policies may vary.

            DELINQUENCIES. There can be no assurance that the historical levels of delinquencies and losses experienced by the related Originator on its automobile loan portfolio will be indicative of the performance of the Contracts included in any Trust Fund or that such levels will continue in the future. Delinquencies and losses could increase significantly for various reasons, including changes in the federal income tax laws, changes in the local, regional or national economies or due to other events.

            SUBORDINATION; LIMITED ASSETS. To the extent specified in the related Prospectus Supplement, distributions of interest and principal on one Class of Securities of a series may be subordinated in priority of payment to interest and principal due on other Classes of Securities of a related series. Moreover, each Trust Fund will not have, nor is it permitted or expected to have, any significant assets or sources of funds other than the related Receivables and, to the extent provided in the related Prospectus Supplement, a Pre-Funding Account, the related reserve account and any other credit enhancement. The Securities represent obligations solely of the related Trust or debt secured by the related Trust Fund, and will not represent a recourse obligation to other assets of the related Originator(s) or of the Depositor. No Securities of any series will be insured or guaranteed by any Originator, the Depositor, the Servicer, or the applicable Trustee. Consequently, holders of the Securities of any series must rely for repayment primarily upon payments on the Receivables and, if and to the extent available, amounts on deposit in the Pre-Funding Account, if any, the reserve account, if any, and any other credit enhancement, all as specified in the related Prospectus Supplement.

            MASTER TRUSTS. As may be described in the related Prospectus Supplement, a Master Trust may issue from time to time more than one series. While the terms of any additional series will be specified in a supplement to the related Master Trust Agreement, the provisions of such supplement and, therefore, the terms of any additional series, will not be subject to prior review by, or consent of, holders of the Securities of any series previously issued by such Master Trust. Such terms may include methods for determining applicable investor percentages and allocating collections, provisions creating different or additional security or credit enhancements and any other provisions which are made applicable only to such series. The obligation of the related Trustee to issue any new series is subject to the condition, among others, that such issuance will not result in any Rating Agency reducing or withdrawing its rating of the Securities of any outstanding series (any such reduction or withdrawal is referred to herein as a "Ratings Effect"). There can be no assurance, however, that the terms of any series might not have an impact on the timing or amount of payments received by a Securityholder of another series issued by the same Master Trust. See "Description of the Securities -- Master Trusts."

            BOOK-ENTRY REGISTRATION. Issuance of the Securities in book-entry form may reduce the liquidity of such Securities in the secondary trading market since investors may be unwilling to purchase Securities for which they cannot obtain definitive physical securities representing such Securityholders' interests, except in certain circumstances described in the related Prospectus Supplement.

            Since transactions in Securities will, in most cases, be able to be effected only through DTC, direct or indirect participants in DTC's book-entry system ("Direct Participants" or "Indirect Participants") or certain banks, the ability of a Securityholder to pledge a Security to persons or entities that do not participate in the DTC system, or otherwise to take actions in respect to such Securities, may be limited due to lack of a physical security representing the Securities.

            Securityholders may experience some delay in their receipt of distributions of interest on and principal of the Securities since distributions may be required to be forwarded by the Trustee to DTC and, in such case, DTC will be required to credit such distributions to the accounts of its Participants which thereafter will be required to credit them to the accounts of the applicable class of Securityholders either directly or indirectly through Indirect Participants. See "Description of the Securities -- Book-Entry Registration."

            SECURITY RATING. The rating of Securities credit enhanced by a letter of credit, financial guaranty insurance policy, reserve fund, credit or liquidity facilities, cash deposits or other forms of credit enhancement (collectively "Credit Enhancement") will depend primarily on the creditworthiness of the issuer of such external Credit Enhancement device (a "Credit Enhancer"). Any reduction in the rating assigned to the claims-paying ability of the related Credit Enhancer to honor its obligations pursuant to any such Credit Enhancement below the rating initially given to the Securities would likely result in a reduction in the rating of the Securities.

            MATURITY AND PREPAYMENT CONSIDERATIONS. Because the rate of payment of principal on the Securities will depend, among other things, on the rate of payment on the related Contracts, the rate of payment of principal on the Securities cannot be predicted. Payments on the Contracts will include scheduled payments as well as partial and full prepayments (to the extent not replaced with substitute Contracts), payments upon the liquidation of Defaulted Contracts, payments upon acquisitions by the related Originator, the related Servicer or the Depositor of Contracts from the related Trust Fund on account of a breach of certain representations and warranties in the related Trust Agreement, payments upon an optional acquisition by the related Originator, the related Servicer or the Depositor of Contracts from the related Trust Fund (any such voluntary or involuntary prepayment or other early payment of a Contract, a "Prepayment"), and residual payments. The rate of early terminations of Contracts due to Prepayments and defaults may be influenced by a variety of economic and other factors, including, among others, obsolescence, then current economic conditions and tax considerations. The risk of reinvesting distributions of the principal of the Securities will be borne by the Securityholders. The yield to maturity on Strip Securities or Securities purchased at premiums or discounts to par will be extremely sensitive to the rate of Prepayments on the related Receivables. In addition, the yield to maturity on certain other types of classes of Securities, including Strip Securities, Accrual Securities or certain other Classes in a series including more than one Class of Securities, may be relatively more sensitive to the rate of prepayment of the related Contracts than other Classes of Securities.

            The Depositor does not have available to it any statistics as to prepayment rates historically experienced in the automobile finance industry. The rate of Prepayments of Contracts cannot be predicted and is influenced by a wide variety of economic, social, and other factors, including prevailing interest rates, the availability of alternate financing and local and regional economic conditions. Therefore, no assurance can be given as to the level of Prepayments that a Trust Fund will experience.

            Securityholders should consider, in the case of Securities purchased at a discount, the risk that a slower than anticipated rate of Prepayments on the Receivables could result in an actual yield that is less than the anticipated yield and, in the case of any Securities purchased at a premium, the risk that a faster than anticipated rate of Prepayments on the Receivables could result in an actual yield that is less than the anticipated yield.

                                 THE TRUST FUNDS

            The property of each Trust Fund will include, as specified in the related Prospectus Supplement, (i) a pool of Receivables, (ii) all moneys (including accrued interest) received thereunder on or after the applicable Cut-off Date, (iii) such amounts as from time to time may be held in one or more accounts established and maintained by the Servicer pursuant to the related Trust Agreement, as described below and in the related Prospectus Supplement,
(iv) the security interests, if any, in the Vehicles relating to such pool of Receivables, (v) the right to proceeds from claims on physical damage policies, if any, covering such Vehicles or the related Obligors, as the case may be, (vi) the proceeds of any repossessed Vehicles related to such pool of Receivables,
(vii) the rights of the Depositor under the related Receivables Acquisition Agreement and (viii) interest earned on certain short-term investments held by such Trust Fund, unless the related Prospectus Supplement specifies that such earnings may be paid to the related Servicer or Originator(s). The Trust Fund will also include, if so specified in the related Prospectus Supplement, monies on deposit in a Pre-Funding Account, which will be used by the Trustee to acquire or receive a security interest in Additional Receivables from time to time during the Pre-Funding Period specified in the related Prospectus Supplement. In addition, to the extent specified in the related Prospectus Supplement, some combination of Credit Enhancements may be issued to or held by the Trustee on behalf of the related Trust Fund for the benefit of the holders of one or more classes of Securities.

            The Receivables comprising a Trust Fund will, as specifically described in the related Prospectus Supplement, be either (i) originated by the related Originator, (ii) originated by various manufacturers and acquired by the related Originator, (iii) originated by various Dealers and acquired by the related Originator or (iv) acquired by the related Originator from originators or owners of Receivables.

            Each Trust Fund will include Receivables with respect to which the related Contract or the related Vehicles is subject to federal or state registration or titling requirements. No Trust Fund will include Receivables with respect to which the underlying Contracts or Vehicles relate to office equipment, aircraft, ships or boats, firearms or other weapons, railroad rolling stock or facilities such as factories, warehouses or plants subject to state laws governing the manner in which title or security interest in real property is determined or perfected.

            The Receivables will be acquired by the Depositor from the related Originator pursuant to a Receivables Acquisition Agreement between the Originator and the Depositor (each, a "Receivables Acquisition Agreement"). The Receivables included in each Trust Fund will be selected from those Receivables held by the Originators based on the criteria specified in the applicable Trust Agreement and described herein or in the related Prospectus Supplement.

            With respect to each series of Securities, on or prior to the Closing Date on which the Securities are delivered to Securityholders, the Depositor will form a Trust Fund by either (i) transferring the related Receivables into a Trust pursuant to a Trust Agreement between the Depositor and the Trustee or (ii) entering into an Indenture with an Indenture Trustee, relating to the issuance of such Securities, secured by the related Receivables.

            The Receivables comprising each Trust Fund will generally have been originated by the related Originator(s) or acquired by such Originator(s) from Vendors or from other lessors in accordance with such Originator's(s') specified underwriting criteria. The underwriting criteria applicable to the Receivables included in any Trust Fund will be described in all material respects in the related Prospectus Supplement.

                                   THE ISSUERS

            With respect to each series of Securities, the Depositor will either establish a separate Trust that will issue such Securities, or the Depositor will issue such Securities, in each case pursuant to the related Trust Agreement. For purposes of this Prospectus and the related Prospectus Supplement, the Depositor, if the Depositor issues the related Securities, or the related Trust, if a Trust issues the related Securities, shall be referred to as the "Issuer" with respect to such Securities.

            Upon the issuance of the Securities of a given series, the proceeds from such issuance will be used by the Depositor to acquire the related Receivables from the related Originator. The related Servicer will service the related Receivables pursuant to the applicable Servicing Agreement, and will be compensated for acting as the Servicer. To facilitate servicing and to minimize administrative burden and expense, the Servicers may be appointed custodians for the related Receivables by each Trustee and the Depositor, as may be set forth in the related Prospectus Supplement.

            If the protection provided to the Securityholders of a given class by the Subordination of another Class of Securities of such series and by the availability of the funds in the reserve account, if any, or any other Credit Enhancement for such series is insufficient, the Issuer must rely solely on the payments from the Obligors on the related Contracts, and the proceeds from the sale of Vehicles which secure or are leased under the Defaulted Contracts. In such event, certain factors may affect such Issuer's ability to realize on the collateral securing such Contracts, and thus may reduce the proceeds to be distributed to the Securityholders of such series.

                                 THE RECEIVABLES

RECEIVABLES POOLS

            Information with respect to the Receivables in each Trust Fund will be set forth in the related Prospectus Supplement, including, the identity of the related Originator(s), the related underwriting criteria and collection policies, together with, to the extent appropriate, the composition of such Receivables and the distribution of such Receivables by payment frequency and current principal balance as of the applicable Cut-off Date.

THE CONTRACTS

            As specified in the related Prospectus Supplement, the Contracts may consist of any combination of Rule of 78s Contracts, Fixed Value Contracts or Simple Interest Contracts. Generally, "Rule of 78s Contracts" provide for fixed level monthly payments which will amortize the full amount of the Contract over its term. The Rule of 78s Contracts provide for allocation of payments according to the "sum of periodic balances" or "sum of monthly payments" method (the "Rule of 78s"). Each Rule of 78s Contract provides for the payment by the Obligor of a specified total amount of payments, payable in monthly installments on the related due date, which total represents the principal amount financed and finance charges in an amount calculated on the basis of a stated annual percentage rate ("APR") for the term of such Contract. The rate at which such amount of finance charges is earned and, correspondingly, the amount of each fixed monthly payment allocated to reduction of the outstanding principal balance of the related Contract are calculated in accordance with the Rule of 78s. Under the Rule of 78s, the portion of each payment allocable to interest is higher during the early months of the term of a Contract and lower during later months than that under a constant yield method for allocating payments between interest and principal. Notwithstanding the foregoing, as specified in the related Prospectus Supplement, all payments received by the related Servicer on or in respect of the Rule of 78s Contracts may be allocated on an actuarial basis.

            Generally, the "Fixed Value Contracts" provide for monthly payments with a final fixed value payment which is greater than the scheduled monthly payments. A Fixed Value Contract provides for amortization of the loan over a series of fixed level payment monthly installments, but also requires a final fixed value payment due after payment of such monthly installments which may be satisfied by (i) payment in full in cash of such amount, (ii) transfer of the vehicle to the related Originator provided certain conditions are satisfied or
(iii) refinancing the fixed value payment in accordance with certain conditions. With respect to Fixed Value Contracts, as specified in the related Prospectus Supplement, only the principal and interest payments due prior to the final fixed value payment and not the final fixed value payment may be included initially in the related Trust Fund.

            "Simple Interest Contracts" provide for the amortization of the amount financed under the receivable over a series of fixed level monthly payments. However, unlike the monthly payment under Rule of 78s Contracts, each monthly payment consists of an installment of interest which is calculated on the basis of the outstanding principal balance of the receivable multiplied by the stated APR and further multiplied by the period elapsed (as a fraction of a calendar year) since the preceding payment of interest was made. As payments are received under a Simple Interest Contract, the amount received is applied first to interest accrued to the date of payment and the balance is applied to reduce the unpaid principal balance. Accordingly, if an Obligor pays a fixed monthly installment before its scheduled due date, the portion of the payment allocable to interest for the period since the preceding payment was made will be less than it would have been had the payment been made as scheduled, and the portion of the payment applied to reduce the unpaid principal balance will be correspondingly greater. Conversely, if an Obligor pays a fixed monthly installment after its scheduled due date, the portion of the payment allocable to interest for the period since the preceding payment was made will be greater than it would have been had the payment been made as scheduled, and the portion of the payment applied to reduce the unpaid principal balance will be correspondingly less. In either case, the Obligor pays a fixed monthly installment until the final scheduled payment date, at which time the amount of the final installment is increased or decreased as necessary to repay the then outstanding principal balance.

            If an Obligor elects to prepay a Rule of 78s Contract in full, it is entitled to a rebate of the portion of the outstanding balance then due and payable attributable to unearned finance charges. If a Simple Interest Contract is prepaid, rather than receive a rebate, the Obligor is required to pay interest only to the date of prepayment. The amount of a rebate under a Rule of 78s Contract calculated in accordance with the Rule of 78s will always be less than had such rebate been calculated on an actuarial basis and generally will be less than the remaining scheduled payments of interest that would be due under a Simple Interest Contract for which all payments were made on schedule. Distributions to Security holders may not be affected by Rule of 78s rebates under the Rule of 78s Contract because pursuant to the related Prospectus Supplement such distributions may be determined using the actuarial method.

DELINQUENCIES, REPOSSESSIONS, AND NET LOSSES

            Certain information relating to the related Originator's delinquency, repossession and net loss experience with respect to Contracts it has originated or acquired will be set forth in each Prospectus Supplement. This information may include, among other things, the experience with respect to all Contracts in such Originator's portfolio during certain specified periods, including Contracts which may not meet the criteria for selection as a Receivable for any particular Trust Fund. There can be no assurance that the delinquency, repossession and net loss experience on any Trust Fund will be comparable to the related Originator's prior experience.

MATURITY AND PREPAYMENT CONSIDERATIONS

            As more fully described in the related Prospectus Supplement, if a Contract permits a Prepayment, such payment, together with accelerated payments resulting from defaults, will shorten the weighted average life of the related pool of Receivables and the weighted average life of the related Securities. The rate of Prepayments on the Receivables may be influenced by a variety of economic, financial and other factors. In addition, under certain circumstances, the Depositor or the related Originator will be obligated to acquire Receivables from the related Trust Fund pursuant to the applicable Trust Agreement or Receivables Acquisition Agreement as a result of breaches of representations and warranties. Any reinvestment risks resulting from a faster or slower amortization of the related Securities which results from Prepayments will be borne entirely by the related Securityholders.

            The related Prospectus Supplement will set forth certain additional information with respect to the maturity and prepayment considerations applicable to a particular pool of Receivables and the related series of Securities, together with a description of any applicable prepayment penalties.

ACQUISITION OF RECEIVABLES FROM ORIGINATORS

            The Receivables underlying a Series of Securities will be acquired by the Depositor, either directly or through affiliates (such as a Transferor), from the related Originator pursuant to a Receivables Acquisition Agreement between the Depositor or such affiliate and each such Originator.

            The Depositor expects that, unless otherwise specified in the related Prospectus Supplement, each Receivable so acquired will have been originated by the Originator thereof in accordance with the underwriting criteria specified in such Prospectus Supplement. Unless otherwise specified in the applicable Prospectus Supplement, each Originator will be an institution experienced in originating and servicing retail automobile receivables in accordance with accepted industry practices and prudent guidelines. Unless otherwise provided in the applicable Prospectus Supplement, each Originator pursuant to the related Receivables Acquisition Agreement will make certain representations and warranties to the Depositor in respect of the related Receivables; the material terms of such representations and warranties will be set forth in the related Prospectus Supplement. Unless otherwise provided in the applicable Prospectus Supplement with respect to each Series, the Depositor will assign all of its rights (except certain rights of indemnification) and interest in the related Receivables Acquisition Agreement to the related Trustee for the benefit of the Securityholders of such Series, and the Originator shall thereupon be liable to the Trustee for defective or missing documents or an uncured breach of such Originator's representations or warranties, to the extent described in the related Prospectus Supplement.

                                  POOL FACTORS

            The "Pool Factor" for each Class of Securities will be a seven-digit decimal, which the Servicer will compute prior to each distribution with respect to such Class of Securities, indicating the remaining outstanding principal balance of such Class of Securities as of the applicable Payment Date, as a fraction of the initial outstanding principal balance of such Class of

Securities. Each Pool Factor will be initially 1.0000000, and thereafter will decline to reflect reductions in the outstanding principal balance of the applicable Class of Securities. A Securityholder's portion of the aggregate outstanding principal balance of the related Class of Securities is the product of (i) the original aggregate purchase price of such Securityholder's Securities and (ii) the applicable Pool Factor.

            As more specifically described in the related Prospectus Supplement with respect to each series of Securities, the related Securityholders of record will receive reports on or about each Payment Date concerning the payments received on the Receivables, the Pool Balance (as such term is defined in the related Prospectus Supplement, the "Pool Balance"), each Pool Factor and various other items of information. In addition, Securityholders of record during any calendar year will be furnished information for tax reporting purposes not later than the latest date permitted by law.

                                 USE OF PROCEEDS

            The proceeds from the sale of the Securities of a given series will be applied by the Depositor to the acquisition of the related Receivables from the related Originator. The Depositor expects that it will make additional sales of securities similar to the Securities from time to time, but the timing and amount of any such additional offering will be dependent upon a number of factors, including the volume of Contracts acquired by the Depositor, prevailing interest rates, availability of funds and general market conditions.

                                  THE DEPOSITOR

            Prudential Securities Secured Financing Corporation, formerly known as P-B Secured Financing Corporation (the "Depositor"), was incorporated in the State of Delaware on August 26, 1988 as a wholly-owned, limited purpose finance subsidiary of Prudential Securities Incorporated (a wholly-owned indirect subsidiary of The Prudential Insurance Company of America). The Depositor's principal executive offices are located at One New York Plaza, New York, New York 10292. Its telephone number is (212) 778-1000.

            As described herein under "The Trust Funds," the only obligations, if any, of the Depositor with respect to a Series of Securities may be pursuant to certain limited representations and warranties and limited undertakings to repurchase or substitute Receivables under certain circumstances. Unless otherwise specified in the applicable Prospectus Supplement, the Depositor will have no servicing obligations or responsibilities with respect to any Trust Fund. The Depositor does not have, nor is it expected in the future to have, any significant assets.

            As specified in the related Prospectus Supplement the Servicer with respect to any Series of Securities may be an affiliate of the Depositor. As described under "The Trust Fund," the Depositor may acquire Receivables through or from an affiliate.

            Neither the Depositor nor Prudential Securities Incorporated nor any of its affiliates, including The Prudential Insurance Company of America, will insure or guarantee the Certificates of any Series.

                                   THE TRUSTEE

            The Trustee for each series of Securities will be specified in the related Prospectus Supplement. The Trustee's liability in connection with the issuance and sale of the related Securities is limited solely to the express obligations of such Trustee set forth in the related Trust Agreement.

            With respect to each series of Securities, no resignation or removal of the Trustee and no appointment of a successor Trustee shall become effective until the acceptance of appointment by the successor Trustee. The Trustee may resign for cause at any time by giving written notice thereof to the Depositor and by mailing notice of resignation by first-class mail, postage prepaid, to the Securityholders of such series at their addresses appearing on the Security Register. The Trustee may be removed at any time by written notice of the holders of Securities evidencing more than 50% of the voting rights with respect to such series, delivered to the Trustee and the Depositor, unless an alternate method is described in the related Prospectus Supplement. If the Trustee shall resign, be removed, or become incapable of acting, or if a vacancy shall occur in the office of

Trustee for any cause, the Depositor shall promptly appoint a successor Trustee. If no successor Trustee shall have been so appointed by the Depositor or the Securityholders, or if no successor Trustee shall have accepted appointment within 30 days after any such resignation or removal, existence of incapability, or occurrence of such vacancy, the Trustee or any Securityholder may petition any court of competent jurisdiction for the appointment of a successor Trustee.

                          DESCRIPTION OF THE SECURITIES

GENERAL

            The Securities will be issued in series. Each series of Securities (or, in certain instances, two or more series of Securities) will be issued pursuant to a Trust Agreement. The following summaries (together with additional summaries under "The Trust Agreement" below) describe all material terms and provisions relating to the Securities common to each Trust Agreement. The summaries do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all of the provisions of the Trust Agreement for the related Securities and the related Prospectus Supplement.

            All of the Securities offered pursuant to this Prospectus and the related Prospectus Supplement will be rated in one of the four highest rating categories by one or more Rating Agencies.

            The Securities will generally be styled as debt instruments, having a principal balance and a specified Interest Rate. The Securities may either represent beneficial ownership interests in the related Receivables held by the related Trust or debt secured by certain assets of the related Issuer.

            Each series or Class of Securities offered pursuant to this Prospectus may have a different Interest Rate, which may be a fixed or adjustable interest rate. The related Prospectus Supplement will specify the Interest Rate for each series or Class of Securities described therein, or the initial interest rate and the method for determining subsequent changes to the Interest Rate.

            A series may include one or more Classes of Strip Securities entitled (i) to principal distributions, with disproportionate, nominal or no interest distributions, or (ii) to interest distributions, with disproportionate, nominal or no principal distributions. In addition, a series of Securities may include two or more Classes of Securities that differ as to timing, sequential order, priority of payment, Interest Rate or amount of distribution of principal or interest or both, or as to which distributions of principal or interest or both on any Class may be made upon the occurrence of specified events, in accordance with a schedule or formula, or on the basis of collections from designated portions of the related pool of Receivables. Any such series may include one or more Classes of Accrual Securities, as to which certain accrued interest will not be distributed but rather will be added to the principal balance (or nominal balance, in the case of Accrual Securities which are also Strip Securities) thereof on each Payment Date, as hereinafter defined, or in the manner described in the related Prospectus Supplement.

            If so provided in the related Prospectus Supplement, a series may include one or more other Classes of Senior Securities that are senior to one or more other Classes of Subordinate Securities in respect of certain distributions of principal and interest and allocations of losses on Receivables.

            In addition, certain Classes of Senior (or Subordinate) Securities may be senior to other Classes of Senior (or Subordinate) Securities in respect of such distributions or losses.

GENERAL PAYMENT TERMS OF SECURITIES

            As provided in the related Trust Agreement and as described in the related Prospectus Supplement, Securityholders will be entitled to receive payments on their Securities on the specified Payment Dates. Payment Dates with respect to the Securities will occur monthly, quarterly or semi-annually, as described in the related Prospectus Supplement.

            The related Prospectus Supplement will describe the Record Date preceding such Payment Date, as of which the Trustee or its paying agent will fix the identity of the Securityholders for the purpose of receiving payments on the next succeeding Payment Date. As more fully described in the related Prospectus Supplement, the Payment Date may be the fifteenth, eighteenth, twenty-fifth or other day of each month (or, in the case of quarterly-pay Securities, the fifteenth, eighteenth, twenty-fifth or other day of every third month; and in the case of semi-annual pay Securities, the fifteenth, eighteenth, twenty-fifth or other day of every sixth month) and the Record Date will be the close of business as of the last day of the calendar month that precedes the calendar month in which such Payment Date occurs.

            Each Trust Agreement will describe a Remittance Period preceding each Payment Date (for example, in the case of monthly-pay Securities, the calendar month preceding the month in which a Payment Date occurs). As more fully provided in the related Prospectus Supplement, collections received on or with respect to the related Receivables held by a Trust during a Remittance Period will be required to be remitted by the related Servicer to the related Trustee prior to the related Payment Date and will be used to fund payments to Securityholders on such Payment Date. As may be described in the related Prospectus Supplement, the related Trust Agreement may provide that all or a portion of the payments collected on or with respect to the related Receivables may be applied by the related Trustee to the acquisition of additional Receivables during a specified period (rather than be used to fund payments of principal to Securityholders during such period) with the result that the related Securities will possess an interest-only period, also commonly referred to as a revolving period, which will be followed by an amortization period. Any such interest only or revolving period may, upon the occurrence of certain events to be described in the related Prospectus Supplement, terminate prior to the end of the specified period and result in the earlier than expected amortization of the related Securities.

            In addition, and as may be described in the related Prospectus Supplement, the related Trust Agreement may provide that all or a portion of such collected payments may be retained by the Trustee (and held in certain temporary investments, including Receivables) for a specified period prior to being used to fund payments of principal to Securityholders.

            Such retention and temporary investment by the Trustee of such collected payments may be required by the related Trust Agreement for the purposes of (a) slowing the amortization rate of the related Securities relative to the rent payment schedule of the related Receivables, or (b) attempting to match the amortization rate of the related Securities to an amortization schedule established at the time such Securities are issued. Any such feature applicable to any Securities may terminate upon the occurrence of events to be described in the related Prospectus Supplement, resulting in distributions to the specified Securityholders and an acceleration of the amortization of such Securities.

            Neither the Securities nor the underlying Receivables will be guaranteed or insured by any governmental agency or instrumentality or the Depositor, the related Servicer, the related Originator, any Trustee or any of their respective affiliates unless specifically set forth in the related Prospectus Supplement.

            As may be described in the related Prospectus Supplement, Securities of each series covered by a particular Trust Agreement will either evidence specified beneficial ownership interest in a separate Trust Fund created pursuant to such Trust Agreement or represent debt secured by the related Trust Fund. To the extent that any Trust Fund includes certificates of interest or participations in Receivables, the related Prospectus Supplement will describe the material terms and conditions of such certificates or participations.

MASTER TRUSTS

            As may be described in the related Prospectus Supplement, each Trust Agreement may provide that, pursuant to any one or more supplements thereto, the Depositor may direct the related Trustee to issue from time to time new series subject to the conditions described below (each such issuance a "Master Trust New Issuance"). Each Master Trust New Issuance will have the effect of decreasing the Equity Interest in the related Master Trust. Under each such Master Trust Agreement, the Depositor may designate, with respect to any newly issued series: (i) its name or designation; (ii) its initial principal amount (or method for calculating such amount); (iii) its Interest Rate (or formula for the determination thereof); (iv) the Payment Dates and the date or dates from which interest shall accrue; (v) the method for allocating collections to Securityholders of such series; (vi) any bank accounts to be used by such series and the terms governing the operation of any such bank accounts; (vii) the percentage used to calculate monthly servicing fees; (viii) the provider and terms of any form of Credit Enhancement with respect thereto; (ix) the terms on which the Securities of such series may be repurchased or remarketed to other investors; (x) the number of Classes of Securities of such series, and if such series consists of more than one Class, the rights and priorities of each such Class; (xi) the extent to which the Securities of such series will be issuable in book-entry form; (xii) the priority of such series with respect to any other series; and (xiii) any other relevant terms. None of the Depositor, the related Servicer, the related Trustee or any Master Trust is required or intends to obtain the consent of any Securityholder of any outstanding series to issue any additional series.

            Each Master Trust Agreement provides that the Depositor may designate terms such that each Master Trust New Issuance has an amortization period which may have a different length and begin on a different date than such periods for any series previously issued by the related Master Trust and then outstanding. Moreover, each Master Trust New Issuance may have the benefits of Credit Enhancements issued by enhancement providers different from the providers of the Credit Enhancement, if any, with respect to any series previously issued by the related Master Trust and then outstanding. Under each Master Trust Agreement, the related Trustee shall hold any such Credit Enhancement only on behalf of the Securityholders to which such Credit Enhancement relates. The Depositor will have the option under each Master Trust Agreement to vary among series the terms upon which a series may be repurchased by the Issuer or remarketed to other investors. As more fully described in a related Prospectus Supplement, there is no limit to the number of Master Trust New Issuances that the Depositor may cause under a Master Trust Agreement. Each Master Trust will terminate only as provided in the related Master Trust Agreement. There can be no assurance that the terms of any Master Trust New Issuance might not have an impact on the timing and amount of payments received by Securityholders of another series issued by the same Master Trust.

            Under each Master Trust Agreement and pursuant to a related supplement, a Master Trust New Issuance may only occur upon the satisfaction of certain conditions provided in each such Master Trust Agreement. The obligation of the related Trustee to authenticate the Securities of any such Master Trust New Issuance and to execute and deliver the supplement to the related Master Trust Agreement is subject to the satisfaction of the following conditions: (a) on or before the fifth business day immediately preceding the date upon which the Master Trust New Issuance is to occur, the Depositor shall have given the related Trustee, the related Servicer, the Rating Agency and certain related providers of Credit Enhancement, if any, written notice of such Master Trust New Issuance and the date upon which the Master Trust New Issuance is to occur; (b) the Depositor shall have delivered to the related Trustee a supplement to the related Master Trust Agreement, in form satisfactory to such Trustee, executed by each party to the related Master Trust Agreement other than such Trustee; (c) the Depositor shall have delivered to the related Trustee any related Credit Enhancement agreement; (d) the related Trustee shall have received confirmation from the Rating Agency that such Master Trust New Issuance will not result in any Rating Agency reducing or withdrawing its rating with respect to any other series or Class of such Trust (any such reduction or withdrawal is referred to herein as a "Ratings Effect"); (e) the Depositor shall have delivered to the related Trustee, the Rating Agency and certain providers of Credit Enhancement, if any, an opinion of counsel acceptable to the related Trustee that for federal income tax purposes (i) following such Master Trust New Issuance the related Master Trust will not be deemed to be an association (or publicly traded partnership) taxable as a corporation, (ii) such Master Trust New Issuance will not affect the tax characterization as debt of Securities of any outstanding series or Class issued by such Master Trust that were characterized as debt at the time of their issuance and (iii) such Master Trust New Issuance will not cause or constitute an event in which gain or loss would be recognized by any Securityholders or the related Master Trust; and (f) any other conditions specified in any supplement. Upon satisfaction of the above conditions, the related Trustee shall execute the Supplement to the related Master Trust Agreement and issue the Securities of such new series.

BOOK-ENTRY REGISTRATION

            As may be described in the related Prospectus Supplement, Securityholders of a given series may hold their Securities through DTC (in the United States) or CEDEL or Euroclear (in Europe) if they are participants of such systems, or indirectly through organizations that are participants in such systems.

            Cede, as nominee for DTC, will hold the global Securities in respect of a given series. CEDEL and Euroclear will hold omnibus positions on behalf of the CEDEL Participants (as defined below) and the Euroclear Participants (as defined below) (collectively, the "Participants"), respectively, through customers' securities accounts in CEDEL's and Euroclear's names on the books of their respective depositaries (collectively, the "Depositaries") which in turn will hold such positions in customers' securities accounts in the Depositaries' names on the books of DTC.

            DTC is a limited purpose trust company organized under the laws of the State of New York, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York UCC and a "clearing agency" registered pursuant to Section 17A of the Exchange Act. DTC was created to hold securities for its Participants and to facilitate the clearance and settlement of securities transactions between Participants through electronic book-entries, thereby eliminating the need for physical movement of notes or certificates. Participants include securities brokers and dealers, banks, trust companies and clearing corporations. Indirect access to the DTC system also is available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly ("Indirect Participants").

            Transfers between DTC Participants will occur in accordance with DTC rules. Transfers between CEDEL Participants and Euroclear Participants will occur in the ordinary way in accordance with their applicable rules and operating procedures.

            Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through CEDEL Participants or Euroclear Participants, on the other, will be effected in DTC in accordance with DTC rules on behalf of the relevant European international clearing system by its Depositary; however, such cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in such system in accordance with its rules and procedures and within its established deadlines (European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to its Depositary to take action to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. CEDEL Participants and Euroclear Participants may not deliver instructions directly to the Depositaries.

            Because of time-zone differences, credits of securities in CEDEL or Euroclear as a result of a transaction with a DTC Participant will be made during the subsequent securities settlement processing, dated the business day following the DTC settlement date, and such credits or any transactions in such securities settled during such processing will be reported to the relevant CEDEL Participant or Euroclear Participant on such business day. Cash received in CEDEL or Euroclear as a result of sales of securities by or through a CEDEL Participant or a Euroclear Participant to a DTC Participant will be received with value on the DTC settlement date but will be available in the relevant CEDEL or Euroclear cash account only as of the business day following settlement in DTC.

            The Securityholders of a given series that are not Participants or Indirect Participants but desire to purchase, sell or otherwise transfer ownership of, or other interests in, Securities of such series may do so only through Participants and Indirect Participants. In addition, Securityholders of a given series will receive all distributions of principal and interest through the Participants who in turn will receive them from DTC. Under a book-entry format, Securityholders of a given series may experience some delay in their receipt of payments, since such payments will be forwarded by the applicable Trustee to Cede, as nominee for DTC. DTC will forward such payments to its Participants, which thereafter will forward them to Indirect Participants or such Securityholders. It is anticipated that the only "Securityholder" in respect of any series will be Cede, as nominee of DTC. Securityholder of a given series will not be recognized as Securityholders of such series, and such Securityholders will be permitted to exercise the rights of Securityholders of such series only indirectly through DTC and its Participants.

            Under the rules, regulations and procedures creating and affecting DTC and its operations (the "Rules"), DTC is required to make book-entry transfers of Securities of a given series among Participants on whose behalf it acts with respect to such Securities and to receive and transmit distributions of principal of, and interest on, such Securities. Participants and Indirect Participants with which the Securityholders of a given series have accounts with respect to such Securities similarly are required to make book-entry transfers and receive and transmit such payments on behalf of their respective Securityholders of such series. Accordingly, although such Securityholders will not possess Securities, the Rules provide a mechanism by which Participants will receive payments and will be able to transfer their interests.

            Because DTC can only act on behalf of Participants, who in turn act on behalf of Indirect Participants and certain banks, the ability of a Securityholder of a given series to pledge Securities of such series to persons or entities that do not participate in the DTC system, or to otherwise act with respect to such Securities, may be limited due to the lack of a physical certificate for such Securities.

            DTC will advise the Trustee in respect of each Series that it will take any action permitted to be taken by a Securityholder of the related series only at the direction of one or more Participants to whose accounts with DTC the Securities of such series are credited. DTC may take conflicting actions with respect to other undivided interests to the extent that such actions are taken on behalf of Participants whose holdings include such undivided interests.

            CEDEL is incorporated under the laws of Luxembourg as a professional depository. CEDEL holds securities for its participating organizations ("CEDEL Participants") and facilitates the clearance and settlement of securities transactions between CEDEL Participants through electronic book-entry changes in accounts of CEDEL Participants, thereby eliminating the need for physical movement of certificates. Transactions may be settled in CEDEL in any of 28 currencies, including United States dollars. CEDEL provides to its CEDEL Participants, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. CEDEL interfaces with domestic markets in several countries. As a professional depository, CEDEL is subject to regulation by the Luxembourg Monetary Institute. CEDEL Participants are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. Indirect access to CEDEL is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a CEDEL Participant, either directly or indirectly.

            Euroclear was created in 1968 to hold securities for participants of the Euroclear System ("Euroclear Participants") and to clear and settle transactions between Euroclear Participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Transactions may now be settled in any of 28 currencies, including United States dollars. The Euroclear System includes various other services, including securities lending and borrowing and interfaces with domestic markets in several countries generally similar to the arrangements for cross-market transfers with DTC described above. Euroclear is operated by Morgan Guaranty Trust Company of New York, Brussels, Belgium office, under contract with Euroclear Clearance System, S.C., a Belgian cooperative corporation (the "Cooperative"). All operations are conducted by the "Euroclear Operator" (as defined below), and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator, not the Cooperative. The Cooperative establishes policy for the Euroclear System on behalf of Euroclear Participants. Euroclear Participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries and may include the Underwriters. Indirect access to the Euroclear System is also available to other firms that clear through or maintain a custodial relationship with a Euroclear Participant, either directly or indirectly.

            The "Euroclear Operator" is the Belgian branch of a New York banking corporation which is a member bank of the Federal Reserve System. As such, it is regulated and examined by the Board of Governors of the Federal Reserve System and the New York State Banking Department, as well as the Belgian Banking Commission.

            Securities clearance accounts and cash accounts with the Euroclear Operator are governed by tile Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System and applicable Belgian law (collectively, the "Terms and Conditions"). The Terms and Conditions govern transfers of securities and cash within the Euroclear System, withdrawal of securities and cash from the Euroclear System, and receipts of payments with respect to securities in the Euroclear System. All securities in the Euroclear System are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. The Euroclear Operator acts under the Terms and Conditions only on behalf of Euroclear Participants and has no record of relationship with persons holding through Euroclear Participants.

            Except as required by law, the Trustee in respect of a series will not have any liability for any aspect of the records relating to or payments made or account of beneficial ownership interests of the related Securities held by Cede, as nominee for DTC, or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

DEFINITIVE NOTES

            As may be described in the related Prospectus Supplement, the Securities will be issued in fully registered, certificated form ("Definitive Securities") to the Securityholders of a given series or their nominees, rather than to DTC or its nominee, only if (i) the Trustee in respect of the related series advises in writing that DTC is no longer willing or able to discharge properly its responsibilities as depository with respect to such Securities and such Trustee is unable to locate a qualified successor, (ii) such Trustee, at its option, elects to terminate the book-entry-system through DTC or (iii) after the occurrence of an "Event of Default" under the related Indenture or a default by the Servicer under the related Trust Agreements, Securityholders representing at least a majority of the outstanding principal amount of such Securities advise the applicable Trustee through DTC in writing that the continuation of a book-entry system through DTC (or a successor thereto) is no longer in such Securityholders' best interest.

            Upon the occurrence of any event described in the immediately preceding paragraph, the applicable Trustee will be required to notify all such Securityholders through Participants of the availability of Definitive Securities. Upon surrender by DTC of the definitive certificates representing such Securities and receipt of instructions for re-registration, the applicable Trustee will reissue such Securities as Definitive Securities to such Securityholders.

            Distributions of principal of, and interest on, such Securities will thereafter be made by the applicable Trustee in accordance with the procedures set forth in the related Indenture or Trust Agreement directly to holders of Definitive Securities in whose names the Definitive Securities were registered at the close of business on the applicable Record Date specified for such Securities in the related Prospectus Supplement. Such distributions will be made by check mailed to the address of such holder as it appears on the register maintained by the applicable Trustee. The final payment on any such Security, however, will be made only upon presentation and surrender of such Security at the office or agency specified in the notice of final distribution to the applicable Securityholders.

            Definitive Securities in respect of a given series of Securities will be transferable and exchangeable at the offices of the applicable Trustee or of a certificate registrar named in a notice delivered to holders of such Definitive Securities. No service charge will be imposed for any registration of transfer or exchange, but the applicable Trustee may require payment of a sum sufficient to cover any tax or other governmental charge imposed in connection therewith.

REPORTS TO SECURITYHOLDERS

            With respect to each series of Securities, on or prior to each Payment Date for such series, the related Servicer or the related Trustee will forward or cause to be forwarded to each holder of record of such class of Securities a statement or statements with respect to the related Trust Fund setting forth the information specifically described in the related Trust Agreement which generally will include the following information:

            (i) the amount of the distribution with respect to each class of Securities;

            (ii) the amount of such distribution allocable to principal;

            (iii) the amount of such distribution allocable to interest;

            (iv) the Pool Balance, if applicable, as of the close of business on the last day of the related Remittance Period;

            (v) the aggregate outstanding principal balance and the Pool Factor for each Class of Securities after giving effect to all payments reported under (ii) above on such Payment Date;

            (vi) the amount paid to the Servicer, if any, with respect to the related Remittance Period;

            (vii) the amount of the aggregate purchase amounts for Receivables that have been reacquired, if any, for such Remittance Period; and

            (viii) the amount of coverage under any letter of credit, financial guaranty insurance policy, reserve account or other form of credit enhancement covering default risk as of the close of business on the applicable Payment Date and a description of any Credit Enhancement substituted therefor.

            Each amount set forth pursuant to subclauses (i), (ii), (iii) and
(v) with respect to the Securities of any series will be expressed as a dollar amount per $1,000 of the initial principal balance of such Securities, as applicable.

            Within the prescribed period of time for tax reporting purposes after the end of each calendar year, the applicable Trustee will provide to the Securityholders a statement containing the amounts described in (ii) and (iii) above for that calendar year and any other information required by applicable tax laws, for the purpose of the Securityholders' preparation of federal income tax returns.

                       DESCRIPTION OF THE TRUST AGREEMENTS

            The following summary describes certain terms of each Trust Agreement pursuant to which a Trust Fund will be created and the related Securities in respect of such Trust Fund will be issued. For purposes of this Prospectus, the term "Trust Agreement" as used with respect to a Trust means, collectively, and except as otherwise specified, any and all agreements relating to the establishment of the related Trust, the servicing of the related Receivables and the issuance of the related Securities, including without limitation the Indenture, (i.e. pursuant to which any Notes shall be issued). Forms of the Trust Agreement have been filed as exhibits to the Registration Statement of which the Prospectus forms a part. The summary does not purport to be complete. It is qualified in its entirety by reference to the provisions of the Trust Agreements.

ACQUISITION OF THE RECEIVABLES PURSUANT TO A RECEIVABLES ACQUISITION AGREEMENT

            On the Closing Date specified with respect to any given series of Securities, the Depositor will acquire the related Receivables from the related Originator pursuant to a Receivables Acquisition Agreement. The Depositor will either transfer such Receivables to a Trust pursuant to a Pooling Agreement, or will pledge the Depositor's right, title and interests in and to such Receivables to a Trustee on behalf of Securityholders pursuant to an Indenture. The rights and benefits of the Depositor under such Receivables Acquisition Agreement will be assigned to the Trustee on behalf of Securityholders as collateral for the Securities of the related series issued by a Trust or pursuant to an Indenture. The obligations of the Depositor and the related Servicer under such Trust Agreements include those specified below and in the related Prospectus Supplement.

            As more fully described in the related Prospectus Supplement, the Depositor and/or the related Originator will be obligated to acquire from the related Trust Fund its interest in any Receivable transferred to a Trust or pledged to a Trustee on behalf of Securityholders if the interest of the Securityholders therein is materially adversely affected by a breach of any representation or warranty made by the Depositor or the related Originator with respect to such Receivable, which breach has not been cured following the discovery by or notice to the Depositor of the breach. To the extent that the Depositor so acquires any Receivables, the related Originator will be obligated to acquire such Receivables from the Depositor pursuant to the related Receivables Acquisition Agreement contemporaneously with the Depositor's acquisition of its interest in such Receivables from the applicable Trust Fund. The obligation of the Depositor to acquire any such Receivables with respect to which an Originator has breached a representation or warranty is subject to such Originator's acquisition of such Receivables from the Depositor. In addition, if so specified in the related Prospectus Supplement, the Depositor may from time to time reacquire certain Receivables or substitute other Receivables for such Receivable held by a Trust Fund subject to specified conditions set forth in the related Trust Agreement and Receivables Acquisition Agreement.

ACCOUNTS

            With respect to each series of Securities issued by a Trust, the related Servicer will establish and maintain with the applicable Trustee one or more accounts, in the name of such Trustee on behalf of the related Securityholders, into which all payments made on or with respect to the related Receivables will be deposited (the "Collection Account"). The Servicer will also establish and maintain with such Trustee separate accounts, in the name of such Trustee on behalf of such Securityholders, in which amounts released from the Collection Account and the reserve account or other Credit Enhancement, if any, for


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

distribution to such Securityholders will be deposited and from which distributions to such Securityholders will be made (the "Distribution Account").

            Any other accounts to be established with respect to a Trust, including any reserve account, will be described in the related Prospectus Supplement.

            For any series of Securities, funds in the Collection Account, the Distribution Account, any reserve account and other accounts identified as such in the related Prospectus Supplement (collectively, the "Trust Accounts") shall be invested as provided in the related Trust Agreement in Eligible Investments. "Eligible Investments" are generally limited to investments acceptable to the Rating Agencies as being consistent with the rating of such Securities. Subject to certain conditions, Eligible Investments may include securities issued by the Depositor, the related Originator, the related Servicer or their respective affiliates or other trusts created by the Depositor or its affiliates. Except as described below or in the related Prospectus Supplement, Eligible Investments are limited to obligations or securities that mature not later than the business day immediately preceding the related Payment Date. However, subject to certain conditions, funds in the reserve account may be invested in securities that will not mature prior to the date of the next distribution and will not be sold to meet any shortfalls. Thus, the amount of cash in any reserve account at any time may be less than the balance of such reserve account. If the amount required to be withdrawn from any reserve account to cover shortfalls in collections on the related Receivables exceeds the amount of cash in such reserve account a temporary shortfall in the amounts distributed to the related Securityholders could result, which could, in turn, increase the average life of the Securities of such series. Except as otherwise specified in the related Prospectus Supplement, investment earnings on funds deposited in the applicable Trust Accounts, net of losses and investment expenses (collectively, "Investment Earnings"), shall be deposited in the applicable Collection Account on each Payment Date and shall be treated as collections of interest on the related Receivables.

            The Trust Accounts will be maintained as Eligible Deposit Accounts. "Eligible Deposit Account" means either (a) a segregated account with an Eligible Institution or (b) a segregated trust account with the corporate trust department of a depository institution organized under the laws of the United States of America or any one of the states thereof or the District of Columbia (or any domestic branch of a foreign bank), having corporate trust powers and acting as trustee for funds deposited in such account, so long as any of the securities of such depository institution has a credit rating from each Rating Agency in one of its generic rating categories which signifies investment grade. "Eligible Institution" means, with respect to a Trust, (a) the corporate trust department of the related Indenture Trustee or the related Trustee, as applicable, or (b) a depository institution organized under the laws of the United States of America or any one of the states thereof or the District of Columbia (or any domestic branch of a foreign bank), which (i) (A) has either
(w) a long-term unsecured debt rating acceptable to the Rating Agencies or (x) a short-term unsecured debt rating or certificate of deposit rating acceptable to the Rating Agencies or (B) the parent corporation of which has either (y) a long-term unsecured debt rating acceptable to the Rating Agencies or (z) a short-term unsecured debt rating or certificate of deposit rating acceptable to the Rating Agencies and (ii) whose deposits are insured by the FDIC.

            To the extent that an Originator's or a Servicer's unsecured debt ratings are acceptable to the Rating Agencies, amounts deposited to any Trust Account may be commingled with Originator's or Servicer's general account moneys. Any rights to so commingle moneys will be described in the related Prospectus Supplement.

THE SERVICER

            The Servicer under each Trust Agreement will be named in the related Prospectus Supplement. The entity serving as Servicer may be an affiliate of the Depositor and may have other business relationships with the Depositor or the Depositor's affiliates. The Servicer with respect to each Series will service the Receivables contained in the Trust Fund for such Series. Any Servicer may delegate its servicing responsibilities to one or more sub-servicers, but will not be relieved of its liabilities with respect thereto.

            Each Servicer will make certain representations and warranties regarding its authority to enter into, and its ability to perform its obligations under, the related Trust Agreement. An uncured breach of such a representation or warranty that in any respect materially and adversely affects the interests of the Securityholders will constitute a Servicer Default by such Servicer under the related Trust Agreement.

SERVICING PROCEDURES

            Each Trust Agreement will provide that the related Servicer will make reasonable efforts to collect all payments due with respect to the Receivables held in the related Trust Fund and, in a manner consistent with the related Trust Agreement, will continue such collection procedures as such Servicer follows with respect to the particular type of Receivable in the particular pool it services for itself and others. Consistent with its normal procedures, the Servicer may, in its discretion and on a case-by-case basis, arrange with the Obligor on a Receivable to extend or modify the payment schedule. Some of such arrangements (including, without limitation any extension of the payment schedule beyond the final scheduled Payment Date for the related Securities may result in the Servicer acquiring such Receivable if such Contract becomes a Defaulted Contract. The Servicer may sell the Vehicle securing the respective Defaulted Contract, if any, at a public or private sale, or take any other action permitted by applicable law. See "Certain Legal Aspects of the Receivables."

            The material aspects of any particular Servicer's collections procedures will be set forth in the related Prospectus Supplement.

PAYMENTS ON RECEIVABLES

            With respect to each series of Securities, the related Servicer will deposit all payments on the related Receivables (from whatever source) and all proceeds of such Receivables collected within two (2) business days of receipt thereof in the related collection facility, such as a lock-box account or collection account. Moneys deposited in such collection facility for a Trust Fund may be commingled with funds from other sources. As specified in the related Prospectus Supplement, the related Servicer will be required to deposit payments on the related Receivables (from whatever source) collected during each collection period (each, a "Collection Period") into the related Collection Account on a specified day each month. Pending deposit into the related Collection Account, collections in such collection facility may be invested by the related Servicer at its own risk and for its own benefit, and will not be segregated from funds of the related Servicer.

SERVICING COMPENSATION

            As may be described in the related Prospectus Supplement with respect to any series of securities issued by a Trust, the related Servicer will be entitled to receive a servicing fee for each Collection Period (the "Servicing Fee") in an amount equal to a specified percentage per annum (as set forth in the related Prospectus Supplement, the "Servicing Fee Rate") of the value of the assets held in the related Trust Fund, generally as of the first day of such Collection Period. Each Prospectus Supplement and Servicing Agreement will specify the priority of distributions with respect to the Servicing Fee (together with any portion of the Servicing Fee that remains unpaid from prior Payment Dates), such Servicing Fee may be paid prior to any distribution to the related Securityholders.

            Each Servicer will also collect and retain any late fees, the penalty portion of interest paid on past due amounts and other administrative fees or similar charges allowed by applicable law with respect to the Receivables, and will be entitled to reimbursement from each Trust for certain liabilities. Payments by or on behalf of Obligors will be allocated to scheduled payments and late fees and other charges in accordance with such Servicer's normal practices and procedures.

            The Servicing Fee will compensate the related Servicer for performing the functions of a third party servicer of similar types of receivables as an agent for their beneficial owner, including collecting and posting all payments, responding to inquiries of Obligors on the related Receivables, investigating delinquencies, sending payment coupons to Obligors, reporting tax information to Obligors, paying costs of collection and disposition of defaults, and policing the collateral. The Servicing Fee also will compensate the related Servicer for administering the related Receivables, accounting for collections and furnishing statements to the applicable Trustee and the applicable Indenture Trustee, if any, with respect to distributions. The Servicing Fee also will reimburse the related Servicer for certain taxes, accounting fees, outside auditor fees, data processing costs and other costs incurred in connection with administering the Receivables.


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

DISTRIBUTIONS

            With respect to each series of Securities, beginning on the Payment Date specified in the related Prospectus Supplement, distributions of principal and interest (or, where applicable, of principal or interest only) on each Class of such Securities entitled thereto will be made by the applicable Indenture Trustee to the Noteholders and by the applicable Trustee to the Certificateholders of such series. The timing, calculation, allocation, order, source, priorities of and requirements for each class of Noteholders and all distributions to each class of Certificateholders of such series will be set forth in the related Prospectus Supplement.

            With respect to each series of Securities, on each Payment Date collections on the related Receivables will be transferred from the Collection Account to the Distribution Account for distribution to Securityholders, respectively, to the extent provided in the related Prospectus Supplement. Credit Enhancement, such as a reserve account, may be available to cover any shortfalls in the amount available for distribution on such date, to the extent specified in the related Prospectus Supplement. As more fully described in the related Prospectus Supplement, and unless otherwise specified therein, distributions in respect of principal of a Class of Securities of a given series will be subordinate to distributions in respect of interest on such Class, and distributions in respect of the Certificates of such series may be subordinate to payments in respect of the Notes of such series.

CREDIT AND CASH FLOW ENHANCEMENTS

            The amounts and types of Credit Enhancement arrangements, if any, and the provider thereof, if applicable, with respect to each class of Securities of a given series will be set forth in the related Prospectus Supplement. If and to the extent provided in the related Prospectus Supplement, credit enhancement may be in the form of a Policy, subordination of one or more Classes of Securities, reserve accounts, overcollateralization, letters of credit, credit or liquidity facilities, third party payments or other support, surety bonds, guaranteed cash deposits or such other arrangements as may be described in the related Prospectus Supplement or any combination of two or more of the foregoing. If specified in the applicable Prospectus Supplement, Credit Enhancement for a Class of Securities may cover one or more other Classes of Securities of the same series, and Credit Enhancement for a series of Securities may cover one or more other series of Securities.

            The presence of Credit Enhancement for the benefit of any Class or series of Securities is intended to enhance the likelihood of receipt by the Securityholders or such Class or series of the full amount of principal and interest due thereon and to decrease the likelihood that such Securityholders will experience losses. As more specifically provided in the related Prospectus Supplement, the credit enhancement for a Class or series of Securities will not provide protection against all risks of loss and will not guarantee repayment of the entire principal balance and interest thereon. If losses occur which exceed the amount covered by any Credit Enhancement or which are not covered by any Credit Enhancement, Securityholders of any Class or series will bear their allocable share of deficiencies, as described in the related Prospectus Supplement. In addition, if a form of Credit Enhancement covers more than one series of Securities, Securityholders of any such series will be subject to the risk that such Credit Enhancement will be exhausted by the claims of Securityholders of other series.

STATEMENTS TO INDENTURE TRUSTEES AND TRUSTEES

            Prior to each Payment Date with respect to each series of Securities, the related Servicer will provide to the applicable Indenture Trustee and/or the applicable Trustee and Credit Enhancer as of the close of business on the last day of the preceding related Collection Period a statement setting forth substantially the same information as is required to be provided in the periodic reports provided to Securityholders of such series described under "Description of the Securities--Reports to Securityholders."

EVIDENCE AS TO COMPLIANCE

            Each Trust Agreement will provide that a firm of independent public accountants will furnish to the related Trust and/or the applicable Indenture Trustee and Credit Enhancer, annually, a statement as to compliance by the related Servicer during the preceding twelve months (or, in the case of the first such certificate, the period from the applicable Closing Date) with certain standards relating to the servicing of the Receivables.

            Each Trust Agreement will also provide for delivery to the related Trust and/or the applicable Indenture Trustee of a certificate signed by an officer of the related Servicer stating that such Servicer either has fulfilled its obligations under such Trust Agreement in all material respects throughout the preceding 12 months (or, in the case of the first such certificate, the period from the applicable Closing Date) or, if there has been a default in the fulfillment of any such obligation in any material respect, describing each such default. Each Servicer also will agree to give each Indenture Trustee and each Trustee notice of certain "Servicer Defaults" (as defined below) under the related Trust Agreement.

            Copies of such statements and certificates may be obtained by Securityholders by a request in writing addressed to the applicable Indenture Trustee or the applicable Trustee.

CERTAIN MATTERS REGARDING THE SERVICERS

            Each Trust Agreement will provide that the related Servicer may not resign from its obligations and duties as Servicer thereunder, except upon determination that the performance by such Servicer of such duties is no longer permissible under applicable law. No such resignation will become effective until the related Trustee or a successor servicer has assumed such Servicer's servicing obligations and duties under the Trust Agreement.

            Except as otherwise provided in the related Prospectus Supplement, each Trust Agreement will further provide that neither the related Servicer nor any of its respective directors, officers, employees, or agents shall be under any liability to the related Issuer or the related Securityholders for taking any action or for refraining from taking any action pursuant to such Trust Agreement, or for errors in judgment; provided, however, that neither such Servicer nor any such person will be protected against any liability that would otherwise be imposed by reason of willful misfeasance, bad faith or gross negligence in the performance of duties or by reason of reckless disregard of obligations and duties thereunder. In addition, such Trust Agreement will provide that the related Servicer is under no obligation to appear in, prosecute, or defend any legal action that is not incidental to its servicing responsibilities under such Trust Agreement and that, in its opinion, may cause it to incur any expense or liability.

            Under the circumstances specified in any such Trust Agreement, any entity into which the related Servicer may be merged or consolidated, or any entity resulting from any merger or consolidation to which such Servicer is a party, or any entity succeeding to the business of the Servicer or, with respect to its obligations as Servicer, which corporation or other entity in each of the foregoing cases assumes the obligations of such Servicer, will be the successor to such Servicer under such Trust Agreement.

SERVICER DEFAULT

            Except as otherwise provided in the related Prospectus Supplement, "Servicer Default" under a Trust Agreement will include (i) any failure by the related Servicer to deliver to the applicable Trustee for deposit in any of the related Trust Accounts any required payment or to direct such Trustee to make any required distributions therefrom, which failure continues unremedied for greater than three (3) Business Days after written notice from such Trustee is received by such Servicer or after discovery by such Servicer; (ii) any failure by such Servicer or the related Originator, as the case may be, duly to observe or perform in any material respect any other covenant or agreement in such Trust Agreement, which failure materially and adversely affects the rights of the related Securityholders and which continues unremedied for greater than ninety
(90) days after the giving of written notice of such failure (1) to such Servicer or the related Originator, as the case may be, by the applicable Trustee or (2) to the Servicer or the related Originator, as the case may be, and to the applicable Trustee by holders of the related Securities, as applicable, evidencing not less than 25% of the voting rights of such outstanding Securities; and (iii) any Insolvency Event. An "Insolvency Event" shall mean financial insolvency, readjustment of debt, marshalling of assets and liabilities, or similar proceedings with respect to the Servicer or the related Originator and certain actions by the Servicer or the related Originator indicating its insolvency, reorganization pursuant to bankruptcy proceedings, or inability to pay its obligations.

RIGHTS UPON SERVICER DEFAULT

            As more fully described in the related Prospectus Supplement, as long as a Servicer Default under a Trust Agreement remains unremedied, the applicable Trustee, Credit Enhancer or holders of Securities of the related series evidencing not less than 25% of the voting rights of such then outstanding Securities may terminate all the rights and obligations of the Servicer, if any, under such Trust Agreement, whereupon a successor servicer appointed by such Trustee or such Trustee will succeed to all the responsibilities, duties and liabilities of the Servicer under such Trust Agreement and will be entitled to similar compensation arrangements. If, however, a bankruptcy trustee or similar official has been appointed for the Servicer, and no Servicer Default other than such appointment has occurred, such bankruptcy trustee or official may have the power to prevent the applicable Trustee or such Securityholders from effecting a transfer of servicing. In the event that the Trustee is unwilling or unable to so act, it may appoint, or petition a court of competent jurisdiction for the appointment of, a successor with a net worth of at least $25,000,000 and whose regular business includes the servicing of a similar type of receivables. Such Trustee may make such arrangements for compensation to be paid, which in no event may be greater than the servicing compensation payable to the Servicer under the related Trust Agreement.

WAIVER OF PAST DEFAULTS

            With respect to each Trust Fund, unless otherwise provided in the related Prospectus Supplement and subject to the approval of any Credit Enhancer, the holders of Notes evidencing at least a majority of the voting rights of such then outstanding Securities may, on behalf of all Securityholders of the related Securities, waive any default by the Servicer, or by the related Originator, in the performance of its obligations under the related Trust Agreement and its consequences, except a default in making any required deposits to or payments from any of the Trust Accounts in accordance with such Trust Agreement. No such waiver shall impair the Securityholders' rights with respect to subsequent defaults.

AMENDMENT

            As more fully described in the related Prospectus Supplement, each of the Trust Agreements may be amended by the parties thereto, without the consent of the related Securityholders, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of such Trust Agreements or of modifying in any manner the rights of such Securityholders; provided that such action will not, in the opinion of counsel satisfactory to the applicable Trustee, materially and adversely affect the interests of any such Securityholder and subject to the approval of any Credit Enhancer. As may be described in the related Prospectus Supplement, the Trust Agreements may also be amended by the Depositor, the Servicer, and the applicable Trustee with the consent of the holders of Securities evidencing at least a majority of the voting rights of such then outstanding Securities for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of such Trust Agreements or of modifying in any manner the rights of such Securityholders; provided, however, that no such amendment may (i) increase or reduce in any manner the amount of, or accelerate or delay the timing of, collections of payments on the related Receivables or distributions that are required to be made for the benefit of such Securityholders or (ii) reduce the aforesaid percentage of the Securities of such series which are required to consent to any such amendment, without the consent of the Securityholders of such series.

TERMINATION

            With respect to each Trust, the obligations of the related Servicer, the related Originator(s), the Depositor and the applicable Trustee pursuant to the related Trust Agreement will terminate upon the earlier to occur of (i) the maturity or other liquidation of the last related Receivable and the disposition of any amounts received upon liquidation of any such remaining Receivables and
(ii) the payment to Securityholders of the related series of all amounts required to be paid to them pursuant to such Trust Agreement. As more fully described in the related Prospectus Supplement, in order to avoid excessive administrative expense, the related Servicer will be permitted in respect of the applicable Trust Fund, unless otherwise specified in the related Prospectus Supplement, at its option to purchase from such Trust Fund, as of the end of any Collection Period immediately preceding a Payment Date, if the aggregate principal balance or other amount of the related Contracts is less than a specified percentage (set forth in the related Prospectus Supplement) of the initial Pool Balance in respect of such Trust Fund, all such remaining Receivables at a price equal to the aggregate of the Purchase Amounts thereof as of the end of such Collection Period. The related Securities will be redeemed following such purchase.

            If and to the extent provided in the related Prospectus Supplement with respect to a Trust Fund, the applicable Trustee will, within ten days following a Payment Date as of which the Pool Balance is equal to or less than the percentage of the initial Pool Balance specified in the related Prospectus Supplement, solicit bids for the purchase of the Receivables remaining in such Trust, in the manner and subject to the terms and conditions set forth in such Prospectus Supplement. If such Trustee receives satisfactory bids as described in such Prospectus Supplement, then the Receivables remaining in such Trust Fund will be sold to the highest bidder.

            As more fully described in the related Prospectus Supplement, any outstanding Notes of the related series will be redeemed concurrently with either of the events specified above and the subsequent distribution to the related Certificateholders of all amounts required to be distributed to them pursuant to the applicable Trust Agreement may effect the prepayment of the Certificates of such series.

                    CERTAIN LEGAL ASPECTS OF THE RECEIVABLES

GENERAL

            The transfer of the Receivables by the related Originators to the Depositor pursuant to each Receivables Acquisition Agreement and then by the Depositor to the Trustee pursuant to the related Trust Agreement, the perfection of the security interests in the Receivables and the enforcement of rights to realize on the Vehicles as collateral for the Receivables are subject to a number of federal and state laws, including the UCC as in effect in various states. As specified in each Prospectus Supplement, the related Servicer will take such action as is required to perfect the rights of the Trustee in the Receivables. If, through inadvertence or otherwise, a third party were to purchase (including the taking of a security interest in) a Receivable for new value in the ordinary course of its business, without actual knowledge of the Trust's interest, and take possession of a Receivable, the purchaser would acquire an interest in such Receivable superior to the interest of the Trust. As further specified in each Prospectus Supplement, no action will be taken to perfect the rights of the Trustee in proceeds of any insurance policies covering individual Vehicles or Obligors. Therefore, the rights of a third party with an interest in such proceeds could prevail against the rights of the Trust prior to the time such proceeds are deposited by the related Servicer into a Trust Account.

SECURITY INTERESTS IN THE FINANCED VEHICLES

            General

            Retail installment sale contracts such as the Receivables evidence the credit sale of automobiles and light duty trucks by dealers to consumers. The contracts also constitute personal property security agreements and include grants of security interests in the related automobiles and light duty trucks under the UCC. Perfection of security interests in automobiles and light duty trucks is generally governed by the vehicle registration or titling laws of the state in which each vehicle is registered or titled. In most states a security interest in a vehicle is perfected by notation of the secured party's lien on the vehicle's certificate of title.

            Unless otherwise specified in the related Prospectus Supplement, all of the Contracts acquired from Originators name the related Originator as obligee or assignee and as the secured party. As specified in the related Prospectus Supplement, the related Originator will represent that it has taken all actions necessary under the laws of the state in which the related Vehicles are titled to perfect its security interest in such Vehicles, including, where applicable, having a notation of its lien recorded on the related certificate of title.

            Perfection

            Pursuant to the related Receivables Acquisition Agreement, the Originator will sell and assign the Receivables and its security interests in the Vehicles to the Depositor and, pursuant to the related Trust Agreement, the Depositor will assign to the Trustee the Receivables and its interest in the Originator's security interests in the Financed Vehicles. Each of the related Prospectus Supplements will specify whether, because of the administrative burden and expense, the Depositor, the related Servicer or the Trustee will amend any certificate of title to identify the Depositor or the Trustee as the new secured party on the certificates of title relating to the Vehicles. Each of the related Prospectus Supplements will specify the UCC financing statements to be filed in order to perfect the transfer to the Depositor of the Receivables and the transfer to the Trustee of the Receivables. Further, although neither the Depositor nor the Trustee will rely on possession of the Receivables as the legal basis for the perfection of their respective interests therein or in the security interests in the Vehicles, the related Servicer, as specified in the related Prospectus Supplement, will continue to hold the Receivables and any certificates of title relating to the Vehicles in its possession as custodian for the Trustee pursuant to the related Trust Agreement which, as a practical matter, should preclude any other party from claiming a competing security interest in the Receivables on the basis that the security interest is perfected by possession.

            A security interest in a motor vehicle registered in most states may be perfected against creditors and subsequent purchasers without notice for valuable consideration only by one or more of the following: depositing with the related Department of Motor Vehicles or analogous state office a properly endorsed certificate of title for the vehicle showing the secured party as legal owner or lienholder thereon, or filing a sworn notice of lien with the related Department of Motor Vehicles or analogous state office and noting such lien on the certificate of title, or, if the vehicle has not been previously registered, filing an application in usual form for an original registration together with an application for registration of the secured party as legal owner or lienholder, as the case may be. However, under the laws of most states, a transferee of a security interest in a motor vehicle is not required to reapply to the related Department of Motor Vehicles or analogous state office for a transfer of registration when the security interest is sold or when the interest of the transferee arises from the transfer of a security interest by the lienholder to secure payment or performance of an obligation. Accordingly, under the laws of such states, the assignment by the related Originators of their interests in the Receivables to the Depositor Seller under the related Receivables Acquisition Agreement, and the assignment by the Depositor of its interest in the Receivables to the Trustee under the related Trust Agreement are effective conveyances of the respective security interests of the related Originators and the Depositor in the Receivables, and specifically, the Vehicles, without such re-registration and without amendment of any lien noted on the related certificate of title, and (subject to the immediately succeeding paragraphs) the Depositor will succeed to the related Originator's rights as secured party and the Trustee will succeed to the Depositor's rights as secured party.

            Although re-registration of the vehicle is not necessary to convey a perfected security interest in the Vehicles to the Trustee, the Trustee's security interest could be defeated through fraud, negligence, forgery or administrative error since it may not be listed as legal owner or lienholder on the certificates of title to the Vehicles. However, in the absence of fraud, negligence, forgery or administrative error, the notation of the related Originator's lien on the certificates of title will be sufficient to protect the Trust against the rights of subsequent purchasers of a Vehicle or subsequent creditors who take a security interest in a Vehicle. In each Receivables Acquisition Agreement, the related Originators will represent and warrant, and in the related Trust Agreement, the Depositor will represent and warrant that it has, or has taken all action necessary to obtain, a perfected security interest in each Vehicle. If there are any Vehicles as to which the related Originator failed to obtain a first priority perfected security interest, its security interest would be subordinate to, among others, subsequent purchasers of such Vehicles and holders of first priority perfected security interests therein. Such a failure, however, would constitute a breach of the related Originator's representations and warranties under the related Receivables Acquisition Agreement and the Depositor's representations and warranties under the related Trust Agreement. Accordingly, pursuant to the related Trust Agreement, the Depositor would be required to repurchase the related Receivables from the Trustee and, pursuant to the related Receivables Acquisition Agreement, the related Originators would be required to repurchase such Receivables from the Depositor, in each case unless the breach were cured.

            Continuity of Perfection

            Under the laws of most states, a perfected security interest in a motor vehicle continues for four months after the vehicle is moved to a new state from the one in which it is initially registered and thereafter until the owner re-registers such motor vehicle in the new state. A majority of states generally require surrender of a certificate of title to re-register a vehicle. In those states that require a secured party to hold possession of the certificate of title to maintain perfection of the security interest, the secured party would learn of the reregistration through the request from the Obligor under the related installment sale contract to surrender possession of the certificate of title to assist in such re-registration. In the case of vehicles registered in states providing for the notation of a lien on the certificate of title but not requiring possession by the secured party (such as Texas), the secured party would receive notice of surrender from the state of re-registration if the security interest is noted on the certificate of title. Thus, the secured party would have the opportunity to reperfect its security interest in the vehicle in the state of relocation. However, these procedural safeguards will not protect the secured party if, through fraud, forgery or administrative error, the debtor somehow procures a new certificate of title that does not list the secured party's lien. Additionally, in states that do not require surrender of a certificate of title for re-registration of a vehicle, re-registration could defeat perfection. In each of the Trust Agreements, the related Servicer will be required to take steps to effect re-perfection upon receipt of notice of re-registration or information from the Obligor as to relocation. Similarly, when an Obligor sells a Vehicle, the related Servicer will have an opportunity to require satisfaction of the related Receivable before release of the lien, either because the related Servicer will be required to surrender possession of the certificate of title in connection with the sale, or because the related Servicer will receive notice as a result of its lien noted thereon. Pursuant to the related Trust Agreement, the related Servicer will hold the certificates of title for the related Vehicles as custodian for the Trustee. Under the related Trust Agreement, the related Servicer will be obligated to take appropriate steps, at its own expense, to maintain perfected security interests in the Vehicles.

            Priority of Certain Liens Arising by Operation of Law

            Under the laws of most states, certain statutory liens such as mechanics', repairmen's and garagemen's liens for repairs performed on a motor vehicle, motor vehicle accident liens, towing and storage liens, liens arising under various state and federal criminal statutes and liens for unpaid taxes take priority over even a first priority perfected security interest in such vehicle by operation of law. The UCC also grants priority to certain federal tax liens over the lien of a secured party. The laws of most states and federal law permit the confiscation of motor vehicles by governmental authorities under certain circumstances if used in or acquired with the proceeds of unlawful activities, which may result in the loss of a secured party's perfected security interest in a confiscated vehicle. The related Originators will represent and warrant to the Depositor in the related Receivables Acquisition Agreement and the Depositor will represent and warrant to the Trustee in the related Trust Agreement that, as of the related Closing Date, each security interest in a Vehicle shall be a valid, subsisting and enforceable first priority security interest in such Vehicle. However, liens for repairs or taxes superior to the security interest of the Trustee in any such Vehicle, or the confiscation of such Vehicle, could arise at any time during the term of a Receivable. No notice will be given to the Trustee or any Securityholder in the event such a lien or confiscation arises and any such lien or confiscation arising after the related Closing Date would not give rise to the related Originator's repurchase obligation under the related Receivables Acquisition Agreement or the Depositor's repurchase obligation under the related Trust Agreement.

REPOSSESSION

            In the event of default by an Obligor, the holder of the related retail installment sale contract has all the remedies of a secured party under the UCC, except where specifically limited by other state laws. The UCC remedies of a secured party include the right to repossession by self-help means, unless such means would constitute a breach of the peace. Unless a vehicle is voluntarily surrendered, self-help repossession is accomplished simply by taking possession of the related financed vehicle. In cases where the Obligor objects or raises a defense to repossession, or if otherwise required by applicable state law, a court order is obtained from the appropriate state court, and the vehicle must then be recovered in accordance with that order. In some jurisdictions, the secured party is required to notify the debtor of the default and the intent to repossess the collateral and give the debtor a time period within which to cure the default prior to repossession. Generally, this right of cure may only be exercised on a limited number of occasions during the term of the related contract. Other jurisdictions permit repossession without prior notice if it can be accomplished without a breach of the peace (although in some states, a course of conduct in which the creditor has accepted late payments has been held to create a right by the Obligor to receive prior notice).

NOTICE OF SALE; REDEMPTION RIGHTS

            The UCC and other state laws require a secured party to provide the Obligor with reasonable notice of the date, time and place of any public sale and/or the date after which any private sale of the collateral may be held. In addition, some states also impose substantive timing requirements on the sale of repossessed vehicles in certain circumstances and/or various substantive timing and content requirements on such notices. In most states, under certain circumstances after a financed vehicle has been repossessed, the Obligor may redeem the collateral by paying the delinquent installments and other amounts due. The Obligor has the right to redeem the collateral prior to actual sale or entry by the secured party into a contract for sale of the collateral by paying the secured party the unpaid principal balance of the obligation, accrued interest thereon, reasonable expenses for repossessing, holding, and preparing the collateral for disposition and arranging for its sale, plus, in some jurisdictions, reasonable attorneys' fees and legal expenses or in some other states, by payment of delinquent installments on the unpaid principal balance of the related obligation.

DEFICIENCY JUDGMENTS AND EXCESS PROCEEDS

            The proceeds of resale of the Vehicles generally will be applied first to the expenses of resale and repossession and then to the satisfaction of the indebtedness. In many instances, the remaining principal amount of such indebtedness will exceed such proceeds. Under the UCC and laws applicable in some states, a creditor is entitled to bring an action to obtain a deficiency judgment from a debtor for any deficiency on repossession and resale of a motor vehicle securing such debtor's loan; however, in some states, a creditor may not seek a deficiency judgment from a debtor whose financed vehicle had an initial cash sales price less than a specified dollar amount. Some states, impose prohibitions or limitations or notice requirements on actions for deficiency judgments. In addition to the notice requirement described above, the UCC requires that every aspect of the sale or other disposition, including the method, manner, time, place and terms, be "commercially reasonable." Generally, courts have held that when a sale is not "commercially reasonable", the secured party loses its right to a deficiency judgment. In addition, the UCC permits the debtor or other interested party to recover for any loss caused by noncompliance with the provisions of the UCC. Also, prior to a sale, the UCC permits the debtor or other interested person to obtain an order mandating that the secured party refrain from disposing of the collateral if it is established that the secured party is not proceeding in accordance with the "default" provisions under the UCC. However, the deficiency judgment would be a personal judgment against the Obligor for the shortfall, and a defaulting Obligor can be expected to have very little capital or sources of income available following repossession. Therefore, in many cases, it may not be useful to seek a deficiency judgment or, if one is obtained, it may be settled at a significant discount or be uncollectible.

            Occasionally, after resale of a vehicle and payment of all expenses and indebtedness, there is a surplus of funds. In that case, the UCC requires the creditor to remit the surplus to any holder of a subordinate lien with respect to the vehicle or if no such lienholder exists or if there are remaining funds, the UCC requires the creditor to remit the surplus to the Obligor under the contract.

CONSUMER PROTECTION LAWS

            Numerous federal and state consumer protection laws and related regulations impose substantial requirements upon creditors and servicers involved in consumer finance. These laws include the Truth-in-Lending Act, the Equal Credit Opportunity Act, the Federal Trade Commission Act, the Fair Credit Billing Act, the Fair Credit Reporting Act, the Fair Debt Collection Practices Act, the Magnuson-Moss Warranty Act, the Federal Reserve Board's Regulations B and Z, state adaptations of the National Consumer Act and of the Uniform Consumer Credit Code, state motor vehicle retail installment sale acts, state "lemon" laws and other similar laws. In addition, the laws of certain states, impose finance charge ceilings and other restrictions on consumer transactions and require contract disclosures in addition to those required under federal law. These requirements impose specific statutory liabilities upon creditors who fail to comply with their provisions. In some cases, this liability could affect the ability of an assignee such as the Trustee to enforce consumer finance contracts such as the Receivables.

            The so-called "Holder-in-Due-Course Rule" of the Federal Trade Commission (the "FTC Rule") has the effect of subjecting any assignee of the seller in a consumer credit transaction (and certain related creditors and their assignees) to all claims and defenses which the Obligor in the transaction could assert against the seller. Liability under the FTC Rule is limited to the amounts paid by the Obligor under the contract, and the holder of the contract may also be unable to collect any balance remaining due thereunder from the Obligor. The FTC Rule is generally duplicated by the Uniform Consumer Credit Code, other state statutes or the common law in certain states. To the extent that the Receivables will be subject to the requirements of the FTC Rule, the Trustee, as holder of the Receivables, will be subject to any claims or defenses that the purchaser of the related Vehicle may assert against the seller of such Vehicle. Such claims will be limited to a maximum liability equal to the amounts paid by the Obligor under the related Receivable.

            Under most state vehicle dealer licensing laws, sellers of automobiles and light duty trucks are required to be licensed to sell vehicles at retail sale. In addition, with respect to used vehicles, the Federal Trade Commission's Rule on Sale of Used Vehicles requires that all sellers of used vehicles prepare, complete and display a "Buyer's Guide" which explains the warranty coverage for such vehicles. Furthermore, Federal Odometer Regulations promulgated under the Motor Vehicle Information and Cost Savings Act and the motor vehicle title laws of most states require that all sellers of used vehicles furnish a written statement signed by the seller certifying the accuracy of the odometer reading. If a seller is not properly licensed or if either a Buyer's Guide or Odometer Disclosure Statement was not provided to the purchaser of a Vehicle, the Obligor may be able to assert a defense against the seller of the Vehicle. If an Obligor on a Receivable were successful in asserting any such claim or defense, the related Servicer would pursue on behalf of the Trust any reasonable remedies against the seller or manufacturer of the vehicle, subject to certain limitations as to the expense of any such action to be specified in the related Trust Agreement.

            Any such loss, to the extent not covered by credit support (as specified in the Related Prospectus Supplement), could result in losses to the Securityholders. As specified in the related Prospectus Supplement, if an Obligor were successful in asserting any such claim or defense as described in this paragraph or the two immediately preceding paragraphs, such claim or defense may constitute a breach of a representation and warranty under the related Receivables Acquisition Agreement and the related Trust Agreement and may create an obligation of the related Originator and the Depositor to repurchase such Receivable unless the breach were cured.

            Courts have applied general equitable principles to secured parties pursuing repossession or litigation involving deficiency balances. These equitable principles may have the effect of relieving an Obligor from some or all of the legal consequences of a default.

            In several cases, consumers have asserted that the self-help remedies of secured parties under the UCC and related laws violate the due process protections of the 14th Amendment to the Constitution of the United States. Courts have generally either upheld the notice provisions of the UCC and related laws as reasonable or have found that the creditor's repossession and resale do not involve sufficient state action to afford constitutional protection to consumers.

            As specified in the related Prospectus Supplement, the related Originators and the Depositor will represent and warrant under the related Receivables Acquisition Agreement and the related Trust Agreement, respectively, that each Receivable complies with all requirements of law in all material respects. Accordingly, if an Obligor has a claim against the Trustee for violation of any law and such claim materially and adversely affects the Trustee's interest in a Receivable, such violation would constitute a breach of representation and warranty under the related Receivables Acquisition Agreement and the related Trust Agreement and would create an obligation of the related Originators and the Depositor to repurchase such Receivable unless the breach were cured.

OTHER LIMITATIONS

            In addition to the laws limiting or prohibiting deficiency judgments, numerous other statutory provisions, including federal bankruptcy laws and related state laws, may interfere with or affect the ability of a creditor to realize upon collateral or enforce a deficiency judgment. For example, in a Chapter 13 proceeding under the federal bankruptcy law, a court may prevent a creditor from repossessing a motor vehicle, and, as part of the rehabilitation plan, reduce the amount of the secured indebtedness to the market value of the motor vehicle at the time of bankruptcy (as determined by the court), leaving the party providing financing as a general unsecured creditor for the remainder of the indebtedness. A bankruptcy court may also reduce the monthly payments due under a contract or chance the rate of interest and time of repayment of the indebtedness. Any such shortfall, to the extent not covered by credit support (as specified in each Prospectus Supplement), could result in losses to the Securityholders.

                           CERTAIN TAX CONSIDERATIONS

            The Prospectus Supplement for each series of Securities will summarize, subject to the limitations stated therein, federal income tax considerations relevant to the purchase, ownership and disposition of such Securities.

                              ERISA CONSIDERATIONS

            The Prospectus Supplement for each series of Securities will summarize, subject to the limitations discussed therein, considerations under ERISA relevant to the purchase of such Securities by employee benefit plans and individual retirement accounts.

                             METHODS OF DISTRIBUTION

            The Securities offered hereby and by the related Prospectus Supplement will be offered in series through one or more of the methods described below. The Prospectus Supplement prepared for each series will describe the method of offering being utilized for that series and will state the public offering or purchase price of such series and the net proceeds to the Depositor from such sale.

            The Depositor intends that Securities will be offered through the following methods from time to time and that offerings may be made concurrently through more than one of these methods or that an offering of a particular series of Securities may be made through a combination of two or more of these methods. Such methods are as follows:

                  1. By negotiated firm commitment or best efforts underwriting and public re-offering by underwriters;

                  2. By placements by the Depositor with institutional investors through dealers;

                  3. By direct placements by the Depositor with institutional investors; and

                  4. By competitive bid.

            In addition, if specified in the related Prospectus Supplement, a series of Securities may be offered in whole or in part in exchange for the Receivables (and other assets, if applicable) that would comprise the Trust Fund in respect of such Securities.

            If underwriters are used in a sale of any Securities (other than in connection with an underwriting on a best efforts basis), such Securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at fixed public offering prices or at varying prices to be determined at the time of sale or at the time of commitment therefor. The Securities will be set forth on the cover of the Prospectus Supplement relating to such series and the members of the underwriting syndicate, if any, will be named in such Prospectus Supplement.

            In connection with the sale of the Securities, underwriters may receive compensation from the Depositor or from purchasers of the Securities in the form of discounts, concessions or commissions. Underwriters and dealers participating in the distribution of the Securities may be deemed to be underwriters in connection with such Securities, and any discounts or commissions received by them from the Depositor and any profit on the resale of Securities by them may be deemed to be underwriting discounts and commissions under the Securities Act. The Prospectus Supplement will describe any such compensation paid by the Depositor.

            It is anticipated that the underwriting agreement pertaining to the sale of any series of Securities will provide that the obligations of the underwriters will be subject to certain conditions precedent, that the underwriters will be obligated to purchase all such Securities if any are purchased (other than in connection with an underwriting on a best efforts basis) and that, in limited circumstances, the Depositor will indemnify the several underwriters and the underwriters will indemnify the Depositor against certain civil liabilities, including liabilities under the Securities Act or will contribute to payments required to be made in respect thereof.

            The Prospectus Supplement with respect to any series offered by placements through dealers will contain information regarding the nature of such offering and any agreements to be entered into between the Depositor and purchasers of Securities of such series.

            Purchasers of Securities, including dealers, may, depending on the facts and circumstances of such purchases, be deemed to be "underwriters" within the meaning of the Securities Act in connection with reoffers and sales by them of Securities. Holders of Securities should consult with their legal advisors in this regard prior to any such reoffer or sale.

                                 LEGAL OPINIONS

            Certain legal matters relating to the issuance of the Securities of any series, including certain federal and state income tax consequences with respect thereto, will be passed upon by counsel specified in the related Prospectus Supplement.

                              FINANCIAL INFORMATION

            A Trust Fund will be formed with respect to each Series of Securities and no Trust Fund will engage in any business activities or have any assets or obligations prior to the issuance of the related Series of Securities, except for serial issuances by a Master Trust. The Depositor's activities will be limited solely to the activities of Trust Funds to be formed with respect to each Series of Securities. Accordingly, no financial statements with respect to any Trust Fund will be included in this Prospectus or in the related Prospectus Supplement.

            A Prospectus Supplement may contain the financial statements of the related Credit Enhancer, if any.

                             ADDITIONAL INFORMATION

            This Prospectus, together with the Prospectus Supplement for each series of Securities, contains a summary of the material terms of the applicable exhibits to the Registration Statement and the documents referred to herein and therein. Copies of such exhibits are on file at the offices of the Securities and Exchange Commission in Washington, D.C., and may be obtained at rates prescribed by the Commission upon request to the Commission and may be inspected, without charge, at the Commission's offices.

                                 INDEX OF TERMS

            Set forth below is a list of the defined terms used in this Prospectus and the pages on which the definitions of such terms may be found herein.

Accrual Securities ..........................................................  7
Additional Receivables ...................................................... 12
Cede ........................................................................ 12
Certificates ................................................................  1
Class .......................................................................  1
Collection Account .......................................................... 30
Collection Period ........................................................... 32
Commission ..................................................................  2
Contracts ...................................................................  1
Cooperative ................................................................. 28
Credit Enhancement .......................................................... 19
Credit Enhancer ............................................................. 19
Debt Securities ............................................................. 14
Definitive Securities ....................................................... 29
Depositaries ................................................................ 26
Depositor ...................................................................  4
Direct Participants ......................................................... 18
Distribution Account ........................................................ 31
Eligible Deposit Account ....................................................  4
Eligible Institution ........................................................ 31
Eligible Investments ........................................................ 31
Equity Certificates .........................................................  9
ERISA ....................................................................... 14
Euroclear Operator .......................................................... 28
Euroclear Participants ...................................................... 28
Exchange Act ................................................................  2
Finance Subsidiary .......................................................... 17
Fixed Income Securities .....................................................  6
Grantor Trust Securities .................................................... 14
Indenture ...................................................................  5
Indenture Trustee ...........................................................  5
Indirect Participants ....................................................... 18
Insolvency Event ............................................................ 34
Insolvency Laws ............................................................. 17
Interest Rate ...............................................................  2
Investment Company Act ......................................................  8
Investment Earnings ......................................................... 31
Issuer ......................................................................  1
Master Trust ................................................................  8
Master Trust Agreement ......................................................  4
Master Trust New Issuance ................................................... 25
Notes .......................................................................  1
Originator ..................................................................  1
Participants ................................................................ 26
Partnership Interests ....................................................... 14
Pass-Through Rate ...........................................................  2
Payment Date ................................................................  7
Policy ......................................................................  1

Pool Balance ................................................................ 23
Pool Factor ................................................................. 22
Pooling Agreement ...........................................................  5
Pre-Funding Account ......................................................... 12
Pre-Funding Period .......................................................... 12
Prepayment .................................................................. 19
Prospectus Supplement .......................................................  1
Ratings Effect .............................................................. 18
Receivables .................................................................  1
Receivables Acquisition Agreement ........................................... 20
Record Date .................................................................  7
Registration Statement ......................................................  2
Remittance Period ...........................................................  8
Rules ....................................................................... 27
Securities ..................................................................  1
Securities Act ..............................................................  2
Security Insurer ............................................................ 12
Securityholders .............................................................  7
Senior Securities ...........................................................  7
Servicer ....................................................................  1
Servicer Defaults ........................................................... 34
Servicing Agreement .........................................................  5
Servicing Fee ............................................................... 32
Servicing Fee Rate .......................................................... 32
Strip Securities ............................................................  7
Sub-Servicer ................................................................  4
Subordinate Securities ......................................................  7
Terms and Conditions ........................................................ 28
Transferor ..................................................................  4
Trust .......................................................................  1
Trust Accounts .............................................................. 31
Trust Agreement .............................................................  6
Trust Fund ..................................................................  1
Trustee .....................................................................  6
Vehicles ....................................................................  1

================================================================================

                            FLAGSHIP AUTO RECEIVABLES
                               OWNER TRUST 1999-2


                       $117,000,000 CLASS A-1 6.420% NOTES
                       $ 60,000,000 CLASS A-2 6.705% NOTES
                       $ 43,000,000 CLASS A-3 6.835% NOTES
                       $ 30,000,000 CLASS A-4 6.900% NOTES


                                 [FLAGSHIP LOGO]
                                   (SERVICER)


                     FLAGSHIP AUTO LOAN FUNDING LLC 1999-II
                                    (SELLER)


               PRUDENTIAL SECURITIES SECURED FINANCING CORPORATION
                                   (DEPOSITOR)


                              ---------------------

                              PROSPECTUS SUPPLEMENT

                              ---------------------


                              PRUDENTIAL SECURITIES


                                NOVEMBER 17, 1999

================================================================================